================================================================================


                      NORWEST ASSET SECURITIES CORPORATION
                                    (Seller)




                                       and




                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                (Master Servicer)




                     UNITED STATES TRUST COMPANY OF NEW YORK
                                    (Trustee)




                                       and




                            FIRST UNION NATIONAL BANK
                              (Trust Administrator)




                         POOLING AND SERVICING AGREEMENT




                           Dated as of April 29, 1999




                                 $500,265,934.22




                       Mortgage Pass-Through Certificates
                                 Series 1999-11



================================================================================

                                TABLE OF CONTENTS
                                                                            PAGE

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01     Definitions.................................................I-1
Section 1.02     Acts of Holders............................................I-48
Section 1.03     Effect of Headings and Table of Contents...................I-49
Section 1.04     Benefits of Agreement......................................I-49

                                ARTICLE II

                       CONVEYANCE OF MORTGAGE LOANS;
                   ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01     Conveyance of Mortgage Loans...............................II-1
Section 2.02     Acceptance by Trust Administrator..........................II-2
Section 2.03     Representations and Warranties of the Master Servicer
                   and the Seller...........................................II-3
Section 2.04     Execution and Delivery of Certificates....................II-10
Section 2.05     Designation of Certificates; Designation of
                 Startup Day and Latest Possible Maturity Date.............II-10

                                ARTICLE III

               ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                           OF THE MORTGAGE LOANS

Section 3.01     Certificate Account.......................................III-1
Section 3.02     Permitted Withdrawals from the Certificate Account........III-2
Section 3.03     Advances by Master Servicer and Trust Administrator.......III-4
Section 3.04     Trust Administrator to Cooperate; Release of Owner
                   Mortgage-Loan Files.....................................III-5
Section 3.05     Reports to the Trustee and Trust Administrator;
                   Annual Compliance Statements............................III-6
Section 3.06     Title, Management and Disposition of Any REO
                   Mortgage-Loan...........................................III-7
Section 3.07     Amendments to Servicing Agreements, Modification
                   of Standard Provisions..................................III-7
Section 3.08     Oversight of Servicing....................................III-8
Section 3.09     Termination and Substitution of Servicing Agreements.....III-11
Section 3.10     Application of Net Liquidation Proceeds..................III-12
Section 3.11     1934 Act Reports.........................................III-12

                                ARTICLE IV

                 DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                      PAYMENTS TO CERTIFICATEHOLDERS;
                          STATEMENTS AND REPORTS

Section 4.01     Distributions..............................................IV-1
Section 4.02     Allocation of Realized Losses..............................IV-8
Section 4.03     Paying Agent..............................................IV-10
Section 4.04     Statements to Certificateholders; Report to the Trust
                   Administrator and the Seller............................IV-11
Section 4.05     Reports to Mortgagors and the Internal Revenue Service....IV-14
Section 4.06     Reserve Amount............................................IV-14
Section 4.07     Calculation of Amounts; Binding Effect of
                   Interpretations and Actions of Master Servicer..........IV-15

                                 ARTICLE V

                             THE CERTIFICATES

Section 5.01     The Certificates............................................V-1
Section 5.02     Registration of Certificates................................V-3
Section 5.03     Mutilated, Destroyed, Lost or Stolen Certificates...........V-6
Section 5.04     Persons Deemed Owners.......................................V-6
Section 5.05     Access to List of Certificateholders' Names and Addresses...V-7
Section 5.06     Maintenance of Office or Agency.............................V-7
Section 5.07     Definitive Certificates.....................................V-7
Section 5.08     Notices to Clearing Agency..................................V-8

                                ARTICLE VI

                    THE SELLER AND THE MASTER SERVICER

Section 6.01     Liability of the Seller and the Master Servicer............VI-1
Section 6.02     Merger or Consolidation of the Seller or the Master
                   Servicer...............................                  VI-1
Section 6.03     Limitation on Liability of the Seller, the Master
                   Servicer and Others......................................VI-1
Section 6.04     Resignation of the Master Servicer.........................VI-2
Section 6.05     Compensation to the Master Servicer........................VI-2
Section 6.06     Assignment or Delegation of Duties by Master Servicer......VI-2
Section 6.07     Indemnification of Trustee, Trust Administrator and
                   Seller by Master Servicer................................VI-3
Section 6.08     Master Servicer Covenants Concerning Year 2000 Compliance..VI-3

                                ARTICLE VII

                                  DEFAULT

Section 7.01     Events of Default.........................................VII-1
Section 7.02     Other Remedies of Trustee.................................VII-2
Section 7.03     Directions by Certificateholders and Duties of Trustee
                   During Event of Default.................................VII-3
Section 7.04     Action upon Certain Failures of the Master Servicer
                   and upon Event of Default...............................VII-3
Section 7.05     Trust Administrator to Act; Appointment of Successor......VII-3
Section 7.06     Notification to Certificateholders........................VII-5

                               ARTICLE VIII

              NCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01     Duties of Trustee and the Trust Administrator............VIII-1
Section 8.02     Certain Matters Affecting the Trustee and the Trust
                   Administrator..........................................VIII-2
Section 8.03     Neither Trustee nor Trust Administrator Required to
                   Make Investigation.....................................VIII-2
Section 8.04     Neither Trustee nor Trust Administrator Liable for
                   Certificates or Mortgage Loans.........................VIII-3
Section 8.05     Trustee and Trust Administrator May Own Certificates.....VIII-3
Section 8.06     The Master Servicer to Pay Fees and Expenses.............VIII-3
Section 8.07     Eligibility Requirements.................................VIII-4
Section 8.08     Resignation and Removal..................................VIII-4
Section 8.09     Successor................................................VIII-5
Section 8.10     Merger or Consolidation..................................VIII-6
Section 8.11     Authenticating Agent.....................................VIII-6
Section 8.12     Separate Trustees and Co-Trustees........................VIII-7
Section 8.13     Appointment of Custodians................................VIII-8
Section 8.14     Tax Matters; Compliance with REMIC Provisions............VIII-9
Section 8.15     Monthly Advances........................................VIII-11
Section 8.16     Trustee Covenants Concerning Year 2000 Compliance.......VIII-11
Section 8.17     Trust Administrator Covenants Concerning Year 2000
                   Compliance............................................VIII-11

                                ARTICLE IX

                                TERMINATION

Section 9.01     Termination upon Purchase by the Seller or Liquidation
                   of All Mortgage Loans....................................IX-1
Section 9.02     Additional Termination Requirements........................IX-3

                                 ARTICLE X

                         MISCELLANEOUS PROVISIONS

Section 10.01    Amendment...................................................X-1
Section 10.02    Recordation of Agreement....................................X-2
Section 10.03    Limitation on Rights of Certificateholders..................X-3
Section 10.04    Governing Law; Jurisdiction.................................X-4
Section 10.05    Notices.....................................................X-4
Section 10.06    Severability of Provisions..................................X-4
Section 10.07    Special Notices to Rating Agencies..........................X-4
Section 10.08    Covenant of Seller..........................................X-5
Section 10.09    Recharacterization..........................................X-5

                                ARTICLE XI

                          TERMS FOR CERTIFICATES

Section 11.01    Class A Fixed Pass-Through Rate............................XI-1
Section 11.02    Cut-Off Date...............................................XI-1
Section 11.03    Cut-Off Date Aggregate Principal Balance...................XI-1
Section 11.04    Original Class A Percentage................................XI-1
Section 11.05    Original Principal Balances of the Classes of
                   Class A Certificates.....................................XI-1
Section 11.06    Original Class A Non-PO Principal Balance..................XI-2
Section 11.07    Original Subordinated Percentage...........................XI-2
Section 11.08    Original Class B-1 Percentage..............................XI-2
Section 11.09    Original Class B-2 Percentage..............................XI-2
Section 11.10    Original Class B-3 Percentage..............................XI-2
Section 11.11    Original Class B-4 Percentage..............................XI-2
Section 11.12    Original Class B-5 Percentage..............................XI-2
Section 11.13    Original Class B-6 Percentage..............................XI-2
Section 11.14    Original Class B Principal Balance.........................XI-2
Section 11.15    Original Principal Balances of the Classes of Class B
                 Certificates...............................................XI-2
Section 11.16    Original Class B-1 Fractional Interest.....................XI-3
Section 11.17    Original Class B-2 Fractional Interest.....................XI-3
Section 11.18    Original Class B-3 Fractional Interest.....................XI-3
Section 11.19    Original Class B-4 Fractional Interest.....................XI-3
Section 11.20    Original Class B-5 Fractional Interest.....................XI-3
Section 11.21    Closing Date...............................................XI-3
Section 11.22    Right to Purchase..........................................XI-3
Section 11.23    Wire Transfer Eligibility..................................XI-3
Section 11.24    Single Certificate.........................................XI-4
Section 11.25    Servicing Fee Rate.........................................XI-4
Section 11.26    Master Servicing Fee Rate..................................XI-4

                         EXHIBITS
EXHIBIT A-1      -  Form of Face of Class A-1 Certificate
EXHIBIT A-2      -  Form of Face of Class A-2 Certificate
EXHIBIT A-3      -  Form of Face of Class A-3 Certificate
EXHIBIT A-4      -  Form of Face of Class A-4 Certificate
EXHIBIT A-5      -  Form of Face of Class A-5 Certificate
EXHIBIT A-6      -  Form of Face of Class A-6 Certificate
EXHIBIT A-7      -  Form of Face of Class A-7 Certificate
EXHIBIT A-8      -  Form of Face of Class A-8 Certificate
EXHIBIT A-9      -  Form of Face of Class A-9 Certificate
EXHIBIT A-10     -  Form of Face of Class A-10 Certificate
EXHIBIT A-11     -  Form of Face of Class A-11 Certificate
EXHIBIT A-12     -  Form of Face of Class A-12 Certificate
EXHIBIT A-13     -  Form of Face of Class A-13 Certificate
EXHIBIT A-14     -  Form of Face of Class A-14 Certificate
EXHIBIT A-15     -  Form of Face of Class A-15 Certificate
EXHIBIT A-16     -  Form of Face of Class A-16 Certificate
EXHIBIT A-17     -  Form of Face of Class A-17 Certificate
EXHIBIT A-18     -  Form of Face of Class A-18 Certificate
EXHIBIT A-19     -  Form of Face of Class A-19 Certificate
EXHIBIT A-20     -  Form of Face of Class A-20 Certificate
EXHIBIT A-21     -  Form of Face of Class A-21 Certificate
EXHIBIT A-PO     -  Form of Face of Class A-PO Certificate
EXHIBIT A-R      -  Form of Face of Class A-R Certificate
EXHIBIT B-1      -  Form of Face of Class B-1 Certificate
EXHIBIT B-2      -  Form of Face of Class B-2 Certificate
EXHIBIT B-3      -  Form of Face of Class B-3 Certificate
EXHIBIT B-4      -  Form of Face of Class B-4 Certificate
EXHIBIT B-5      -  Form of Face of Class B-5 Certificate
EXHIBIT B-6      -  Form of Face of Class B-6 Certificate
EXHIBIT C        -  Form of Reverse of Series 1999-11 Certificates
EXHIBIT D        -  Reserved
EXHIBIT E        -  Custodial Agreement
EXHIBIT F-1      -  Schedule of   Mortgage Loans Serviced by Norwest Mortgage in
                    locations other than Frederick, Maryland
EXHIBIT F-2      -  Schedule of Mortgage Loans Serviced by Norwest Mortgage from
                    Frederick, Maryland
EXHIBIT F-3      -  Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G        -  Request for Release
EXHIBIT H        -  Affidavit  Pursuant to  Section 860E(e)(4)  of  the Internal
                    Revenue Code of 1986, as amended, and for Non-ERISA
                    Investors
EXHIBIT I        -  Letter from Transferor of Residual Certificates
EXHIBIT J        -  Transferee's Letter (Class [A-PO][B-4][B-5][B-6]
                    Certificates)
EXHIBIT K        -  Transferee's Letter (Class [B-1][B-2][B-3] Certificates)
EXHIBIT L        -  Servicing Agreements
EXHIBIT M        -  Form of Special Servicing Agreement
SCHEDULE I       -  Applicable Unscheduled Principal Receipt Period

This Pooling and Servicing Agreement, dated as of April 29, 1999 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.


                          W I T N E S S E T H  T H A T:
                          -------------------- --------


In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I.

                                  DEFINITIONS

Section 1.01      Definitions.

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

ACCEPTED MASTER SERVICING PRACTICES: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

ADDITIONAL COLLATERAL:  As defined in the MLCC Servicing Agreement.

ADDITIONAL   COLLATERAL  MORTGAGE  LOANS:  As  defined  in  the  MLCC  Servicing
Agreement.

ADJUSTED POOL AMOUNT: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED POOL AMOUNT (PO PORTION): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

ADJUSTED PRINCIPAL BALANCE: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

ADJUSTMENT AMOUNT: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

AGGREGATE CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

AGGREGATE CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

AGGREGATE CURRENT BANKRUPTCY LOSSES: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT FRAUD LOSSES: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE CURRENT SPECIAL HAZARD LOSSES: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

AGGREGATE FORECLOSURE PROFITS: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

AGREEMENT:   This  Pooling  and  Servicing  Agreement  and  all  amendments  and supplements hereto.

APPLICABLE UNSCHEDULED PRINCIPAL RECEIPT PERIOD: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

AUTHENTICATING   AGENT:  Any   authenticating   agent  appointed  by  the  Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

AVAILABLE MASTER SERVICER COMPENSATION:  As to any Distribution Date, the sum of
(a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

BANKRUPTCY CODE:  The Bankruptcy Code of 1978, as amended.

BANKRUPTCY LOSS: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; PROVIDED, HOWEVER, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

BANKRUPTCY LOSS AMOUNT: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $115,446.37 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

BANK UNITED MORTGAGE LOAN SALE AGREEMENT: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

BENEFICIAL OWNER: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

BOOK-ENTRY  CERTIFICATE:  Any  one of the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates and Class A-21 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

CERTIFICATE:  Any one of the Class A Certificates or Class B Certificates.

CERTIFICATE ACCOUNT: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to
Section 3.01. The Certificate Account shall be an Eligible Account.

CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

CERTIFICATEHOLDER OR HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

CLASS: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

CLASS  A  CERTIFICATE:  Any  one  of  the  Class  A-1  Certificates,  Class  A-2
Certificates,   Class  A-3  Certificates,  Class  A-4  Certificates,  Class  A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-14
Certificates,  Class  A-15  Certificates,  Class A-16  Certificates,  Class A-17
Certificates, Class A-18 Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-PO Certificates or Class A-R Certificate.

CLASS A CERTIFICATEHOLDER:  The registered holder of a Class A Certificate.

CLASS A DISTRIBUTION AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

CLASS A FIXED PASS-THROUGH RATE: As to any Distribution Date, the rate per annum set forth in Section 11.01.

CLASS A INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

CLASS A INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS A INTEREST SHORTFALL AMOUNT: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of
Section 4.01(a).

CLASS A LOSS DENOMINATOR: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

CLASS A LOSS PERCENTAGE: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS A NON-PO OPTIMAL AMOUNT: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

CLASS A NON-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                           (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A NON-PO PRINCIPAL BALANCE: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

CLASS A NON-PO PRINCIPAL DISTRIBUTION AMOUNT: As to any Distribution Date, will be equal to the amount distributed pursuant to Paragraph third clause (A) of
Section 4.01(a).

CLASS A PASS-THROUGH RATE: As to the Class A-1, Class A-2, Class A-4, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-17, Class A-21 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-15, Class A-18 and Class A-20 Certificates, 6.500% per annum. As to the Class A-3, Class A-5, Class A-6, Class A-16 and Class A-19 Certificates, 7.000% per annum. As to the Class A-7 Certificates, 7.250% per annum. As to the Class A-14 Certificates, the Class A-14 Pass-Through Rate. The A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

CLASS A PERCENTAGE: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

CLASS A PREPAYMENT PERCENTAGE: As to any Distribution Date to and including the Distribution Date in April 2004, 100%. As to any Distribution Date subsequent to April 2004 to and including the Distribution Date in April 2005, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2005 to and including the Distribution Date in April 2006, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2006 to and including the Distribution Date in April 2007, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2007 to and including the Distribution Date in April 2008, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to April 2008, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the April preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2004 and April 2005 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2005 and April 2006, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2006 and April 2007, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including May 2007 and April 2008, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after May 2008. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

CLASS A PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9
Certificates,  Class  A-10  Certificates,  Class A-11  Certificates,  Class A-12
Certificates,  Class  A-13  Certificates,  Class A-14  Certificates,  Class A-15
Certificates,  Class  A-16  Certificates,  Class A-17  Certificates,  Class A-18
Certificates, Class A-19 Certificates, Class A-20 Certificates, Class A-21 Certificates, Class A-PO Certificates and Class A-R Certificate.

CLASS A UNPAID INTEREST SHORTFALL: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

CLASS A-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

CLASS A-1 CERTIFICATEHOLDER:  The registered holder of a Class A-1 Certificate.

CLASS A-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

CLASS A-2 CERTIFICATEHOLDER:  The registered holder of a Class A-2 Certificate.

CLASS A-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

CLASS A-3 CERTIFICATEHOLDER:  The registered holder of a Class A-3 Certificate.

CLASS A-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

CLASS A-4 CERTIFICATEHOLDER:  The registered holder of a Class A-4 Certificate.

CLASS A-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

CLASS A-5 CERTIFICATEHOLDER:  The registered holder of a Class A-5 Certificate.

CLASS A-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

CLASS A-6 CERTIFICATEHOLDER:  The registered holder of a Class A-6 Certificate.

CLASS A-7 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

CLASS A-7 CERTIFICATEHOLDER:  The registered holder of a Class A-7 Certificate.

CLASS A-8 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

CLASS A-8 CERTIFICATEHOLDER:  The registered holder of a Class A-8 Certificate.

CLASS A-9 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

CLASS A-9 CERTIFICATEHOLDER:  The registered holder of a Class A-9 Certificate.

CLASS A-10 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

CLASS A-10 CERTIFICATEHOLDER: The registered holder of a Class A-10 Certificate.

CLASS A-11 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

CLASS A-11 CERTIFICATEHOLDER: The registered holder of a Class A-11 Certificate.

CLASS A-12 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

CLASS A-12 CERTIFICATEHOLDER: The registered holder of a Class A-12 Certificate.

CLASS A-13 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

CLASS A-13 CERTIFICATEHOLDER: The registered holder of a Class A-13 Certificate.

CLASS A-14 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-14 and Exhibit C hereto.

CLASS A-14 CERTIFICATEHOLDER: The registered holder of a Class A-14 Certificate.

CLASS A-14 PASS-THROUGH RATE: With respect to the first twelve Distribution Dates, 8.000% per annum and 6.750% per annum thereafter.

CLASS A-15 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-15 and Exhibit C hereto.

CLASS A-15 CERTIFICATEHOLDER: The registered holder of a Class A-15 Certificate.

CLASS A-16 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-16 and Exhibit C hereto.

CLASS A-16 CERTIFICATEHOLDER: The registered holder of a Class A-16 Certificate.

CLASS A-17 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-17 and Exhibit C hereto.

CLASS A-17 CERTIFICATEHOLDER: The registered holder of a Class A-17 Certificate.

CLASS A-18 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-18 and Exhibit C hereto.

CLASS A-18 CERTIFICATEHOLDER: The registered holder of a Class A-18 Certificate.

CLASS A-19 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-19 and Exhibit C hereto.

CLASS A-19 CERTIFICATEHOLDER: The registered holder of a Class A-19 Certificate.

CLASS A-20 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-20 and Exhibit C hereto.

CLASS A-20 CERTIFICATEHOLDER: The registered holder of a Class A-20 Certificate.

CLASS A-21 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-21 and Exhibit C hereto.

CLASS A-21 CERTIFICATEHOLDER: The registered holder of a Class A-21 Certificate.

CLASS A-PO CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

CLASS A-PO CERTIFICATEHOLDER: The registered holder of a Class A-PO Certificate.

CLASS A-PO DEFERRED AMOUNT: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and
(y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

CLASS A-PO OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii)  the  Scheduled   Principal   Balance  of  each
         Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03; and

                           (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

CLASS A-R CERTIFICATE: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

CLASS A-R CERTIFICATEHOLDER: The registered holder of the Class A-R Certificate.

CLASS  B  CERTIFICATE:  Any  one  of  the  Class  B-1  Certificates,  Class  B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

CLASS B CERTIFICATEHOLDER:  The registered holder of a Class B Certificate.

CLASS B DISTRIBUTION AMOUNT: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

CLASS B INTEREST ACCRUAL AMOUNT: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

CLASS B INTEREST PERCENTAGE: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

CLASS B  INTEREST  SHORTFALL  AMOUNT:  Any of the Class B-1  Interest  Shortfall
Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

CLASS B LOSS PERCENTAGE: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

CLASS B PASS-THROUGH RATE:  As to any Distribution Date, 6.750% per annum.

CLASS B PERCENTAGE: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

CLASS B PREPAYMENT PERCENTAGE: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

CLASS B PRINCIPAL BALANCE: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

CLASS  B  UNPAID  INTEREST  SHORTFALL:  Any of the  Class  B-1  Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

CLASS B-1 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

CLASS B-1 CERTIFICATEHOLDER:  The registered holder of a Class B-1 Certificate.

CLASS B-1 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

CLASS B-1 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of
Section 4.01(a).

CLASS B-1 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and;

                           (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

CLASS B-1 PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with
Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or
(ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

CLASS B-1 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

CLASS B-1 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

CLASS B-2 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

CLASS B-2 CERTIFICATEHOLDER:  The registered holder of a Class B-2 Certificate.

CLASS B-2 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

CLASS B-2 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of
Section 4.01(a).

CLASS B-2 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

CLASS B-2 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

CLASS B-2 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-2 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

CLASS B-2 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

CLASS B-3 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

CLASS B-3 CERTIFICATEHOLDER:  The registered holder of a Class B-3 Certificate.

CLASS B-3 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

CLASS B-3 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of
Section 4.01(a).

CLASS B-3 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

CLASS B-3 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

CLASS B-3 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-3 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

CLASS B-3 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

CLASS B-4 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

CLASS B-4 CERTIFICATEHOLDER:  The registered holder of a Class B-4 Certificate.

CLASS B-4 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

CLASS B-4 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of
Section 4.01(a).

CLASS B-4 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

CLASS B-4 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

CLASS B-4 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-4 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

CLASS B-4 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

CLASS B-5 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

CLASS B-5 CERTIFICATEHOLDER:  The registered holder of a Class B-5 Certificate.

CLASS B-5 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

CLASS B-5 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of
Section 4.01(a).

CLASS B-5 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

CLASS B-5 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

CLASS B-5 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-5 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

CLASS B-5 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

CLASS B-6 CERTIFICATE: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

CLASS B-6 CERTIFICATEHOLDER:  The registered holder of a Class B-6 Certificate.

CLASS B-6 DISTRIBUTION AMOUNT: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

CLASS B-6 INTEREST SHORTFALL AMOUNT: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of
Section 4.01(a).

CLASS B-6 OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                           (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                           (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                           (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                           (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

PROVIDED, HOWEVER, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

CLASS B-6 PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

CLASS B-6 PREPAYMENT PERCENTAGE: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

CLASS B-6 PRINCIPAL BALANCE: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

CLASS B-6 UNPAID INTEREST SHORTFALL: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

CLEARING AGENCY:  An organization  registered as a "clearing agency" pursuant to
Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

CLEARING AGENCY PARTICIPANT: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

CLOSING DATE: The date of initial issuance of the Certificates,  as set forth in
Section 11.21.

CODE: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

COMPENSATING INTEREST: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

CO-OP SHARES:  Shares issued by private non-profit housing corporations.

CORPORATE TRUST OFFICE: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

CROSS-OVER DATE: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

CROSS-OVER DATE INTEREST SHORTFALL: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

                           (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

                           (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

CURRENT CLASS A INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

CURRENT CLASS B INTEREST DISTRIBUTION AMOUNT: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of
Section 4.01(a) on such Distribution Date.

CURRENT CLASS B-1 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

CURRENT CLASS B-2 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

CURRENT CLASS B-3 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

CURRENT CLASS B-4 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

CURRENT CLASS B-5 FRACTIONAL INTEREST: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

CURTAILMENT: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

CUSTODIAL AGREEMENT: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

CUSTODIAL P&I ACCOUNT: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

CUSTODIAN: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

CUT-OFF DATE: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

CUT-OFF DATE PRINCIPAL BALANCE: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off
Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

DCR:  Duff & Phelps Credit Rating Co., or its successor in interest.

DEBT SERVICE REDUCTION: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

                  DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

DEFINITIVE CERTIFICATES:  As defined in Section 5.01(b).

DENOMINATION: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

DETERMINATION DATE: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

DISCOUNT MORTGAGE LOAN: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

DISTRIBUTION DATE: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

DUE DATE: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

ELIGIBLE ACCOUNT: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

ELIGIBLE INVESTMENTS: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                           (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                           (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                           (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                           (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                           (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                           (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                           (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                           (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA PROHIBITED HOLDER:  As defined in Section 5.02(d).

ERRORS AND OMISSIONS POLICY:  As defined in each of the Servicing Agreements.

EVENT OF DEFAULT:  Any of the events specified in Section 7.01.

EXCESS BANKRUPTCY LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

EXCESS FRAUD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

EXCESS SPECIAL HAZARD LOSS: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

EXHIBIT F-1 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-2 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

EXHIBIT F-3 MORTGAGE LOAN: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

FDIC:  The Federal Deposit Insurance Corporation or any successor thereto.

FHLMC:  The Federal Home Loan Mortgage Corporation or any successor thereto.

FIDELITY BOND:  As defined in each of the Servicing Agreements.

FINAL DISTRIBUTION DATE: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

FINAL SCHEDULED MATURITY DATE: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class
A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is May 25, 2029 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

FIXED RETAINED YIELD: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

FIXED RETAINED YIELD RATE: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

FNMA:  Fannie Mae or any successor thereto.

FORECLOSURE PROFITS: As to any Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over (ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

FRAUD LOSS: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

FRAUD LOSS AMOUNT: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $10,005,318.68 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

FULL UNSCHEDULED PRINCIPAL RECEIPT: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

HOLDER:  See "Certificateholder."

INDEPENDENT: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

INSURANCE POLICY: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

INSURANCE PROCEEDS: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

INSURED EXPENSES: Expenses covered by any Insurance Policy covering a Mortgage Loan.

INTEREST ACCRUAL AMOUNT: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

LIQUIDATED LOAN: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

LIQUIDATED LOAN LOSS: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

LIQUIDATION EXPENSES: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

LIQUIDATION PROCEEDS: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

LOAN-TO-VALUE RATIO: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

MASTER SERVICER: Norwest Bank Minnesota, National Association, or its successor in interest.

MASTER SERVICING FEE : With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

MASTER SERVICING FEE RATE:  As set forth in Section 11.26.

MID-MONTH RECEIPT PERIOD: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first
Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

MLCC MORTGAGE LOAN PURCHASE AGREEMENT: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

MLCC SERVICING AGREEMENT: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

MONTH END INTEREST: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest."

MONTHLY PAYMENT: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

MORTGAGE: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

MORTGAGE 100SM PLEDGE AGREEMENT:  As defined in the MLCC Servicing Agreement.

MORTGAGE INTEREST RATE: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

MORTGAGE LOAN PURCHASE AGREEMENT: The mortgage loan purchase agreement dated as of April 29, 1999 between Norwest Mortgage, as seller, and the Seller, as purchaser.

MORTGAGE LOAN RIDER: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

MORTGAGE LOAN SCHEDULE: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

                          (i)      the Mortgage Loan identifying number;

                          (ii) the city, state and zip code of the Mortgaged Property;

                          (iii)    the type of property;

                          (iv)     the Mortgage Interest Rate;

                          (v)      the Net Mortgage Interest Rate;

                          (vi)     the Monthly Payment;

                          (vii)    the original number of months to maturity;

                          (viii)   the scheduled maturity date;

                          (ix)     the Cut-Off Date Principal Balance;

                          (x)      the Loan-to-Value Ratio at origination;

                          (xi)     whether such Mortgage Loan is a Subsidy Loan;

                          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

                           (xiii)   the Servicing Fee Rate;

                           (xiv)    the Master Servicing Fee Rate;

                           (xv)     Fixed Retained Yield, if applicable; and

                           (xvi)    for each  Exhibit F-3  Mortgage  Loan,   the
          name of the  Servicer  with respect thereto.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

MORTGAGE LOANS: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

MORTGAGE NOTE: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

MORTGAGED PROPERTY: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

MORTGAGOR:  The obligor on a Mortgage Note.

NET FORECLOSURE PROFITS: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

NET LIQUIDATION PROCEEDS: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

NET MORTGAGE  INTEREST RATE: With respect to each Mortgage Loan, a rate equal to
(i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

NET REO PROCEEDS: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

NON-PERMITTED FOREIGN HOLDER:  As defined in Section 5.02(d).

NON-PO  FRACTION:  With respect to any Mortgage Loan, the lesser of (i) 1.00 and
(ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

NONRECOVERABLE ADVANCE: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

NON-SUPPORTED INTEREST SHORTFALL: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

NON-U.S. PERSON:  As defined in Section 4.01(f).

NORWEST MORTGAGE:  Norwest Mortgage, Inc., or its successor in interest.

NORWEST MORTGAGE CORRESPONDENTS: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

NORWEST SERVICING AGREEMENT: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

OFFICERS' CERTIFICATE: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

OPINION OF COUNSEL: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; PROVIDED, HOWEVER, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

OPTIMAL ADJUSTMENT EVENT: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

ORIGINAL CLASS A PERCENTAGE: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21 and Class A-R Certificates, as set forth in Section 11.06.

ORIGINAL CLASS B PRINCIPAL BALANCE: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal
Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in Section 11.14.

ORIGINAL CLASS B-1 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

ORIGINAL CLASS B-2 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

ORIGINAL CLASS B-3 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

ORIGINAL CLASS B-4 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

ORIGINAL CLASS B-5 FRACTIONAL INTEREST: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

ORIGINAL CLASS B-1 PERCENTAGE: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

ORIGINAL CLASS B-2 PERCENTAGE: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

ORIGINAL CLASS B-3 PERCENTAGE: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

ORIGINAL CLASS B-4 PERCENTAGE: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

ORIGINAL CLASS B-5 PERCENTAGE: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

ORIGINAL CLASS B-6 PERCENTAGE: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

ORIGINAL CLASS B-1 PRINCIPAL BALANCE: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-2 PRINCIPAL BALANCE: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in
Section 11.15.

ORIGINAL CLASS B-3 PRINCIPAL BALANCE: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-4 PRINCIPAL BALANCE: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-5 PRINCIPAL BALANCE: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL CLASS B-6 PRINCIPAL BALANCE: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

ORIGINAL PRINCIPAL BALANCE: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

ORIGINAL SUBORDINATED PERCENTAGE: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

OTHER SERVICER:  Any of the Servicers other than Norwest Mortgage.

OTHER SERVICING AGREEMENTS: The Servicing Agreements other than the Norwest Servicing Agreement.

OUTSTANDING MORTGAGE LOAN: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

OWNER MORTGAGE LOAN FILE: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

PARENT POWER(R) GUARANTY AGREEMENT FOR REAL ESTATE: As defined in the MLCC Servicing Agreement.

PARENT POWER(R) GUARANTY AND SECURITY AGREEMENT FOR SECURITY ACCOUNT: As defined in the MLCC Servicing Agreement.

PARTIAL LIQUIDATION PROCEEDS: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

PARTIAL UNSCHEDULED PRINCIPAL RECEIPT: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

PAYING AGENT: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

PAYMENT ACCOUNT:  The account maintained pursuant to Section 4.03(b).

PERCENTAGE INTEREST: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

PERIODIC ADVANCE: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

PERSON: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

PLAN:  As defined in Section 5.02(c).

PO FRACTION:  With respect to any Discount Mortgage Loan, the difference between
1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

POOL BALANCE (NON-PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL BALANCE (PO PORTION): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of
(i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

POOL DISTRIBUTION AMOUNT: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing
Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                           (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                           (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

                           (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

                           (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                           (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                           (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

                           (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

                           (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                           (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                           (j)      Net Foreclosure Profits;

                           (k)      Month End Interest; and

                           (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

POOL SCHEDULED PRINCIPAL BALANCE: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

PREPAYMENT IN FULL: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

PREPAYMENT INTEREST SHORTFALL: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution Date) through the last day of the month prior to the month of such Distribution Date.




PREPAYMENT SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                      Prepayment Shift Percentage
------------------------------                      ---------------------------

May 1999 through April 2004.....................                   0%
May 2004 through April 2005.....................                  30%
May 2005 through April 2006.....................                  40%
May 2006 through April 2007.....................                  60%
May 2007 through April 2008.....................                  80%
May 2008 and thereafter.........................                  100%

PRINCIPAL ADJUSTMENT: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

PRINCIPAL BALANCE: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

PRINCIPAL PREPAYMENT: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

PRIOR MONTH RECEIPT PERIOD: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

PRIORITY AMOUNT: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-21 Certificates and (ii) the sum of (A) the product of
(1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

PRIORITY PERCENTAGE: The Principal Balance of the Class A-21 Certificates divided by the Pool Balance (Non-PO Portion).

PROHIBITED TRANSACTION TAX:  Any tax imposed under Section 860F of the Code.

PRUDENT SERVICING PRACTICES: The standard of care set forth in each Servicing Agreement.

RATING AGENCY: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates are DCR and S&P. The Rating Agency for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

REALIZED LOSSES: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

RECORD DATE: The last Business Day of the month preceding the month of the related Distribution Date.

RECOVERY: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

RELEVANT ANNIVERSARY:  See "BANKRUPTCY LOSS AMOUNT."

REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

REMIC PROVISIONS: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

REMITTANCE DATE:  As defined in each of the Servicing Agreements.

REO MORTGAGE LOAN: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

REO PROCEEDS: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

REQUEST FOR RELEASE: A request for release in substantially the form attached as Exhibit G hereto.

RESERVE AMOUNT: An amount equal to $6,250.00 deposited with the Trust Administrator as of the Closing Date and maintained by the Trust Administrator in a non-interest bearing trust account for the benefit of the Class A-14
Certificateholders pursuant to Section 4.06. The Reserve Amount cannot be invested and cannot generate any income.

RESERVE WITHDRAWAL AMOUNT: With respect to each Distribution Date shall be an amount withdrawn from the Reserve Amount, equal to the excess of the Interest Accrual Amount on the Class A-14 Certificates over the amount of such Interest Accrual Amount calculated as if such Class A-14 Certificates had a Pass-Through Rate of 6.750% per annum.

RESPONSIBLE  OFFICER:  When  used  with  respect  to the  Trustee  or the  Trust
Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

RULE 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

S&P:  Standard & Poor's, or its successor in interest.

SCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

SCHEDULED PRINCIPAL BALANCE: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

SELLER:  Norwest Asset Securities Corporation, or its successor in interest.

SERVICER MORTGAGE LOAN FILE:  As defined in each of the Servicing Agreements.

SERVICERS: Each of Norwest Mortgage, Inc., First Union Mortgage Corporation, Merrill Lynch Credit Corporation, Bank United, Marine Midland Mortgage Corporation, Countrywide Home Loans, Inc., NOVUS Financial Corporation, The Huntington Mortgage Company, National City Mortgage Company, FT Mortgage
Companies, Hibernia National Bank, HomeSide Lending, Plymouth Savings Bank, Cascade Bank, Farmers State Bank & Trust Company of Superior and Bank of Oklahoma, N.A., as Servicer under the related Servicing Agreement.

SERVICING AGREEMENTS: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

SERVICING FEE: With respect to any Servicer, as defined in its Servicing Agreement.

SERVICING FEE RATE: With respect to a Mortgage Loan, as set forth in Section 11.25.

SERVICING OFFICER: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.



SHIFT PERCENTAGE: As to any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN                               SHIFT PERCENTAGE
------------------------------                               ----------------
May 1999 through April 2004.........................                0%
May 2004 and .......................................

SIMILAR LAW:  As defined in Section 5.02(c).

SINGLE CERTIFICATE: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

SPECIAL HAZARD LOSS: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                           (A) normal wear and tear;

                           (B) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

                           (C) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

                           or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

SPECIAL HAZARD LOSS AMOUNT: As of any Distribution Date, an amount equal to $7,500,909.51 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

SPECIAL HAZARD PERCENTAGE: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

STARTUP DAY:  As defined in Section 2.05.

SUBORDINATED PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

SUBORDINATED PREPAYMENT PERCENTAGE: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

SUBSIDY LOAN: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

SUBSTITUTE MORTGAGE LOAN:  As defined in Section 2.02.

SUBSTITUTION PRINCIPAL AMOUNT: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

SURETY BOND:  As defined in the MLCC Servicing Agreement.

TRUST ADMINISTRATOR: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

TRUST ESTATE: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), the Reserve Amount, such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

TRUSTEE: United States Trust Company of New York, or any successor trustee appointed as herein provided.

UNPAID INTEREST SHORTFALLS: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest
Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

UNSCHEDULED PRINCIPAL AMOUNT: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

UNSCHEDULED PRINCIPAL RECEIPT: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

UNSCHEDULED PRINCIPAL RECEIPT PERIOD: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

U.S. PERSON:  As defined in Section 4.01(f).

VOTING INTEREST: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

WEIGHTED AVERAGE NET MORTGAGE INTEREST RATE: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section  1.02  Acts  of  Holders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.03   Effect of Headings and Table of Contents.

The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04   Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II.

      CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01   Conveyance of Mortgage Loans.

The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security AgreemenT for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each AdditionaL Collateral Mortgage Loan and (e) proceeds of all the foregoing.

In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02   Acceptance by Trust Administrator.

The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03   Representations and Warranties of
               the Master Servicer and the Seller.

(a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

         (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

(b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

         (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

         (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; PROVIDED, HOWEVER, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

        (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

         (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof,
               enforceable  in  accordance  with  its  terms,   except  as  such
               enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

        (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

         (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

         (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and
               (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

        (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

       (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

         (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

         (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

        (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

       (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of
               Section  860G(a)(3)  of the Code;

        (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

         (xxv) In the event that the Mortgagor is an inter vivos "living" trust,
               (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

        (xxvi) If the Mortgage Loan is secured by a long-term residential lease,
               (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the
               Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
               (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

(c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04   Execution and Delivery of Certificates.

The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05   Designation of Certificates;  Designation of
               Startup Day and Latest Possible Maturity Date.

The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is May 25, 2029 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III.

                 ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                             OF THE MORTGAGE LOANS

Section 3.01   Certificate Account.

(a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

(b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R)Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause
     (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

     (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

     (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

(c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

(d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02   Permitted Withdrawals from the  Certificate  Account.

(a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

     (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

     (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

    (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

     (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

     (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

     (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to
          Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

    (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

   (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

     (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

     (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

     (xi) to clear and terminate the Certificate Account pursuant to Section 9.01; and

    (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

(b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03   Advances by Master  Servicer and Trust  Administrator.

(a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a) and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

(b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

(c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
     (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to
     Section  3.02  (a)(i),  (ii) and (v).

(d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04   Trust Administrator to Cooperate;
               Release of Owner Mortgage-Loan Files.

Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05   Reports to the Trustee and Trust Administrator;
               Annual Compliance Statements.

(a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

(b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any
     Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

Section 3.06   Title,  Management and Disposition
               of Any REO Mortgage-Loan.

The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07   Amendments  to  Servicing  Agreements,
               Modification  of Standard Provisions.

(a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

(b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

(c) (i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

     (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08   Oversight of Servicing.

The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

The   relationship  of  the  Master  Servicer  to  the  Trustee  and  the  Trust
Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

The Seller shall be entitled to repurchase at its option (i) any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, Norwest Mortgage requests the Seller to repurchase and to sell to Norwest Mortgage to facilitate the exercise of Norwest Mortgage's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; PROVIDED, HOWEVER, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09   Termination and Substitution of Servicing Agreements.

Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10   Application of Net Liquidation Proceeds.

For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11   1934 Act Reports.

The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                  ARTICLE IV.

                   DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
             PAYMENTS TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS

Section 4.01  Distributions.

(a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

                           first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

                           second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

                           third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO
         Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

                           fourth,  to the Class A-PO  Certificates in an amount
         up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

                           fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                           sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                           seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                           ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                           tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                           twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                           thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                           fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                           sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                           eighteenth, to  the  Class B-5  Certificates  in   an
         amount  up to the Class B-5  Unpaid Interest Shortfall;

                           nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                           twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                           twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                           twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

                           twenty-third,   to   the  Holder  of  the  Class  A-R
         Certificate.

Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

(b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

first, to the Class A-21 Certificates, up to the Priority Amount for such Distribution Date; second, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero; third, concurrently, until the Principal Balance of the Class A-1 Certificates has been reduced to zero, as follows:

        (i)    29.6127942618% to the Class A-1 Certificates;
        (ii)   19.2044899188% to the Class A-2  Certificates;
        (iii)  27.0664133130% to the Class A-17 Certificates;
        (iv)   12.0581512532% to the Class A-18 Certificates;
        (v)    12.0581512532% to the Class A-19 Certificates;

fourth, concurrently, until the Principal Balance of the Class A-17 Certificates has been reduced to zero, as follows:

        (i)    27.2840635132% to the Class A-2 Certificates;
        (ii)   38.4535982486% to the Class A-17 Certificates;
        (iii)  17.1311691191%  to the Class A-18 Certificates;
        (iv)   17.1311691191% to the Class A-19 Certificates;

fifth, concurrently, until the Principal Balance of the Class A-8 Certificates has been reduced to zero, as follows:

        (i)    27.2840635132% to the Class A-2 Certificates;
        (ii)   38.4535982486% to the Class A-8 Certificates;
        (iii)  17.1311691191% to the Class A-18 Certificates;
        (iv)   17.1311691191% to the Class A-19 Certificates;

sixth, concurrently, until the Principal Balance of the Class A-9 Certificates has been reduced to zero, as follows:

        (i)    27.2840635132% to the Class A-2 Certificates;
        (ii)   38.4535982486% to the Class A-9 Certificates;
        (iii)  17.1311691191% to the Class A-18 Certificates;
        (iv)   17.1311691191% to the Class A-19 Certificates;

seventh, concurrently, until the Principal Balances of the Class A-2, Class A-10, Class A-18 and Class A-19 Certificates have been reduced to zero, as follows:

        (i)    27.2840635132% to the Class A-2 Certificates;
        (ii)   38.4535982486% to the Class A-10 Certificates;
        (iii)  17.1311691191% to the Class A-18 Certificates;
        (iv)   17.1311691191% to the Class A-19 Certificates;

eighth, concurrently, until the Principal Balance of the Class A-11 Certificates has been reduced to zero, as follows:

        (i)    25.1477281300% to the Class A-3 Certificates;
        (ii)   49.7045437400% to the Class A-11 Certificates;
        (iii)  25.1477281300% to the Class A-20 Certificates;

ninth, concurrently, until the Principal Balance of the Class A-3 Certificates has been reduced to zero, as follows:

        (i)    25.1477281300 to the Class A-3 Certificates;
        (ii)   35.3528949218% to the Class A-12 Certificates;
        (iii)  7.1758244091% to the Class A-15 Certificates;
        (iv)   7.1758244091% to the Class A-16 Certificates;
        (v)    25.1477281300% to the Class A-20 Certificates;

tenth, concurrently, until the Principal Balances of the Class A-12, Class A-15 and Class A-16 Certificates have been reduced to zero, as follows:

        (i)    12.5738640650% to the Class A-4 Certificates;
        (ii)   12.5738640650% to the Class A-7 Certificates;
        (iii)  35.3528949218% to the Class A-12 Certificates;
        (iv)   7.1758244091% to the Class A-15 Certificates;
        (v)    7.1758244091% to the Class A-16 Certificates;
        (vi)   25.1477281300% to the Class A-20 Certificates;

eleventh, concurrently, until the Principal Balances of the Class A-4 and Class A-7 Certificates have been reduced to zero, as follows:

        (i)    12.5738640650% to the Class A-4 Certificates;
        (ii)   12.5738640650% to the Class A-7 Certificates;
        (iii)  47.1411325105% to the Class A-13 Certificates;
        (iv)   2.5634112295% to the Class A-14 Certificates;
        (v)    25.1477281300% to the Class A-20 Certificates;

twelfth, concurrently, until the Principal Balance of the Class A-5 Certificates has been reduced to zero, as follows:

        (i)    25.1477281300% to the Class A-5 Certificates;
        (ii)   47.1411325105% to the Class A-13 Certificates;
        (iii)  2.5634112295% to the Class A-14 Certificates;
        (iv)   25.1477281300% to the Class A-20 Certificates;

thirteenth, concurrently, until the Principal Balances of the Class A-6, Class A-13, Class A-14 and Class A-20 Certificates have been reduced to zero, as follows:

        (i)    25.1477281300% to the Class A-6 Certificates;
        (ii)   47.1411325105% to the Class A-13 Certificates;
        (iii)  2.5634112295% to the Class A-14 Certificates;
        (iv)   25.1477281300% to the Class A-20 Certificates; and

fourteenth, to the Class A-21 Certificates, without regard to the Priority Amount for such Distribution Date, until the Principal Balance thereof has been reduced to zero.

(c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

(d) (i)  For   purposes  of   determining    whether  the  Classes  of  Class  B
         Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                         (A) if the  Current  Class B-1  Fractional  Interest is
                    less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               1) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               2) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               3) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

               4) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

(e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; PROVIDED, HOWEVER, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

(f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02   Allocation of  Realized  Losses.

(a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

                    first,  to the  Class B-6  Certificates  until the Class B-6
               Principal Balance has been reduced to zero;

                    second,  to the Class B-5  Certificates  until the Class B-5
               Principal Balance has been reduced to zero;

                    third,  to the  Class B-4  Certificates  until the Class B-4
               Principal Balance has been reduced to zero;

                    fourth,  to the Class B-3  Certificates  until the Class B-3
               Principal Balance has been reduced to zero;

                    fifth,  to the  Class B-2  Certificates  until the Class B-2
               Principal Balance has been reduced to zero;

                    sixth,  to the  Class B-1  Certificates  until the Class B-1
               Principal Balance has been reduced to zero; and

                    seventh,  concurrently,  to the Class A Certificates  (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

(b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

(c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

(d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to
     Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

(e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

(f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03   Paying Agent.

(a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

The Master Servicer may, at any time, remove or replace the Paying Agent.

The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

     (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of
          Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

     (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

    (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

(b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and
     (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds,
     (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution
     Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

Section 4.04 Statements to Certificateholders; Report to the Trust Administrator and the Seller.

Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

     (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

     (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

    (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

     (iv) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

     (v)  the  amount  of any  Periodic  Advance  by any  Servicer,  the  Master
          Servicer  or  the  Trust  Administrator   pursuant  to  the  Servicing
          Agreements  or this  Agreement;

     (vi) the  number  of  Mortgage  Loans   outstanding  as  of  the  preceding
          Determination Date;

    (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

   (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

     (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

     (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
          Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

     (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

    (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

   (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date
          (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

    (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;
          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

    (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

   (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

  (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

    (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

     (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

    (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

   (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

  (xxiii) the Class A-PO Deferred Amount, if any; and (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

Prior to the  close  of  business  on the  third  Business  Day  preceding  each
Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05   Reports  to Mortgagors and the Internal Revenue Service.

The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06   Reserve Amount.

(a) On the Closing Date, the Seller shall cause the initial Reserve Amount to be deposited with the Trust Administrator. The Reserve Amount shall be maintained by the Trust Administrator in accordance with this Section 4.06. The initial Reserve Amount shall equal $6,250.00

(b) With respect to each Distribution Date, the Reserve Withdrawal Amount shall be withdrawn by the Trust Administrator in accordance with this Section
     4.06  and  added  to the  Pool  Distribution  Amount.

(c) Notwithstanding anything herein to the contrary, on the Distribution Date occurring in April 2000, the Reserve Amount remaining, if any, after the withdrawal of the Reserve Withdrawal Amount for such Distribution Date, will be distributed to the holder of the Class A-R Certificate.

Section 4.07   Calculation of Amounts; Binding Effect of
               Interpretations and Actions of Master Servicer.

The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                   ARTICLE V.

                                THE CERTIFICATES

Section 5.01      The Certificates.

(a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10,
     A-11,  A-12,  A-13,  A-14,  A-15, A-16, A-17, A-18, A-19, A-20, A-21, A-PO,
     A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in
     Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

"Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

(b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry
     Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to Section 5.07:

     (i) the provisions of this Section 5.01(b) shall be in full force and effect;

     (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

    (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this
          Section  5.01(b) shall control;

     (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

     (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in
Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office. Section 5.02 Registration of Certificates.

(a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

(b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

(c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or
     (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

(d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04   Persons Deemed Owners.

Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05   Access to List of Certificateholders'
               Names and Addresses.

(a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b)  If  five   or  more   Certificateholders   (hereinafter   referred   to  as
     "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

(c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06   Maintenance of Office or Agency.

The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07   Definitive Certificates.

If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency or
(iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08   Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                  ARTICLE VI.

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer.

The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02   Merger or Consolidation of the Seller or the Master Servicer.

Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03   Limitation on Liability of the Seller,
               the Master Servicer and Others.

Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, PRIMA FACIE, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; PROVIDED, HOWEVER, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04   Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05   Compensation to the Master Servicer.

The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06   Assignment  or  Delegation of Duties by Master Servicer.

The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; PROVIDED, HOWEVER, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07 Indemnification of Trustee, Trust Administrator and Seller by Master Servicer.

The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this
Section 6.07 shall survive the termination of this Agreement.

Section 6.08   Master Servicer Covenants Concerning Year 2000 Compliance.

The Master Servicer covenants that it is working to modify its computer and other systems used in the performance of its duties as Master Servicer for the Certificates to operate in a manner such that, on and after January 1, 2000, the Master Servicer can perform its duties in accordance with the terms of this Agreement.

                                  ARTICLE VII.

                                    DEFAULT

Section 7.01   Events of Default.

In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

     (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

     (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

    (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

     (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

     (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

     (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

    (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHLMC, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02   Other Remedies of Trustee.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03  Directions by Certificateholders and
              Duties of Trustee During Event of Default.

During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; PROVIDED, HOWEVER, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04   Action upon Certain Failures of the
               Master Servicer and upon Event of Default.

In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder. Section 7.05 Trust Administrator to Act; Appointment of Successor.

When the Master Servicer receives notice of termination pursuant to Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; PROVIDED, HOWEVER, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review. Section 7.06 Notification to Certificateholders.

Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45-day period.

                                 ARTICLE VIII.

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01   Duties of Trustee and the Trust Administrator.

The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

     (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

     (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

    (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Section 8.02 Certain Matters Affecting the Trustee and the Trust Administrator.

Except as otherwise provided in Section 8.01:

     (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

     (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

    (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

     (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

     (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03   Neither Trustee nor Trust Administrator
               Required to Make Investigation.

Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

Section  8.04  Neither Trustee nor Trust Administrator
               Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05   Trustee and Trust Administrator May Own Certificates.

Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

Section 8.06   The Master Servicer to Pay Fees and Expenses.

The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07  Eligibility Requirements.

Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

Section 8.08.  Resignation and Removal.

Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09   Successor.

Any successor trustee or successor trust administrator  appointed as provided in
Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07.

Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10   Merger or Consolidation.

Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; PROVIDED, HOWEVER, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

Section 8.11   Authenticating Agent.

The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12   Separate Trustees and Co-Trustees.

The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; PROVIDED, HOWEVER, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

     (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

     (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

    (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

     (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section
8.09 hereof.

The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in Section 8.06 hereof.

Section 8.13   Appointment of Custodians.

The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14   Tax Matters; Compliance with REMIC Provisions.

(a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-17, Class A-18, Class A-19, Class A-20, Class A-21, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be a tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and comply with the written directions from the Master Servicer or the Trust Administrator.

In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

(b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

Section 8.15   Monthly Advances.

In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; PROVIDED, HOWEVER, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

Section 8.16   Trustee Covenants Concerning Year 2000 Compliance.

The Trustee covenants that it is working to modify its computer and other systems used in the performance of its duties as trustee for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trustee can perform its duties in accordance with the terms of this Agreement.

Section 8.17   Trust Administrator Covenants Concerning Year 2000 Compliance.

The Trust Administrator covenants that it is working to modify its computer and other systems used in the performance of its duties as trust administrator for the Certificates to operate in a manner such that, on and after January 1, 2000, the Trust Administrator can perform its duties in accordance with the terms of this Agreement.

                                  ARTICLE IX.

                                  TERMINATION

Section 9.01   Termination upon Purchase by the Seller
               or Liquidation of All Mortgage Loans.

Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; PROVIDED, HOWEVER, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in Section
11.22. In the case of any purchase by the Seller pursuant to said clause (i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to
(i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02   Additional Termination Requirements.

In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

     (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

     (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment.

(a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its
     provisions   to  such  extent  as  shall  be   necessary  to  maintain  the
     qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

It shall not be  necessary  for the  consent  of  Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; PROVIDED, HOWEVER, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of:

     (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

     (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

Section 10.02  Recordation of Agreement.

This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

Section 10.04  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05  Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, PROVIDED, HOWEVER, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

Section 10.06  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07  Special  Notices  to Rating  Agencies.

(a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

     (i)  any amendment to this Agreement pursuant to Section 10.01(a);

     (ii) any sale or transfer of the Class B  Certificates  pursuant to Section
          5.02 to an affiliate of the Seller;

    (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

     (iv) any resignation of the Master  Servicer  pursuant to Section 6.04;

     (v)  the  occurrence  of any of the Events of Default  described in Section
          7.01;

     (vi) any notice of  termination  given to the Master  Servicer  pursuant to
          Section 7.01; (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

   (viii) the making of a   final  payment  pursuant  to Section  9.01.

(b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

     (i)  the  appointment  of a Custodian  pursuant to Section  2.02;

     (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

    (iii) the  appointment  of  a  successor  trustee  or  trust   administrator
          pursuant  to  Section  8.09;  or

     (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

(c)  The Master  Servicer  shall  deliver to each  Rating  Agency:

     (i)  reports  prepared  pursuant  to  Section  3.05;  and

     (ii) statements prepared pursuant to Section 4.04. Section 10.08 Covenant of Seller.

The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09  Recharacterization.

The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                  ARTICLE XI.

                             TERMS FOR CERTIFICATES

Section 11.01  Class A Fixed Pass-Through Rate.

The Class A Fixed Pass-Through Rate is 6.750% per annum.

Section 11.02  Cut-Off Date.

The Cut-Off Date for the Certificates is April 1, 1999.

Section 11.03  Cut-Off Date Aggregate Principal Balance.

The Cut-Off Date Aggregate Principal Balance is $500,265,934.22.

Section 11.04  Original Class A Percentage.

The Original Class A Percentage is 95.96059971%.

Section 11.05  Original Principal Balances of the
               Classes of Class A Certificates.

As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                              ORIGINAL
                      CLASS               PRINCIPAL BALANCE
                      -----               -----------------
                  Class A-1               $   99,414,000.00
                  Class A-2               $   78,768,000.00
                  Class A-3               $    2,605,000.00
                  Class A-4               $    1,640,000.00
                  Class A-5               $    2,208,000.00
                  Class A-6               $    1,908,000.00
                  Class A-7               $    1,640,000.00
                  Class A-8               $    3,627,000.00
                  Class A-9               $    5,320,000.00
                  Class A-10              $    2,067,000.00
                  Class A-11              $    4,877,000.00
                  Class A-12              $    3,695,000.00
                  Class A-13              $    9,195,000.00
                  Class A-14              $      500,000.00
                  Class A-15              $      750,000.00
                  Class A-16              $      750,000.00
                  Class A-17              $  100,000,000.00
                  Class A-18              $   49,457,000.00
                  Class A-19              $   49,457,000.00
                  Class A-20              $   10,001,000.00
                  Class A-21              $   47,500,000.00
                  Class A-PO              $    4,876,053.95
                  Class A-R               $          100.00

Section 11.06  Original Class A Non-PO Principal Balance.

The Original Class A Non-PO Principal Balance is $475,379,100.00

Section 11.07  Original Subordinated Percentage.

The Original Subordinated Percentage is 4.03940029%.

Section 11.08  Original Class B-1 Percentage.

The Original Class B-1 Percentage is 2.32281693%.

Section 11.09  Original Class B-2 Percentage.

The Original Class B-2 Percentage is 0.70691795%.

Section 11.10  Original Class B-3 Percentage.

The Original Class B-3 Percentage is 0.30279181%.

Section 11.11  Original Class B-4 Percentage.

The Original Class B-4 Percentage is 0.30299367%.

Section 11.12  Original Class B-5 Percentage.

The Original Class B-5 Percentage is 0.17178389%.

Section 11.13  Original Class B-6 Percentage.

The Original Class B-6 Percentage is 0.23209604%.

Section 11.14  Original Class B Principal Balance.

The Original Class B Principal Balance is $20,010,780.27.

Section 11.15  Original Principal Balances of the
               Classes of Class B Certificates.

As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                ORIGINAL
                    CLASS                  PRINCIPAL BALANCE
                    -----                  -----------------
                  Class B-1                $ 11,507,000.00
                  Class B-2                $  3,502,000.00
                  Class B-3                $  1,500,000.00
                  Class B-4                $  1,501,000.00
                  Class B-5                $    851,000.00
                  Class B-6                $  1,149,780.27

Section 11.16  Original Class B-1 Fractional Interest.

The Original Class B-1 Fractional Interest is 1.71658336%.

Section 11.17  Original Class B-2 Fractional Interest.

The Original Class B-2 Fractional Interest is 1.00966541%.

Section 11.18  Original Class B-3 Fractional Interest.

The Original Class B-3 Fractional Interest is 0.70687359%.

Section 11.19  Original Class B-4 Fractional Interest.

The Original Class B-4 Fractional Interest is 0.40387992%.

Section 11.20  Original Class B-5 Fractional Interest.

The Original Class B-5 Fractional Interest is 0.23209603%.

Section 11.21  Closing Date.

The Closing Date is April 29, 1999.

Section 11.22  Right to Purchase.

The right of the  Seller to  purchase  all of the  Mortgage  Loans  pursuant  to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $50,026,593.42 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23  Wire Transfer Eligibility.

With respect to the Class A (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-R Certificate is not eligible for wire transfer.

Section 11.24  Single Certificate.

A Single Certificate for each Class of Class A Certificates (other than the Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15, Class A-16, Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-3,
Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-14, Class A-15 and Class A-16 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $4,876,053.95 Denomination.

Section 11.25  Servicing Fee Rate.

The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

Section 11.26  Master Servicing Fee Rate.

The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                   NORWEST ASSET SECURITIES CORPORATION
                                   as Seller


                                   By:  ________________________________________
                                        Name:   Alan S. McKenney
                                        Title:  Vice President


                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Master Servicer


                                   By:  ________________________________________
                                        Name:   Nancy E. Burgess
                                        Title:  Vice President


                                   FIRST UNION NATIONAL BANK
                                   as Trust Administrator


                                   By:  ________________________________________
                                        Name
                                        Title:


Attest:


By:_________________________________
Name:_______________________________
Title:______________________________


                                   UNITED STATES TRUST COMPANY OF NEW YORK
                                   as Trustee


                                   By:  ________________________________________
                                        Name
                                        Title:

STATE OF MARYLAND     )
                      )   ss.:
COUNTY OF FREDERICK   )


On this 29th day of April, 1999, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.



--------------------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF MARYLAND    )
                     )   ss.:
COUNTY OF FREDERICK  )


On this 29th day of April, 1999, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.



--------------------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF   )
           )   ss.:
COUNTY OF  )


On this 29th day of April, 1999, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.



--------------------------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                         )  ss.:
COUNTY OF                )


On this 29th day of April, 1999, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.



--------------------------------------------
Notary Public
[NOTARIAL SEAL]

                                   SCHEDULE I

                      Norwest Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 1999-11
                 Applicable Unscheduled Principal Receipt Period


                                                FULL UNSCHEDULED       PARTIAL UNSCHEDULED
SERVICER                                        PRINCIPAL RECEIPTS     PRINCIPAL RECEIPTS
--------                                        ------------------     ------------------
Norwest Mortgage, Inc. (Exhibit F-1)                Prior Month            Prior Month
Norwest Mortgage, Inc. (Exhibit F-2)                Mid Month              Mid Month
First Union Mortgage Corporation                    Mid Month              Prior Month
Merrill Lynch Credit Corporation                    Mid Month              Prior Month
Bank United                                         Mid Month              Prior Month
Marine Midland Mortgage Corporation.                Mid Month              Prior Month
Countrywide Home Loans, Inc.                        Prior Month            Prior Month
NOVUS Financial Corporation                         Prior Month            Prior Month
The Huntington Mortgage Company                     Mid Month              Prior Month
National City Mortgage Company                      Mid Month              Prior Month
FT Mortgage Companies                               Mid Month              Prior Month
Hibernia National Bank                              Mid Month              Prior Month
HomeSide Lending                                    Prior Month            Prior Month
Plymouth Savings Bank                               Mid Month              Prior Month
Cascade Bank                                        Mid Month              Prior Month
Farmers State Bank & Trust Company of Superior      Mid Month              Prior Month
Bank of Oklahoma, N.A.                              Mid Month              Prior Month


                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
          SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
                PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
                BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
            TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY
               TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                            Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                               Trust Administrator


                                           By __________________________________
                                               Authorized Officer

Countersigned:



      First Union National Bank,
         Trust Administrator



     By ________________________
          Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
                 IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
          REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  April 1, 1999

CUSIP No.:                               First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                          Denomination: $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:


                                      First Union National Bank,
                                          Trust Administrator



                                      By _______________________________________
                                          Authorized Officer

Countersigned:

First Union National Bank,
Trust Administrator


By ________________________
     Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
          EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
                 IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
          REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
              ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  April 1, 1999

CUSIP No.:                               First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                          Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator


                                       By _____________________________________
                                           Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator



By ________________________
     Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
           SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
              OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
          IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY
                 AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
       TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
                    PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                              Trust Administrator



                                          By ___________________________________
                                              Authorized Officer

Countersigned:



       First Union National Bank,
          Trust Administrator



By ________________________
     Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
                 IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
          REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By ______________________________________
                                           Authorized Officer

Countersigned:


      First Union National Bank,
         Trust Administrator


By ________________________
Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
           SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
              OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                              Trust Administrator



                                          By __________________________________
                                              Authorized Officer

Countersigned:


     First Union National Bank,
        Trust Administrator


By ________________________
Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
           SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
              OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
                BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 7.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                              Trust Administrator



                                          By ___________________________________
                                              Authorized Officer

Countersigned:


        First Union National Bank,
           Trust Administrator


By ________________________
Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
          SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
               PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                             Trust Administrator



                                         By ____________________________________
                                             Authorized Officer

Countersigned:


    First Union National Bank,
       Trust Administrator


By ________________________
Authorized Officer

                                      A-9-4
                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
          SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
               PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                      First Union National Bank,
                                      Trust Administrator


                                     By ________________________________________
                                        Authorized Officer

Countersigned:


     First Union National Bank,
        Trust Administrator


By ________________________
Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
            BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
          COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
              PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY
                OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                    First Union National Bank,
                                          Trust Administrator


                                    By__________________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
       Trust Administrator


By ________________________
        Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
             REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                       Cut-Off Date:  April 1, 1999

CUSIP No.:                             First Distribution Date:  May 25, 1999

Percentage Interest evidenced by
this Certificate:  %                   Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                           Trust Administrator



                                       By ______________________________________
                                           Authorized Officer

Countersigned:



   First Union National Bank,
     Trust Administrator


By ________________________
     Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
              REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE
           SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE
              OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                     Cut-Off Date:  April 1, 1999

CUSIP No.:                           First Distribution Date:  May 25, 1999

Percentage Interest evidenced by
this Certificate:  %                 Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                        First Union National Bank,
                                            Trust Administrator



                                        By _____________________________________
                                            Authorized Officer

Countersigned:


        First Union National Bank,
           Trust Administrator


By ________________________
Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                     First Union National Bank,
                                         Trust Administrator



                                     By ________________________________________
                                         Authorized Officer

Countersigned:


      First Union National Bank,
         Trust Administrator


By ________________________
Authorized Officer

                                  EXHIBIT A-14
                    [FORM OF FACE OF CLASS A-14 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-14

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-14 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-14 Certificates required to be distributed to Holders of the Class A-14 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-14 Certificates applicable to each Distribution Date will be 8.000% per annum for the first twelve Distribution Dates and 6.750% per annum thereafter. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-14 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                     First Union National Bank,
                                           Trust Administrator


                                     By_________________________________________
                                           Authorized Officer

Countersigned:


First Union National Bank,
       Trust Administrator


By ________________________
        Authorized Officer

                                  EXHIBIT A-15
                    [FORM OF FACE OF CLASS A-15 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-15

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                          Cut-Off Date:  April 1, 1999

CUSIP No.:                               First Distribution Date:  May 25, 1999

Percentage Interest evidenced            Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-15 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-15 Certificates required to be distributed to Holders of the Class A-15 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-15 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-15 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                    First Union National Bank,
                                          Trust Administrator


                                    By__________________________________________
                                          Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-16
                    [FORM OF FACE OF CLASS A-16 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-16

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-16 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-16 Certificates required to be distributed to Holders of the Class A-16 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-16 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-16 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                     First Union National Bank,
                                           Trust Administrator


                                     By_________________________________________
                                           Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator


By ________________________
     Authorized Officer

                                  EXHIBIT A-17
                    [FORM OF FACE OF CLASS A-17 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                       MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-17

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                         Cut-Off Date: April 1, 1999

CUSIP No.:                              First Distribution Date: May 25, 1999
Percentage Interest evidenced           Denomination: $
by this Certificate: %

Final Scheduled Maturity Date: May 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-17 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-17 Certificates required to be distributed to Holders of the Class A-17 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-17 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-17 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                      First Union National Bank,
                                            Trust Administrator


                                      By________________________________________
                                            Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                  EXHIBIT A-18
                    [FORM OF FACE OF CLASS A-18 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-18

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029

THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-18 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-18 Certificates required to be distributed to Holders of the Class A-18 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-18 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-18 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                         Trust Administrator


                                       By_______________________________________
                                                 Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                  EXHIBIT A-19
                    [FORM OF FACE OF CLASS A-19 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-19

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-19 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-19 Certificates required to be distributed to Holders of the Class A-19 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-19 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-19 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                                 Trust Administrator


                                           By___________________________________
                                                 Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                  EXHIBIT A-20
                    [FORM OF FACE OF CLASS A-20 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-20

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                           Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:  $
by this Certificate:  %

Final Scheduled Maturity Date: May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-20 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-20 Certificates required to be distributed to Holders of the Class A-20 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-20 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-20 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, and based on its issue price of 95.95087%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.12135367%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.94%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01125149%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                               Trust Administrator


                                         By_____________________________________
                                               Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
      Authorized Officer

                                 EXHIBIT A-21
                    [FORM OF FACE OF CLASS A-21 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
                     OF THE DEPOSITORY TRUST COMPANY TO THE
                SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER,
         EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED
            IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED
               BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY
              TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO.,
             ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
               OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
         REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-21

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.   _________               Cut-Off Date:  April 1, 1999

CUSIP No.:        _________               First Distribution Date:  May 25, 1999

Percentage Interest evidenced             Denomination:   $
by this Certificate:  %____

Final Scheduled Maturity Date: May 25, 2029


THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-21 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-21 Certificates required to be distributed to Holders of the Class A-21 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-21 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-21 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                                 Trust Administrator


                                           By___________________________________
                                                 Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
      Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11 CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                       Cut-Off Date:  April 1, 1999

CUSIP No.:                             First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                        Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan,
(a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and
(b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, at an issue price of 65.84375% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.15625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.87%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.37392118%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                     First Union National Bank,
                                           Trust Administrator



                                     By ________________________________________
                                         Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
      Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS,
IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
            four-family residential mortgage loans, which may include
                        loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  April 1, 1999

CUSIP No.:                               First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                          Denomination:  $100.00

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                               Trust Administrator



                                           By __________________________________
                                               Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                   Trust Administrator



                                             By ________________________________
                                                 Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By  ________________________
     Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination: $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                             First Union National Bank,
                                                 Trust Administrator



                                             By ________________________________
                                                 Authorized Officer


Countersigned:



First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]


THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                         Cut-Off Date:  April 1, 1999

CUSIP No.:                               First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                          Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, and based on its issue price of 92.41563%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.65937500%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.86%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.03692187%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                          First Union National Bank,
                                              Trust Administrator


                                          By ___________________________________
                                              Authorized Officer

Countersigned:



First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, and based on its issue price of 76.43125%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 23.64375000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.67%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.10119841%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                           First Union National Bank,
                                               Trust Administrator



                                           By __________________________________
                                               Authorized Officer

Countersigned:



First Union National Bank,
   Trust Administrator


By ________________________
     Authorized Officer

                                    EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                      Cut-Off Date:  April 1, 1999

CUSIP No.:                            First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                       Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, and based on its issue price of 64.02500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 36.05000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.53%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.13744267%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                             Trust Administrator



                                         By ____________________________________
                                             Authorized Officer

Countersigned:


First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1999-11, CLASS B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may
              include loans secured by shares issued by cooperative
                          housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)


THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.:                          Cut-Off Date:  April 1, 1999

CUSIP No.:                                First Distribution Date:  May 25, 1999

Percentage Interest evidenced by this
Certificate:  %                           Denomination:  $

Final Scheduled Maturity Date:  May 25, 2029

THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate is issued on April 29, 1999, and based on its issue price of 26.52500%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus 4 days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated April 21, 1999 with respect to the offering of the Class A Certificates (except the Class A-PO Certificates), Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 73.55000000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 32.89%; and (iii) the amount of OID allocable to the short first accrual period (April 29, 1999 to May 25, 1999) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.14145111%.

This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                         First Union National Bank,
                                             Trust Administrator



                                         By ____________________________________
                                             Authorized Officer

Countersigned:



First Union National Bank,
  Trust Administrator


By ________________________
     Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 1999-11 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-11


This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:


--------------------------------------------------------------------------------

Dated:


                                        ----------------------------------------
                                        Signature by or on behalf of assignor


                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should     be     mailed     to      -------------------------------------------
---------------------------------------------------.

This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                               W I T N E S S E T H

WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of April 29, 1999 relating to the issuance of Mortgage Pass-Through Certificates, Series 1999-11 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                  Article XII.

                                  Definitions

Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.
Article XIII.

Custody of Mortgage Documents

SECTION 13.01 CUSTODIAN TO ACT AS AGENT; ACCEPTANCE OF CUSTODIAL FILES. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

SECTION 13.02 RECORDATION OF ASSIGNMENTS. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

SECTION 13.03 REVIEW OF CUSTODIAL FILES. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section
2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

SECTION 13.04 NOTIFICATION OF BREACHES OF REPRESENTATIONS AND WARRANTIES. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

SECTION 13.05 CUSTODIAN TO COOPERATE; RELEASE OF CUSTODIAL FILES. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

SECTION 13.06 ASSUMPTION AGREEMENTS. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                  Article XIV.

                            Concerning the Custodian

SECTION 14.01 CUSTODIAN A BAILEE AND AGENT OF THE TRUST ADMINISTRATOR. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

SECTION 14.02 INDEMNIFICATION. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

SECTION 14.03 CUSTODIAN MAY OWN CERTIFICATES. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

SECTION 14.04 MASTER SERVICER TO PAY CUSTODIAN'S FEES AND EXPENSES. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

SECTION 14.05 CUSTODIAN MAY RESIGN; TRUST ADMINISTRATOR MAY REMOVE CUSTODIAN. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in
Section 3.7.

Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

SECTION 14.06 MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 14.07 REPRESENTATIONS OF THE CUSTODIAN. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                  Article XV.

                            Miscellaneous Provisions

SECTION 15.01 NOTICES. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

SECTION 15.02 AMENDMENTS. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

SECTION 15.03 GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 15.04 RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 15.05 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.


Address:                                    FIRST UNION NATIONAL BANK

230 South Tryon Street                      By:  _______________________________
Charlotte, North Carolina, 28288            Name:_______________________________
                                            Title:______________________________


Address:                                    NORWEST ASSET SECURITIES
                                                 CORPORATION
7485 New Horizon Way
Frederick, Maryland 21703                   By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


Address:                                    NORWEST BANK MINNESOTA, NATIONAL
                                                 ASSOCIATION
7485 New Horizon Way
Frederick, Maryland 21703                   By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


Address:                                    [CUSTODIAN]


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

STATE OF       )
               :  ss.:
COUNTY OF      )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ________________________________________
                                                   Notary Public



[NOTARIAL SEAL]

STATE OF        )
                :  ss.:
COUNTY OF       )


On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ________________________________________
                                                   Notary Public



[NOTARIAL SEAL]

STATE OF      )
              :  ss.:
COUNTY OF     )


On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ________________________________________
                                                   Notary Public


[NOTARIAL SEAL]

STATE OF        )
                :  ss.:
COUNTY OF       )


On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ________________________________________
                                                   Notary Public



[NOTARIAL SEAL]

                                   EXHIBIT F-1

            [Schedule of Mortgage Loans Serviced by Norwest Mortgage
                 from locations other than Frederick, Maryland]

NASCOR
NMI / 1999-11  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)        (ii)                           (iii)     (iv)        (v)      (vi)      (vii)      (viii)        (ix)         (x)
-----      --------------- -----  -----  -------- --------   --------  ---------  --------   ----------   -----------  ------
                                                                NET                                        CUT-OFF
MORTGAGE                                          MORTGAGE   MORTGAGE  CURRENT    ORIGINAL   SCHEDULED     DATE
LOAN                               ZIP   PROPERTY INTEREST   INTEREST  MONTHLY    TERM TO    MATURITY      PRINCIPAL
NUMBER     CITY            STATE  CODE     TYPE     RATE       RATE    PAYMENT    MATURITY      DATE       BALANCE      LTV
--------   --------------- -----  -----  -------- --------   --------  ---------  --------  -----------   -----------  ------
6324049    BRECKENRIDGE    CO     80424    SFD      7.125      6.750   $3,031.73     360      1-Mar-29    $449,640.15  32.14
7212783    MINNETRISTA     MN     55364    SFD      7.500      6.750   $2,426.27     360      1-Oct-28    $345,430.53  77.46

                                                                                                          $795,070.68


(i)                           (xi)         (xii)       (xiii)        (xiv)           (xv)           (xvi)
-----                      ---------    ----------    --------    -----------     -----------    -----------
MORTGAGE                                 MORTGAGE                    T.O.P.         MASTER          FIXED
LOAN                                     INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER                      SUBSIDY        CODE          FEE          LOAN            FEE           YIELD
--------                   ---------    ----------    --------    -----------     -----------    -----------
6324049                                                 0.250                        0.017          0.108
7212783                                                 0.250                        0.017          0.483


COUNT:               2
WAC:       7.287924444
WAM:       356.8276741
WALTV:     51.82996218

                                   EXHIBIT F-2

                     [Schedule of Mortgage Loans Serviced by
                    Norwest Mortgage in Frederick, Maryland]

NASCOR
NMI / 1999-11  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)        (ii)                                           (iii)     (iv)        (v)     (vi)        (vii)     (viii)      (ix)
-----      ---------------------------  -----   -----   --------  --------   --------   ---------  --------  --------- -----------
                                                                                NET                                     CUT-OFF
MORTGAGE                                                          MORTGAGE   MORTGAGE   CURRENT    ORIGINAL  SCHEDULED  DATE
LOAN                                             ZIP    PROPERTY  INTEREST   INTEREST   MONTHLY    TERM TO   MATURITY   PRINCIPAL
NUMBER     CITY                         STATE   CODE      TYPE      RATE       RATE     PAYMENT    MATURITY  DATE       BALANCE
--------   ---------------------------  -----   -----   --------  --------   --------   ---------  --------  --------- -----------
4569292    ORANGE PARK                  FL      32073      SFD     8.375       6.750    $1,824.18    360     1-Dec-26  $235,404.54
4693547    BERNARDS TOWNSHIP            NJ      07920      PUD     7.625       6.750    $2,516.21    360     1-Dec-28  $354,460.93
4708016    OSSINING                     NY      10562      LCO     7.375       6.750    $  884.06    360     1-Apr-28  $126,790.96
4784640    HOUSTON                      TX      77065      SFD     7.125       6.750    $2,123.90    360     1-Mar-29  $314,997.90
4837049    GILROY                       CA      95020      SFD     7.250       6.750    $2,210.26    360     1-Mar-29  $323,747.24
4847580    WESTBOROUGH                  MA      01581      SFD     7.000       6.733    $2,233.76    360     1-Mar-29  $335,474.78
4847648    KAILUA                       HI      96734      SFD     7.000       6.733    $2,528.15    360     1-Aug-28  $262,560.65
4848202    CHAPPAQUA                    NY      10514      SFD     7.000       6.733    $4,124.88    360     1-Mar-29  $619,491.79
4848636    LA VERNE                     CA      91750      SFD     7.250       6.750    $1,875.99    360     1-Apr-29  $275,000.00
4855055    KEY WEST                     FL      33040      SFD     7.375       6.750    $2,762.70    360     1-Jan-29  $399,081.27
4859553    FREMONT                      CA      94539      SFD     7.375       6.750    $2,313.77    360     1-Apr-29  $335,000.00
4862239    OCALA                        FL      33471      SFD     7.750       6.750    $2,055.17    351     1-Aug-27  $282,562.32
4864500    DALLAS                       TX      75225      SFD     7.000       6.733    $2,770.66    360     1-Oct-28  $414,371.70
4864634    BOUNTIFUL                    UT      84010      SFD     7.375       6.750    $1,102.32    360     1-Mar-29  $159,478.55
4864821    ATLANTA                      GA      30342      SFD     7.250       6.750    $2,592.27    360     1-Aug-28  $377,577.74
4867963    HILLSBOROUGH                 CA      94010      SFD     7.250       6.750    $3,670.11    360     1-Mar-29  $537,580.31
4872015    WALTHAM                      MA      02452      MF2     7.500       6.750    $2,454.24    360     1-Dec-28  $349,948.23
4872918    COLLIERVILLE                 TN      38017      SFD     7.000       6.733    $2,927.33    360     1-Oct-28  $437,804.21
4874593    PACIFIC PALISADES            CA      90272      SFD     7.000       6.733    $1,949.34    360     1-Mar-29  $292,759.83
4874687    LOS ANGELES                  CA      90027      SFD     7.500       6.750    $4,272.20    360     1-Nov-28  $608,704.24
4875078    SALT LAKE CITY               UT      84103      SFD     7.500       6.750    $1,650.15    360     1-Sep-28  $234,699.46
4876092    NEWARK                       DE      19711      SFD     7.375       6.750    $1,771.58    360     1-Sep-28  $255,073.15
4877847    YORBA LINDA                  CA      92886      SFD     7.500       6.750    $2,366.85    360     1-Nov-28  $336,501.93
4878220    LOS ANGELES                  CA      91040      SFD     7.500       6.750    $1,726.36    360     1-Oct-28  $245,407.28
4883862    CORONA DEL MAR               CA      92625      LCO     7.500       6.750    $2,545.15    360     1-Mar-29  $363,729.85
4884832    SCARSDALE                    NY      10583      SFD     6.750       6.483    $5,107.72    360     1-Mar-29  $786,821.97
4888417    PHOENIX                      AZ      85020      SFD     7.250       6.750    $1,456.45    360     1-Oct-28  $210,087.77
4888744    SAN JOSE                     CA      95131      SFD     6.625       6.358    $1,876.12    360     1-Jan-29  $292,220.16
4888876    EUGENE                       OR      97401      SFD     7.250       6.750    $1,841.88    360     1-Nov-28  $268,934.05
4893083    POUND RIDGE                  NY      10576      SFD     7.250       6.750    $1,828.24    360     1-Dec-28  $267,156.09
4893526    BROOKVILLE                   NY      11545      SFD     7.125       6.750    $3,368.60    360     1-Jan-29  $498,793.32
4893787    GLENMOORE                    PA      19343      SFD     7.250       6.750    $1,961.72    240     1-Mar-19  $247,737.82
4897016    KENTFIELD                    CA      94904      SFD     7.375       6.750    $3,384.31    360     1-Mar-29  $489,627.15
4897348    SAUSALITO                    CA      94965      SFD     7.000       6.733    $3,490.85    360     1-Mar-29  $524,269.90
4898651    TIBURON                      CA      94920      SFD     7.000       6.733    $4,311.17    360     1-Mar-29  $647,468.83
4900565    DOVE CANYON                  CA      92679      SFD     7.500       6.750    $1,852.92    360     1-Nov-28  $264,004.28
4901386    DANVILLE                     CA      94506      SFD     7.125       6.750    $3,078.90    360     1-Mar-29  $456,634.54
4903774    REDMOND                      WA      98052      SFD     7.125       6.750    $1,735.50    360     1-Oct-28  $256,345.51
4904642    INDIANAPOLIS                 IN      46260      SFD     7.125       6.750    $1,731.46    360     1-Jan-29  $256,379.76
4908495    SAN CARLOS                   CA      94070      SFD     7.625       6.750    $1,946.44    360     1-Apr-29  $275,000.00
4910440    THOUSAND OAKS                CA      91320      SFD     6.750       6.483    $2,399.82    360     1-Mar-29  $369,081.25
4910779    PALO ALTO                    CA      94301      SFD     6.750       6.483    $3,735.28    360     1-Apr-29  $575,900.00
4915327    ALLAMUCHY                    NJ      07820      SFD     7.375       6.750    $1,973.61    360     1-Apr-29  $285,750.00
4916034    SAN JOSE                     CA      95123      SFD     7.250       6.750    $1,466.68    360     1-Nov-28  $214,150.99
4916045    BEVERLY HILLS                CA      90210      SFD     7.000       6.733    $3,106.96    360     1-Feb-29  $466,232.18
4917914    EAST HAMPTON                 NY      11937      SFD     7.500       6.750    $2,740.93    360     1-Jan-29  $391,121.74
4918466    ORONO                        MN      55391      SFD     7.000       6.733    $2,661.21    360     1-Feb-29  $399,342.34
4922033    LAGUNA BEACH                 CA      92651      SFD     7.375       6.750    $1,726.69    360     1-Nov-28  $249,037.08
4922129    SPICEWOOD                    TX      78669      SFD     7.500       6.750    $5,237.12    360     1-Mar-29  $747,911.53
4922190    KINNELON                     NJ      07405      SFD     7.875       6.750    $2,702.70    360     1-Mar-29  $372,493.47
4924261    LOS ANGELES                  CA      90272      SFD     7.125       6.750    $3,853.67    360     1-Mar-29  $571,542.58
4924615    ARMONK                       NY      10504      SFD     6.500       6.233    $3,356.29    360     1-Apr-29  $531,000.00
4924921    FRANKLIN LAKES               NJ      07417      SFD     7.250       6.750    $3,710.36    360     1-Feb-29  $543,048.85
4926294    FARMINGTON HILLS             MI      48331      SFD     7.000       6.733    $1,626.67    360     1-Feb-29  $244,098.00
4926817    STATEN ISLAND                NY      10301      SFD     7.375       6.750    $3,315.25    360     1-Apr-29  $480,000.00
4927241    RANCHO SANTA MARGARITA       CA      92688      SFD     7.250       6.750    $1,691.80    360     1-Nov-28  $246,569.01
4928152    SAN JOSE                     CA      95119      SFD     7.250       6.750    $1,724.54    360     1-Dec-28  $252,003.99
4928631    MENOMONEE FALLS              WI      53051      SFD     7.375       6.750    $1,933.89    360     1-Mar-29  $279,786.94
4928984    MCLEAN                       VA      22102      SFD     6.750       6.483    $2,023.63    360     1-Feb-29  $311,461.23
4929681    CINCINNATI                   OH      45248      SFD     7.375       6.750    $2,196.35    360     1-Jan-29  $316,856.60
4929776    WICHITA                      KS      67205      SFD     7.250       6.750    $2,148.86    360     1-Feb-29  $314,507.05
4930382    SEATTLE                      WA      98109      SFD     7.125       6.750    $1,738.20    360     1-Nov-28  $256,956.05
4931330    NEW YORK                     NY      10024      COP     7.250       6.750    $2,455.84    360     1-Apr-29  $360,000.00
4931744    ANGOLA                       IN      46703      SFD     7.250       6.750    $2,805.84    240     1-Feb-19  $353,673.91
4932844    KAMUELA                      HI      96743      SFD     7.000       6.733    $3,559.37    360     1-Mar-29  $534,561.46
4932930    SEATTLE                      WA      98122      SFD     7.500       6.750    $2,223.51    360     1-Jan-29  $317,287.54
4933160    BURLINGAME                   CA      94010      SFD     7.250       6.750    $2,974.29    360     1-Mar-29  $435,434.17
4933890    BLOOMSBURY                   NJ      08804      SFD     7.375       6.750    $1,970.50    360     1-Mar-29  $285,082.91
4934112    ORLANDO                      FL      32812      SFD     7.125       6.750    $1,994.21    360     1-Mar-29  $295,153.31
4934445    PRINCETON                    NJ      08540      SFD     7.125       6.750    $1,967.26    360     1-Mar-29  $291,766.49
4935424    EVERETT                      WA      98205      SFD     7.125       6.750    $1,993.87    360     1-Jan-29  $295,235.77
4935986    GRANVILLE                    OH      43023      SFD     6.625       6.358    $2,448.87    360     1-Mar-29  $382,112.57
4936621    KEARNEY                      NE      68847      SFD     7.125       6.750    $2,155.90    360     1-Feb-29  $319,486.68
4936890    BEAVERTON                    OR      97007      SFD     7.250       6.750    $2,421.73    360     1-Apr-29  $355,000.00
4937228    BEDFORD CORNERS              NY      10549      SFD     7.250       6.750    $2,602.50    360     1-Mar-29  $381,202.40
4937238    WILLIAMSBURG                 VA      23185      SFD     6.750       6.483    $1,686.36    360     1-Mar-29  $259,776.14
4937647    INDIANAPOLIS                 IN      46250      SFD     7.375       6.750    $2,032.08    347     1-Sep-27  $289,476.34
4937988    HOUSTON                      TX      77069      SFD     6.875       6.608    $1,744.15    360     1-Jan-29  $264,827.00
4937992    CARTERSVILLE                 GA      30120      SFD     7.375       6.750    $1,747.41    360     1-Nov-28  $252,025.52
4938306    COLTS NECK                   NJ      07722      SFD     7.000       6.733    $2,494.88    360     1-Mar-29  $374,692.62
4938421    CLARKSVILLE                  MD      21029      SFD     7.250       6.750    $2,259.37    360     1-Feb-29  $330,681.70
4938501    WOODBURY                     NY      11797      SFD     7.000       6.733    $2,694.48    360     1-Mar-29  $404,668.02
4939424    LOS ANGELES                  CA      90077      SFD     7.500       6.750    $2,062.69    360     1-Mar-29  $294,781.06
4939698    MT.SINAI                     NY      11766      SFD     7.375       6.750    $2,113.47    360     1-Mar-29  $305,767.15
4939766    PALO ALTO                    CA      94301      SFD     7.500       6.750    $3,041.59    360     1-Mar-29  $434,677.16
4939815    LAKEWOOD                     CO      80228      SFD     7.125       6.750    $2,121.54    360     1-Mar-29  $314,648.18
4940104    NORWELL                      MA      02061      SFD     7.000       6.733    $1,948.01    360     1-Mar-29  $292,559.99
4940271    FT WAYNE                     IN      46804      SFD     7.250       6.750    $1,974.74    360     1-Feb-29  $289,022.99
4940476    BAYTOWN                      TX      77521      SFD     7.125       6.750    $2,937.42    360     1-Mar-29  $435,651.33
4940541    BROKEN ARROW                 OK      74012      SFD     7.250       6.750    $1,667.92    360     1-Dec-28  $243,730.14
4940545    FREMONT                      CA      94555      SFD     7.375       6.750    $1,920.08    360     1-Mar-29  $277,788.46
4940565    SHREWSBURY                   MA      01545      SFD     7.250       6.750    $2,919.72    360     1-Apr-29  $428,000.00
4940633    CARMEL                       IN      46032      SFD     7.500       6.750    $2,489.20    360     1-Dec-28  $354,933.26
4940742    MOUNT KISCO                  NY      10549      SFD     7.125       6.750    $3,099.11    360     1-Apr-29  $460,000.00
4940832    DALLAS                       TX      75209      SFD     7.000       6.733    $2,182.20    360     1-Apr-29  $328,000.00
4941205    FLUSHING                     NY      11354      SFD     7.375       6.750    $1,933.90    360     1-Jan-29  $279,356.87
4942619    JACKSONVILLE                 FL      32256      SFD     7.250       6.750    $1,841.88    360     1-Feb-29  $269,074.45
4942932    BEAVERTON                    OR      97007      SFD     7.250       6.750    $1,944.21    360     1-Jan-29  $284,328.96
4943186    FORT LEE                     NJ      07024      HCO     7.000       6.733    $3,592.64    360     1-Mar-29  $539,557.36
4943333    FLOSSMOOR                    IL      60422      SFD     7.250       6.750    $1,910.09    360     1-Feb-29  $279,561.83
4943351    SEATTLE                      WA      98118      SFD     6.750       6.483    $2,334.96    360     1-Apr-29  $360,000.00
4943532    SOUTHBOROUGH                 MA      01745      SFD     7.625       6.750    $1,783.64    360     1-Mar-29  $251,817.61
4943625    RIDGEFIELD                   CT      06877      SFD     7.000       6.733    $3,180.51    300     1-Feb-24  $448,885.74
4944307    LITTLETON                    MA      01460      SFD     7.375       6.750    $1,801.29    360     1-Mar-29  $260,601.54
4944935    HUNTINGTON BEACH             CA      92648      SFD     7.000       6.733    $3,554.72    360     1-Feb-29  $533,421.51
4945202    COLLIERVILLE                 TN      38017      SFD     7.000       6.733    $1,821.26    360     1-Feb-29  $273,299.92
4945244    TUPELO                       MS      38801      SFD     7.125       6.750    $4,042.31    360     1-Mar-29  $599,520.19
4945854    LA PALMA                     CA      90623      SFD     7.625       6.750    $1,713.92    360     1-Dec-28  $241,442.27
4945985    NEW YORK                     NY      10025      COP     7.000       6.733    $2,328.56    360     1-Apr-29  $350,000.00
4946180    HOPEWELL TOWNSHIP            NJ      08560      SFD     7.125       6.750    $1,677.56    360     1-Mar-29  $248,500.88
4946220    SAN FRANCISCO                CA      94121      SFD     7.250       6.750    $1,828.23    360     1-Dec-28  $267,156.13
4946545    WEST PARK                    NY      12493      SFD     6.875       6.608    $1,970.79    360     1-Mar-29  $299,747.96
4947491    EASTON                       CT      06612      SFD     6.750       6.483    $2,010.66    360     1-Mar-29  $309,733.09
4947648    ATHENS                       GA      30606      SFD     7.125       6.750    $3,688.61    360     1-Jan-29  $546,167.32
4947891    LARKSPUR                     CA      94939      SFD     7.250       6.750    $3,069.80    360     1-Mar-29  $449,648.95
4948094    ORINDA                       CA      94563      SFD     7.375       6.750    $3,021.71    360     1-Mar-29  $437,167.09
4948319    SANTA FE                     NM      87501      SFD     7.375       6.750    $1,947.71    360     1-Mar-29  $281,785.41
4948331    LIBERTY LAKE                 WA      99019      SFD     6.750       6.483    $2,438.73    360     1-Mar-29  $375,676.27
4948567    RAMSEY                       MN      55303      SFD     7.125       6.750    $1,832.52    360     1-Mar-29  $271,782.48
4948735    SCARSDALE                    NY      10583      SFD     7.250       6.750    $6,351.07    360     1-Mar-29  $930,273.72
4948785    CALABASAS                    CA      91302      SFD     7.250       6.750    $3,103.91    360     1-Mar-29  $454,145.05
4948805    CASTLE ROCK                  CO      80104      SFD     7.000       6.733    $2,232.28    360     1-Mar-29  $335,252.97
4948914    KATONAH                      NY      10536      SFD     7.125       6.750    $2,021.16    360     1-Mar-29  $299,760.09
4949342    KENTFIELD                    CA      94904      SFD     7.000       6.733    $3,892.02    360     1-Mar-29  $584,520.48
4949441    WATER MILL                   NY      11976      SFD     7.750       6.750    $3,044.76    360     1-Mar-29  $424,700.03
4949870    HEWLETT HARBOR               NY      11557      SFD     6.625       6.358    $2,689.31    360     1-Mar-29  $419,629.44
4950251    NEW YORK                     NY      10009      COP     7.375       6.750    $2,030.59    360     1-Mar-29  $293,776.28
4950672    DARIEN                       CT      06820      SFD     7.250       6.750    $5,471.06    360     1-Mar-29  $801,374.36
4950816    BRIARCLIFF MANOR             NY      10510      SFD     7.000       6.733    $2,045.81    360     1-Feb-29  $306,994.41
4950943    EAST HAMPTON                 NY      11937      SFD     7.250       6.750    $4,256.78    360     1-Apr-29  $624,000.00
4950953    OAKBROOK                     IL      60521      SFD     7.250       6.750    $2,713.70    360     1-Mar-29  $397,489.68
4951128    SAN JOSE                     CA      95131      SFD     7.125       6.750    $2,061.58    360     1-Mar-29  $305,755.30
4951214    PARADISE VALLEY              AZ      85253      SFD     7.125       6.750    $2,703.30    360     1-Mar-29  $400,929.12
4951222    FOUNTAIN HILLS               AZ      85268      SFD     7.250       6.750    $1,828.24    360     1-Feb-29  $267,580.59
4951384    NEW YORK                     NY      10011      COP     7.625       6.750    $3,220.47    360     1-Mar-29  $454,670.68
4951561    PLAINVIEW                    NY      11803      SFD     6.875       6.608    $1,681.74    360     1-Apr-29  $256,000.00
4951753    ALBUQUERQUE                  NM      87122      SFD     6.625       6.358    $2,721.33    360     1-Feb-29  $424,247.98
4952096    NORTHRIDGE                   CA      91326      SFD     7.375       6.750    $2,700.54    360     1-Apr-29  $391,000.00
4952404    BOSTON                       MA      02116      LCO     7.250       6.750    $3,069.80    360     1-Mar-29  $449,648.95
4952411    MISSION VIEJO                CA      92692      SFD     7.000       6.733    $2,511.97    240     1-Mar-19  $323,378.03
4952485    SNOHOMISH                    WA      98296      SFD     6.875       6.608    $1,626.89    360     1-Nov-28  $246,597.70
4952490    NEW YORK                     NY      10014      COP     7.375       6.750    $3,070.06    360     1-Mar-29  $444,161.76
4952751    SYOSSET                      NY      11791      SFD     6.625       6.358    $1,792.88    360     1-Apr-29  $280,000.00
4952870    MORRISTOWN                   NJ      07960      SFD     7.250       6.750    $2,974.29    360     1-Apr-29  $436,000.00
4953151    BRIDGEWATER                  NJ      08807      SFD     7.250       6.750    $2,905.43    240     1-Apr-19  $367,600.00
4953317    ARMONK                       NY      10504      SFD     7.250       6.750    $2,524.05    360     1-Mar-29  $369,711.37
4953325    SCARSDALE                    NY      10583      SFD     7.500       6.750    $2,422.08    360     1-Mar-29  $346,142.92
4953481    ANCHORAGE                    AK      99515      SFD     7.125       6.750    $2,955.94    360     1-Jan-29  $437,691.15
4953690    SCOTTSDALE                   AZ      85255      SFD     7.250       6.750    $2,993.39    360     1-Mar-29  $438,457.69
4953706    LOS ANGELES                  CA      90069      SFD     7.375       6.750    $3,508.63    360     1-Mar-29  $507,613.45
4953833    MILLVILLE                    CA      96062      SFD     7.125       6.750    $1,819.05    360     1-Apr-29  $270,000.00
4954363    LOS ALTOS                    CA      94022      SFD     7.375       6.750    $6,906.76    360     1-Mar-29  $999,145.83
4954428    ASHTON                       MD      20861      SFD     7.375       6.750    $2,914.65    360     1-Aug-28  $419,374.69
4954437    PURCELLVILLE                 VA      20132      SFD     7.125       6.750    $2,452.34    360     1-Aug-28  $361,622.30
4954534    ALPHARETTA                   GA      30022      SFD     7.000       6.733    $1,963.98    360     1-Mar-29  $294,958.02
4954535    BROOKLYN                     NY      11219      MF2     7.250       6.750    $2,728.71    360     1-Mar-29  $399,687.96
4954550    NEW YORK                     NY      10016      HCO     7.250       6.750    $  869.78    360     1-Apr-29  $127,500.00
4954612    EDINA                        MN      55436      SFD     7.250       6.750    $2,796.93    360     1-Apr-29  $410,000.00
4954849    RENO                         NV      89509      SFD     7.000       6.733    $3,246.68    360     1-Mar-29  $487,599.99
4954911    POUND RIDGE                  NY      10576      SFD     6.750       6.483    $1,297.20    360     1-Mar-29  $199,827.80
4955018    DENVER                       CO      80218      SFD     7.000       6.733    $1,809.63    360     1-Feb-29  $271,352.78
4955083    HACKETTSTOWN                 NJ      07840      SFD     7.250       6.750    $1,663.15    360     1-Nov-28  $242,837.48
4955130    WOODCLIFF LAKE               NJ      07675      SFD     7.000       6.733    $3,293.25    360     1-Mar-29  $494,594.25
4955159    VALRICO                      FL      33594      SFD     7.250       6.750    $2,084.74    360     1-Mar-29  $305,361.59
4955256    ALAMO                        CA      94507      SFD     7.375       6.750    $2,348.30    360     1-Mar-29  $339,741.28
4955331    BATON ROUGE                  LA      70806      SFD     7.000       6.733    $2,062.44    360     1-Mar-29  $309,745.33
4955335    MEMPHIS                      TN      38119      SFD     6.625       6.358    $2,291.51    360     1-Mar-29  $357,559.26
4955350    MADISON                      NJ      07940      SFD     7.500       6.750    $1,887.88    360     1-Apr-29  $270,000.00
4955517    NOBLESVILLE                  IN      46060      SFD     7.375       6.750    $1,802.67    360     1-Feb-29  $210,294.27
4955762    CASTRO VALLEY                CA      94552      SFD     7.125       6.750    $1,852.73    360     1-Jan-29  $274,336.32
4955843    CHINO HILLS                  CA      91709      SFD     7.250       6.750    $2,148.86    360     1-Jan-29  $314,258.34
4955892    MURRIETA                     CA      92562      SFD     6.750       6.483    $2,144.27    360     1-Jan-29  $329,640.69
4956007    LA CANADA FLINTRIDGE         CA      91011      SFD     6.875       6.608    $2,848.44    360     1-Jan-29  $432,500.91
4956014    LA CANADA-FLINTRIDGE         CA      91011      SFD     7.375       6.750    $3,787.66    360     1-Dec-28  $546,107.80
4956100    ORINDA                       CA      94563      SFD     7.250       6.750    $3,410.89    360     1-Mar-29  $499,609.94
4956122    DALLAS                       TX      75230      SFD     7.000       6.733    $3,949.24    360     1-Feb-29  $592,624.02
4956174    REDWOOD CITY                 CA      94061      SFD     7.125       6.750    $2,320.97    360     1-Mar-29  $344,224.50
4956217    PIEDMONT                     CA      94611      SFD     7.375       6.750    $4,028.02    360     1-Jan-29  $581,860.49
4956221    CHATHAM                      NJ      07928      SFD     7.125       6.750    $2,021.16    360     1-Apr-29  $300,000.00
4956227    BURBANK                      CA      91501      SFD     7.125       6.750    $1,805.57    360     1-Dec-28  $267,135.06
4956240    LOS ALTOS                    CA      94024      SFD     6.750       6.483    $2,270.09    360     1-Feb-29  $349,395.62
4956241    LOS ANGELES                  CA      90068      SFD     7.000       6.733    $1,995.91    360     1-Jan-29  $299,257.96
4956361    BIRMINGHAM                   AL      35244      SFD     7.250       6.750    $2,796.93    360     1-Feb-29  $409,358.38
4956385    MONTE SERENO                 CA      95030      SFD     7.375       6.750    $2,762.70    360     1-Jan-29  $399,081.28
4956407    LOS ANGELES                  CA      90272      PUD     7.375       6.750    $2,230.89    360     1-Jan-29  $322,258.09
4956460    HIGHLANDS RANCH              CO      80126      SFD     7.000       6.733    $2,016.53    360     1-Mar-29  $302,851.55
4956635    DIABLO                       CA      94528      SFD     6.875       6.608    $3,284.65    360     1-Mar-29  $499,579.93
4956715    PLEASANTON                   CA      94566      SFD     7.125       6.750    $1,643.88    360     1-Mar-29  $243,804.87
4956743    PLEASANTON                   CA      94588      SFD     7.375       6.750    $1,933.90    360     1-Mar-29  $279,786.93
4956908    STAMFORD                     CT      06905      LCO     7.250       6.750    $1,903.28    360     1-Apr-29  $279,000.00
4957229    SETAUKET                     NY      11733      SFD     6.750       6.483    $2,399.81    360     1-Mar-29  $369,681.44
4957238    MELVILLE                     NY      11747      SFD     7.125       6.750    $2,155.90    360     1-Mar-29  $319,744.10
4957412    PALO ALTO                    CA      94306      SFD     8.000       6.750    $3,375.32    360     1-Mar-29  $459,691.35
4957443    RENO                         NV      89509      SFD     7.000       6.733    $2,681.17    360     1-Apr-29  $403,000.00
4957487    ORANGE                       CA      92869      SFD     7.500       6.750    $2,447.95    360     1-Mar-29  $349,840.18
4957512    DEL MAR                      CA      92014      SFD     7.250       6.750    $3,888.41    360     1-Mar-29  $569,555.34
4957620    MORGAN HILL                  CA      95037      SFD     7.250       6.750    $2,017.20    360     1-Mar-29  $295,386.52
4957682    PORT ARTHUR                  TX      77640      SFD     6.875       6.608    $2,154.73    360     1-Mar-29  $327,679.17
4957708    GREAT FALLS                  VA      22066      SFD     6.875       6.608    $2,454.29    360     1-Mar-29  $373,286.13
4957841    MORGANVILLE                  NJ      07751      SFD     7.250       6.750    $2,148.86    360     1-Mar-29  $314,754.27
4957877    WEST WINDSOR                 NJ      08550      SFD     7.250       6.750    $2,373.97    360     1-Mar-29  $347,728.53
4957911    SAND SPRING                  OK      74063      SFD     7.125       6.750    $2,075.06    360     1-Mar-29  $307,753.69
4957994    YORBA LINDA                  CA      92886      SFD     7.875       6.750    $2,555.15    360     1-Feb-29  $351,913.36
4958272    FOLEY                        AL      36535      SFD     7.125       6.750    $2,290.65    360     1-Mar-29  $339,728.10
4958424    RIDGEFIELD                   CT      06877      SFD     6.750       6.483    $4,215.89    360     1-Feb-29  $648,877.57
4958700    WALNUT CREEK                 CA      94598      SFD     7.125       6.750    $3,732.41    360     1-Mar-29  $553,556.97
4958800    LOS ANGELES                  CA      90035      SFD     7.375       6.750    $4,489.39    360     1-Feb-29  $649,007.77
4958846    DURHAM                       NC      27712      SFD     6.500       6.233    $1,934.13    360     1-Mar-29  $305,708.73
4958873    SARATOGA                     CA      95070      SFD     7.000       6.733    $2,661.21    360     1-Feb-29  $399,342.34
4958976    LAFAYETTE                    CA      94549      SFD     7.250       6.750    $2,319.40    360     1-Mar-29  $339,734.77
4958978    LOS ALTOS                    CA      94022      SFD     7.375       6.750    $4,489.39    360     1-Mar-29  $649,505.40
4959168    WOODINVILLE                  WA      98072      SFD     7.250       6.750    $2,728.71    360     1-Feb-29  $399,374.02
4959351    NEWTON                       MA      02158      SFD     7.125       6.750    $3,523.55    360     1-Apr-29  $523,000.00
4959408    ATLANTA                      GA      30316      SFD     7.750       6.750    $  716.41    360     1-Mar-29  $99,929.42
4959477    CULVER CITY                  CA      90232      SFD     7.875       6.750    $2,806.02    360     1-Mar-29  $386,733.67
4959512    SAN DIEGO                    CA      92123      LCO     6.875       6.608    $1,675.83    360     1-Feb-29  $254,670.13
4959523    HOLMDEL                      NJ      07733      SFD     6.500       6.233    $2,143.98    360     1-Apr-29  $339,200.00
4959636    SUNNYVALE                    CA      94087      SFD     7.875       6.750    $2,153.46    360     1-Feb-29  $296,589.86
4959767    SILETZ                       OR      97380      SFD     7.375       6.750    $2,210.16    360     1-Mar-29  $319,756.51
4959774    FAIRFIELD                    CT      06430      SFD     7.375       6.750    $2,203.26    360     1-Apr-29  $319,000.00
4959792    FORT LEE                     NJ      07024      LCO     7.250       6.750    $1,466.68    360     1-Feb-29  $214,663.54
4959906    HARDSDALE                    NY      10530      SFD     7.375       6.750    $2,320.67    360     1-Apr-29  $336,000.00
4959945    GREENVILLE                   SC      29605      SFD     7.125       6.750    $2,425.39    360     1-Mar-29  $359,712.11
4959959    ANNAPOLIS                    MD      21403      SFD     7.500       6.750    $1,789.99    360     1-Feb-29  $255,618.83
4959995    RIDGEFIELD                   CT      06877      SFD     6.625       6.358    $1,927.34    360     1-Apr-29  $301,000.00
4960218    AMAWALK                      NY      10501      SFD     7.375       6.750    $2,762.70    360     1-Mar-29  $399,391.63
4960337    FISHERS                      IN      46038      SFD     6.750       6.483    $1,587.12    360     1-Nov-28  $243,634.68
4960363    YORBA LINDA                  CA      92887      SFD     7.500       6.750    $2,097.64    360     1-Jan-29  $299,327.90
4960454    WESTPORT                     CT      06880      SFD     6.875       6.608    $2,463.49    360     1-Apr-29  $375,000.00
4960484    NEWPORT COAST                CA      92657      SFD     7.250       6.750    $3,294.92    360     1-Mar-29  $482,623.21
4961385    GREAT NECK                   NY      11023      COP     7.375       6.750    $  690.68    360     1-Apr-29  $100,000.00
4961466    SAN JOSE                     CA      95120      SFD     7.250       6.750    $2,355.33    240     1-Mar-19  $297,445.09
4961467    GLENDALE                     CA      91207      SFD     7.375       6.750    $2,156.29    360     1-Mar-29  $311,962.44
4961506    FLUSHING                     NY      11358      SFD     6.875       6.608    $1,773.71    360     1-Mar-29  $269,773.17
4961584    REDWOOD CITY                 CA      94062      SFD     7.000       6.733    $2,619.63    360     1-Apr-29  $393,750.00
4961615    WAYZATA                      MN      55291      PUD     7.125       6.750    $1,751.67    360     1-Feb-29  $259,582.93
4961656    LOS GATOS                    CA      95030      SFD     7.250       6.750    $2,026.07    360     1-Mar-29  $296,768.31
4961796    POWAY                        CA      92064      SFD     7.000       6.733    $6,653.03    360     1-Apr-29  $1,000,000.00
4961813    SAN JOSE                     CA      95126      SFD     7.125       6.750    $2,553.40    360     1-Mar-29  $378,696.91
4962057    AURORA                       CO      80015      SFD     7.000       6.733    $1,796.32    360     1-Mar-29  $269,778.68
4962181    WELCHES                      OR      97067      SFD     7.375       6.750    $2,472.62    360     1-Mar-29  $357,727.59
4962217    SAN MATEO                    CA      94402      SFD     7.375       6.750    $4,130.24    360     1-Mar-29  $597,544.97
4962271    BROOKVILLE                   NY      11545      SFD     6.750       6.483    $2,594.39    360     1-Apr-29  $400,000.00
4962312    BETHESDA                     MD      20816      SFD     7.000       6.733    $3,188.13    360     1-Feb-29  $478,412.11
4962327    POTOMAC                      MD      20854      SFD     7.000       6.733    $3,526.10    360     1-Mar-29  $529,565.57
4962357    MCLEAN                       VA      22101      SFD     6.875       6.608    $4,367.66    300     1-Mar-24  $624,213.07
4962362    SAN ANTONIO                  TX      78212      SFD     6.750       6.483    $2,526.29    360     1-Mar-29  $389,164.65
4962452    LAS VEGAS                    NV      89129      SFD     7.250       6.750    $3,410.88    360     1-Feb-29  $499,217.56
4962468    DALLAS                       TX      75248      SFD     6.875       6.608    $2,023.34    360     1-Mar-29  $307,741.24
4962482    WINCHESTER                   MA      01890      SFD     7.250       6.750    $2,046.53    360     1-Mar-29  $299,765.97
4962508    SAN MATEO                    CA      94403      SFD     7.375       6.750    $2,417.37    360     1-Mar-29  $349,733.67
4962519    ARLINGTON                    VA      22207      SFD     6.500       6.233    $1,833.00    360     1-Apr-29  $290,000.00
4962526    SAN CARLOS                   CA      94070      SFD     7.375       6.750    $1,933.90    360     1-Mar-29  $279,786.93
4962782    SARATOGA                     CA      95070      SFD     7.500       6.750    $3,754.79    360     1-Apr-29  $537,000.00
4962820    TUSTIN                       CA      92782      LCO     7.000       6.733    $2,222.11    360     1-Jan-29  $333,173.88
4962862    WILTON                       CT      06897      SFD     6.500       6.233    $3,021.29    360     1-Apr-29  $478,000.00
4963202    WEST NEWBURY                 MA      01985      SFD     7.000       6.733    $1,783.02    360     1-Apr-29  $268,000.00
4963445    FAIRFIELD                    CT      06432      SFD     7.000       6.733    $1,879.48    360     1-Mar-29  $282,268.44
4963848    AGOURA HILLS                 CA      91301      SFD     7.500       6.750    $1,978.78    360     1-Mar-29  $282,789.97
4963882    LOS GATOS                    CA      95032      SFD     7.375       6.750    $3,530.74    360     1-Mar-29  $510,811.01
4963905    LOS ANGELES                  CA      90077      SFD     7.625       6.750    $4,437.87    360     1-Mar-29  $626,546.19
4963913    HERCULES                     CA      94547      SFD     7.500       6.750    $1,957.81    360     1-Apr-29  $280,000.00
4964054    RANCHO PALOS VERDES          CA      90275      SFD     6.875       6.608    $2,266.40    360     1-Dec-28  $343,830.65
4964133    DARIEN                       CT      06820      SFD     6.750       6.483    $6,485.98    360     1-Mar-29  $999,139.02
4964179    BIRMINGHAM                   AL      35213      SFD     6.875       6.608    $4,237.20    360     1-Mar-29  $644,458.11
4964243    WACONIA                      MN      55387      SFD     6.875       6.608    $3,494.86    360     1-Mar-29  $531,553.06
4964278    LAKE OZARK                   MO      65049      SFD     7.375       6.750    $2,762.70    360     1-Nov-28  $398,459.35
4964313    ALEXANDRIA                   VA      22311      SFD     6.750       6.483    $1,751.22    360     1-Apr-29  $270,000.00
4964317    ASPEN                        CO      81611      SFD     7.375       6.750    $6,906.76    360     1-Mar-29  $999,239.07
4964323    TULSA                        OK      74137      SFD     7.125       6.750    $1,859.47    360     1-Mar-29  $275,779.28
4964414    BELLEVUE                     WA      98006      SFD     7.125       6.750    $1,849.36    360     1-Mar-29  $274,280.49
4964450    RYE                          NY      10580      SFD     7.125       6.750    $2,450.65    360     1-Mar-29  $363,459.12
4964579    DALLAS                       TX      75230      SFD     7.000       6.733    $1,999.24    360     1-Mar-29  $300,253.68
4964678    FREMONT                      CA      94539      SFD     7.250       6.750    $3,090.26    360     1-Nov-28  $451,211.50
4964715    FREMONT                      CA      94539      SFD     6.625       6.358    $3,713.81    360     1-Mar-29  $579,488.27
4964870    SAN FRANCISCO                CA      94123      SFD     7.250       6.750    $2,856.28    360     1-Mar-29  $418,373.37
4965136    DALLAS                       TX      75225      SFD     7.625       6.750    $3,553.13    360     1-Apr-29  $502,000.00
4965187    ATHERTON                     CA      94027      SFD     7.000       6.733    $3,492.84    360     1-Mar-29  $524,569.66
4965215    PALISADES PARK               NJ      07650      MF2     6.875       6.608    $2,598.16    360     1-Apr-29  $395,500.00
4965344    WELLESLEY                    MA      02181      SFD     6.500       6.233    $3,425.81    360     1-Apr-29  $542,000.00
4965390    SAN PEDRO                    CA      90731      SFD     6.750       6.483    $2,594.40    360     1-Apr-29  $400,000.00
4965420    DURHAM                       NC      27705      SFD     6.625       6.358    $1,741.01    360     1-Mar-29  $271,660.10
4965495    NEWTON                       MA      02158      SFD     7.250       6.750    $2,728.71    360     1-Apr-29  $400,000.00
4965527    MOUNTAIN VIEW                CA      94041      SFD     6.875       6.608    $1,760.57    360     1-Mar-29  $267,774.85
4965551    HALF MOON BAY                CA      94019      SFD     7.125       6.750    $1,782.66    360     1-Mar-29  $264,388.40
4965556    MENLO PARK                   CA      94025      LCO     7.375       6.750    $2,168.72    360     1-Mar-29  $313,761.07
4965589    SAN FRANCISCO                CA      94108      HCO     7.125       6.750    $2,203.06    360     1-Mar-29  $326,738.50
4965628    BRONXVILLE                   NY      10708      SFD     7.250       6.750    $2,133.85    360     1-Apr-29  $312,800.00
4965649    LIVERMORE                    CA      94550      SFD     7.250       6.750    $2,728.71    360     1-Mar-29  $399,687.96
4965754    COVINA                       CA      91724      SFD     7.000       6.733    $1,862.85    360     1-Mar-29  $279,770.48
4965800    SOUTH SAN FRANCISCO          CA      94080      SFD     7.500       6.750    $2,328.38    360     1-Feb-29  $332,504.20
4965818    PALO ALTO                    CA      94301      SFD     7.000       6.733    $2,794.28    360     1-Mar-29  $419,655.72
4965827    SAN JOSE                     CA      95117      SFD     7.250       6.750    $2,071.09    360     1-Mar-29  $303,363.16
4965864    ALAMEDA                      CA      94501      LCO     7.625       6.750    $1,727.02    360     1-Mar-29  $243,823.40
4965938    SANTA BARBARA                CA      93111      SFD     6.500       6.233    $1,896.21    360     1-Mar-29  $299,728.79
4965965    SAN DIEGO                    CA      92120      SFD     7.375       6.750    $4,115.05    360     1-Mar-29  $595,346.64
4966005    SMITHVILLE                   MO      64089      SFD     7.250       6.750    $2,629.11    360     1-Nov-28  $383,878.48
4966018    BRENTWOOD                    TN      37027      SFD     6.750       6.483    $2,001.90    360     1-Dec-28  $307,578.04
4966067    CUPERTINO                    CA      95014      SFD     7.500       6.750    $2,447.26    360     1-Jan-29  $349,215.84
4966112    WELLESLEY                    MA      02181      SFD     6.750       6.483    $1,945.80    360     1-Mar-29  $299,741.70
4966163    BIRMINGHAM                   AL      35242      SFD     6.875       6.608    $2,266.41    360     1-Mar-29  $344,710.15
4966231    FISHERS                      IN      46038      SFD     6.875       6.608    $1,839.41    360     1-Jan-29  $279,249.54
4966279    OOLTEWAH                     TN      37363      SFD     7.000       6.733    $2,927.34    360     1-Mar-29  $439,639.33
4966335    COLLEYVILLE                  TX      76034      SFD     7.125       6.750    $2,162.64    360     1-Mar-29  $320,743.30
4966363    LOS ANGELES                  CA      90068      SFD     7.375       6.750    $2,027.14    360     1-Mar-29  $293,276.66
4966579    ALAMO                        CA      94507      SFD     7.250       6.750    $1,972.86    360     1-Mar-29  $288,643.46
4966583    HOUSTON                      TX      77005      SFD     7.000       6.733    $2,214.13    360     1-Apr-29  $332,800.00
4966648    CUMMING                      GA      30041      SFD     6.500       6.233    $1,587.13    360     1-Jan-29  $250,415.30
4966763    AUSTIN                       TX      78733      SFD     7.250       6.750    $3,399.97    360     1-Mar-29  $498,011.20
4966805    WYOMING                      OH      45215      SFD     7.000       6.733    $2,328.56    360     1-Mar-29  $349,713.11
4966831    CENTERVILLE                  VA      20120      SFD     7.000       6.733    $1,726.46    360     1-Feb-29  $259,073.34
4966862    NORTH BABYLON                NY      11703      SFD     6.875       6.608    $  919.71    360     1-Mar-29  $139,883.38
4966867    NORTHPORT                    NY      11768      SFD     6.875       6.608    $1,655.46    360     1-Mar-29  $251,788.29
4966873    GARDEN CITY                  NY      11530      SFD     6.750       6.483    $2,334.95    360     1-Apr-29  $360,000.00
4966881    LAKE SUCCESS                 NY      11020      SFD     7.375       6.750    $2,845.58    360     1-Mar-29  $411,686.50
4966885    MENLO PARK                   CA      94025      SFD     7.000       6.733    $3,286.60    360     1-Mar-29  $493,595.07
4966887    NEW YORK                     NY      10019      HCO     7.375       6.750    $  880.61    360     1-Mar-29  $127,402.98
4966899    KNOXVILLE                    TN      37932      SFD     7.000       6.733    $2,020.85    360     1-Mar-29  $303,501.02
4967070    CALABASAS                    CA      91302      SFD     6.500       6.233    $1,972.06    360     1-Mar-29  $311,717.94
4967083    WEST BLOOMFIELD              MI      48322      SFD     6.500       6.233    $2,021.99    360     1-Mar-29  $319,610.80
4967134    MOUNT PLEASANT               SC      29464      SFD     6.625       6.358    $1,830.65    360     1-Apr-29  $285,900.00
4967152    SAN DIEGO                    CA      92130      SFD     7.250       6.750    $2,201.39    360     1-Mar-29  $322,448.26
4967160    WHITE PLAINS                 NY      10607      SFD     6.750       6.483    $2,237.67    360     1-Apr-29  $345,000.00
4967166    SHREWSBURY                   NJ      07702      SFD     7.375       6.750    $2,320.67    360     1-Mar-29  $335,744.33
4967235    COLD SPRING HARBOR           NY      11724      SFD     7.375       6.750    $2,686.73    360     1-Mar-29  $388,704.00
4967456    BRADENTON                    FL      34202      SFD     7.375       6.750    $1,964.95    351     1-May-28  $282,041.08
4967693    DANA POINT                   CA      92628      SFD     6.500       6.233    $1,687.62    360     1-Mar-29  $266,758.63
4967715    TULSA                        OK      74114      SFD     7.000       6.733    $1,821.27    360     1-Feb-29  $273,299.90
4967759    WEST WINDSOR                 NJ      08648      SFD     7.250       6.750    $2,455.84    360     1-Apr-29  $360,000.00
4967776    YORBA LINDA                  CA      92887      SFD     7.375       6.750    $1,920.08    360     1-Apr-29  $278,000.00
4967779    EDEN PRAIRIE                 MN      55346      SFD     7.375       6.750    $1,822.01    360     1-Apr-29  $263,800.00
4967791    PLEASANT HILL                CA      94523      SFD     7.000       6.733    $1,729.79    360     1-Mar-29  $259,786.88
4967959    PLEASANTON                   CA      94588      SFD     7.375       6.750    $1,933.90    360     1-Mar-29  $279,786.93
4968082    LOS ANGELES                  CA      90024      HCO     7.125       6.750    $2,694.88    360     1-Mar-29  $399,680.12
4968098    LOS ALTOS HILLS              CA      94022      SFD     7.875       6.750    $7,069.43    360     1-Mar-29  $974,329.01
4968225    SAN BRUNO                    CA      94066      SFD     7.000       6.733    $1,744.43    360     1-Mar-29  $261,930.50
4968249    LAUREL                       MD      20707      SFD     7.000       6.733    $2,927.33    360     1-Mar-29  $439,639.34
4968274    FREMONT                      CA      94539      SFD     7.500       6.750    $4,772.14    360     1-Mar-29  $681,993.49
4968313    ANCHORAGE                    AK      99515      SFD     6.500       6.233    $2,854.26    360     1-Mar-29  $451,166.77
4968344    WALDORF                      MD      20601      SFD     7.500       6.750    $3,132.48    360     1-Mar-29  $447,667.52
4968415    OLD GREENWICH                CT      06870      SFD     7.000       6.733    $2,661.21    360     1-Mar-29  $399,672.12
4968477    RALEIGH                      NC      27615      SFD     7.000       6.733    $2,029.84    360     1-Apr-29  $305,100.00
4968497    RAMSEY                       NJ      07446      SFD     6.500       6.233    $1,738.19    360     1-Apr-29  $275,000.00
4968502    DALLAS                       TX      75230      SFD     6.875       6.608    $2,101.52    360     1-Mar-29  $319,631.24
4968514    VISALIA                      CA      93292      SFD     7.000       6.733    $2,388.44    360     1-Mar-29  $358,607.00
4968520    COPPELL                      TX      75019      SFD     7.000       6.733    $2,208.80    360     1-Mar-29  $331,727.87
4968536    ROSS                         CA      94957      SFD     7.375       6.750    $2,555.50    360     1-Mar-29  $369,718.46
4968574    AUSTIN                       TX      78731      SFD     6.875       6.608    $1,852.54    360     1-Apr-29  $282,000.00
4968599    NEW CANAAN                   CT      06840      SFD     7.000       6.733    $2,328.56    360     1-Apr-29  $350,000.00
4968705    HOLLYWOOD                    FL      33019      SFD     7.000       6.733    $1,896.12    360     1-Mar-29  $284,766.38
4968857    PLEASANTON                   CA      94588      SFD     7.125       6.750    $2,735.30    360     1-Mar-29  $405,675.33
4968879    SALT LAKE CITY               UT      84121      SFD     6.750       6.483    $2,224.70    360     1-Mar-29  $342,624.68
4968881    STAMFORD                     CT      06903      SFD     7.000       6.733    $2,102.36    360     1-Mar-29  $315,740.97
4968926    REDWOOD CITY                 CA      94065      PUD     7.250       6.750    $3,547.29    360     1-Mar-29  $519,590.35
4968974    NEW ROCHELLE                 NY      10804      SFD     7.375       6.750    $1,657.62    360     1-Mar-29  $239,817.38
4969075    ROCKVILLE CENTRE             NY      10570      SFD     7.375       6.750    $2,175.63    360     1-Mar-29  $314,760.31
4969076    LA CANADA FLINTRIDGE         CA      91011      SFD     6.750       6.483    $1,783.65    360     1-Mar-29  $274,763.23
4969170    PALOS VERDES ESTATES         CA      90274      SFD     7.875       6.750    $4,698.45    360     1-Mar-29  $647,554.05
4969213    ATLANTA                      GA      30305      LCO     7.000       6.733    $2,270.34    360     1-Mar-29  $340,970.28
4969330    MEQUON                       WI      53092      SFD     6.875       6.608    $3,284.65    360     1-Apr-29  $500,000.00
4969368    PONTE VEDRA BEACH            FL      32082      SFD     7.125       6.750    $2,155.90    360     1-Apr-29  $320,000.00
4969402    SCOTTS VALLEY                CA      95066      SFD     6.875       6.608    $1,771.09    360     1-Mar-29  $269,373.49
4969411    FREMONT                      CA      94536      SFD     7.375       6.750    $2,099.66    360     1-Mar-29  $303,768.67
4969414    SUNNYVALE                    CA      94087      SFD     6.875       6.608    $2,571.22    360     1-Jan-29  $390,407.87
4969460    TAMPA                        FL      33602      SFD     6.875       6.608    $2,086.41    360     1-Mar-29  $317,333.17
4969541    EASTON                       CT      06612      SFD     7.125       6.750    $2,273.80    360     1-Apr-29  $337,500.00
4969553    NANTUCKET                    MA      02554      SFD     6.625       6.358    $2,292.32    360     1-Apr-29  $358,000.00
4969583    MORAGA                       CA      94556      SFD     7.125       6.750    $2,533.19    360     1-Mar-29  $375,699.31
4969594    SHERMAN OAKS                 CA      91403      SFD     7.000       6.733    $2,661.21    360     1-Mar-29  $399,672.12
4969624    CUMMING                      GA      30041      SFD     7.250       6.750    $3,226.70    360     1-Apr-29  $468,270.00
4969636    SAN RAFAEL                   CA      94901      SFD     7.500       6.750    $2,041.71    360     1-Mar-29  $291,783.29
4969651    GOLDENS BRIDGE               NY      10526      SFD     7.125       6.750    $2,334.44    360     1-Mar-29  $346,222.90
4969660    SAN MATEO                    CA      94402      SFD     7.250       6.750    $2,701.42    360     1-Mar-29  $395,691.08
4969799    NANTUCKET                    MA      02554      SFD     7.250       6.750    $2,319.40    360     1-Apr-29  $340,000.00
4969848    SCARSDALE                    NY      10583      SFD     7.125       6.750    $2,863.31    360     1-Apr-29  $425,000.00
4969865    RIDGEFIELD                   CT      06877      SFD     7.000       6.733    $2,867.46    360     1-Apr-29  $431,000.00
4969920    SAN JOSE                     CA      95120      SFD     7.750       6.750    $2,498.49    360     1-Mar-29  $348,503.85
4969954    CARLSBAD                     CA      92009      SFD     7.000       6.733    $2,381.79    360     1-Mar-29  $357,706.54
4969958    DEL MAR                      CA      92014      SFD     7.000       6.733    $3,313.21    360     1-Mar-29  $497,591.79
4970044    PORTOLA VALLEY               CA      94028      SFD     7.375       6.750    $3,487.91    360     1-Mar-29  $504,615.74
4970086    MORGAN HILL                  CA      95037      SFD     7.375       6.750    $2,400.10    360     1-Mar-29  $347,235.58
4970098    LOS GATOS                    CA      95032      SFD     7.375       6.750    $1,823.39    360     1-Mar-29  $263,799.11
4970105    DANA POINT                   CA      92629      SFD     7.250       6.750    $1,916.92    360     1-Mar-29  $280,780.79
4970120    SAN DIEGO                    CA      92129      SFD     7.250       6.750    $1,661.79    360     1-Mar-29  $243,409.96
4970210    SAN RAFAEL                   CA      94901      SFD     7.375       6.750    $2,030.59    360     1-Mar-29  $293,776.28
4970248    SILVERADO                    CA      92676      SFD     7.000       6.733    $3,295.91    360     1-Mar-29  $494,993.92
4970256    SACRAMENTO                   CA      95864      SFD     7.250       6.750    $2,169.33    360     1-Mar-29  $317,751.92
4970296    SAN MATEO                    CA      94402      SFD     7.250       6.750    $2,400.58    360     1-Mar-29  $351,625.48
4970367    SUNNYVALE                    CA      94087      SFD     7.250       6.750    $2,012.43    360     1-Mar-29  $294,769.86
4970368    WALNUT CREEK                 CA      94598      SFD     7.250       6.750    $1,821.42    360     1-Mar-29  $266,791.71
4970384    TORRANCE                     CA      90277      SFD     7.125       6.750    $1,781.99    360     1-Mar-29  $264,288.48
4970434    DENVER                       CO      80209      SFD     7.125       6.750    $3,368.60    360     1-Mar-29  $499,600.15
4970441    RICHMOND                     VA      23220      SFD     7.000       6.733    $2,494.89    360     1-Apr-29  $375,000.00
4970468    MOUNTAIN VIEW                CA      94043      LCO     7.750       6.750    $2,407.15    360     1-Apr-29  $336,000.00
4970499    PASADENA                     CA      91106      SFD     7.000       6.733    $2,155.59    360     1-Mar-29  $323,734.41
4970502    NEWPORT BEACH                CA      92660      SFD     7.375       6.750    $2,866.31    360     1-Mar-29  $414,684.21
4970558    STONY POINT                  NY      10980      SFD     7.125       6.750    $2,358.02    360     1-Feb-29  $349,438.55
4970560    FAIRFIELD                    CT      06430      SFD     7.125       6.750    $1,940.31    360     1-Apr-29  $288,000.00
4970583    REDWOOD CITY                 CA      94065      SFD     7.250       6.750    $1,773.66    360     1-Mar-29  $259,797.17
4970603    CASTLE ROCK                  CO      80104      SFD     6.500       6.233    $3,160.35    360     1-Feb-29  $499,093.52
4970628    BOCA RATON                   FL      33431      SFD     7.125       6.750    $1,859.47    360     1-Mar-29  $275,779.28
4970722    LAS VEGAS                    NV      89123      SFD     7.125       6.750    $3,022.30    360     1-Mar-29  $448,241.26
4970741    DANVILLE                     CA      94526      SFD     6.625       6.358    $2,656.01    360     1-Mar-29  $414,434.03
4970789    PALO ALTO                    CA      94303      SFD     7.125       6.750    $3,840.20    360     1-Mar-29  $569,544.18
4970818    CAMARILLO                    CA      93010      SFD     7.375       6.750    $2,417.37    360     1-Mar-29  $349,733.67
4970865    MILL VALLEY                  CA      94941      SFD     6.875       6.608    $2,640.86    360     1-Mar-29  $401,662.27
4970924    DOVER                        DE      19904      SFD     7.750       6.750    $2,005.95    360     1-Mar-29  $279,802.38
4970989    RANCHO PALOS VERDES          CA      90274      SFD     7.250       6.750    $2,564.99    360     1-Mar-29  $375,706.68
4971003    ANAHEIM                      CA      92807      SFD     6.750       6.483    $1,634.47    360     1-Mar-29  $251,783.03
4971063    EL CAJON                     CA      92019      SFD     6.625       6.358    $1,901.72    360     1-Mar-29  $296,737.97
4971072    TOMS RIVER                   NJ      08753      SFD     7.000       6.733    $2,674.78    240     1-Mar-19  $344,337.72
4971092    WALL TOWNSHIP                NJ      07753      SFD     7.375       6.750    $1,712.87    360     1-Mar-29  $247,811.30
4971143    AUSTIN                       TX      78746      SFD     6.875       6.608    $3,980.99    360     1-Mar-29  $605,490.89
4971159    HOUSTON                      TX      77005      SFD     6.875       6.608    $2,995.60    360     1-Apr-29  $456,000.00
4971237    PLEASANTON                   CA      94566      SFD     7.250       6.750    $3,410.89    360     1-Mar-29  $499,609.94
4971239    DARIEN                       CT      06820      SFD     7.125       6.750    $4,042.32    360     1-Apr-29  $600,000.00
4971241    REDWOOD CITY                 CA      94062      SFD     7.375       6.750    $1,759.50    360     1-Mar-29  $254,556.15
4971244    SAN JOSE                     CA      95135      SFD     7.125       6.750    $2,526.45    360     1-Mar-29  $374,700.11
4971294    OAK PARK                     CA      91377      SFD     7.500       6.750    $2,520.67    360     1-Mar-29  $360,232.46
4971309    UPLAND                       CA      91784      SFD     7.875       6.750    $2,646.51    360     1-Mar-29  $364,748.80
4971350    MOUNTAIN VIEW                CA      94040      SFD     7.125       6.750    $3,503.34    360     1-Feb-29  $519,165.85
4971420    SAN DIEGO                    CA      92110      SFD     7.375       6.750    $2,009.86    360     1-Feb-29  $290,555.80
4971424    YUCAIPA                      CA      92399      SFD     7.125       6.750    $1,982.08    360     1-Jan-29  $292,946.00
4971444    CHICAGO                      IL      60607      LCO     7.125       6.750    $1,212.69    360     1-Feb-29  $179,711.27
4971474    SAN JOSE                     CA      95131      SFD     6.750       6.483    $1,945.80    360     1-Mar-29  $299,741.70
4971477    LONG BEACH                   CA      90814      SFD     7.125       6.750    $2,007.69    360     1-Mar-29  $297,569.38
4971502    WASHINGTON                   DC      20016      SFD     7.625       6.750    $2,280.51    360     1-Feb-29  $321,732.13
4971526    SPRING                       TX      77381      SFD     7.250       6.750    $1,921.70    360     1-Mar-29  $281,480.24
4971570    SAN DIEGO                    CA      92107      SFD     7.250       6.750    $1,694.18    360     1-Jan-29  $247,259.11
4971607    GLENDALE                     CA      94201      SFD     6.875       6.608    $2,144.22    360     1-Mar-29  $326,125.78
4971710    WEST HARTFORD                CT      06117      SFD     7.125       6.750    $1,997.58    360     1-Apr-29  $296,500.00
4971723    CUPERTINO                    CA      95014      SFD     7.250       6.750    $1,855.52    360     1-Mar-29  $271,787.81
4971729    FREMONT                      CA      94539      SFD     7.875       6.750    $3,806.62    360     1-Mar-29  $524,140.85
4971765    SAN CARLOS                   CA      94070      SFD     7.375       6.750    $2,493.34    360     1-Mar-29  $360,725.31
4971893    LEXINGTON                    MA      02173      SFD     7.125       6.750    $2,290.65    360     1-Mar-29  $339,728.10
4971906    TELLURIDE                    CO      81435      PUD     7.375       6.750    $5,611.74    360     1-Mar-29  $811,881.75
4971921    BROOKEVILLE                  MD      20833      SFD     6.375       6.108    $2,358.23    360     1-Mar-29  $377,649.90
4971971    SARATOGA                     CA      95070      SFD     7.375       6.750    $3,408.49    360     1-Mar-29  $493,124.48
4971979    HOUSTON                      TX      77005      SFD     6.750       6.483    $2,367.38    360     1-Mar-29  $364,685.75
4971989    WHITE PLAINS                 NY      10605      SFD     6.625       6.358    $1,952.95    360     1-Apr-29  $305,000.00
4971993    WINCHESTER                   MA      01890      SFD     7.250       6.750    $1,807.77    360     1-Mar-29  $264,793.27
4972023    LA JOLLA                     CA      92037      SFD     7.375       6.750    $2,427.73    360     1-Mar-29  $351,232.53
4972041    PLEASANTON                   CA      94566      SFD     7.250       6.750    $1,773.66    360     1-Mar-29  $259,797.17
4972044    SAN RAFAEL                   CA      94901      SFD     7.000       6.733    $2,594.68    360     1-Mar-29  $389,680.32
4972047    LOS ALTOS                    CA      94022      SFD     7.125       6.750    $3,496.60    360     1-Mar-29  $518,584.96
4972051    LA JOLLA                     CA      92037      SFD     7.250       6.750    $6,651.22    360     1-Mar-29  $974,239.41
4972070    YORBA LINDA                  CA      92887      SFD     7.000       6.733    $2,894.07    360     1-Apr-29  $435,000.00
4972095    PALO ALTO                    CA      94303      SFD     7.250       6.750    $3,653.06    360     1-Mar-29  $535,082.25
4972113    NEWPORT BEACH                CA      92625      SFD     7.000       6.733    $3,725.69    360     1-Mar-29  $559,540.00
4972149    SANTA BARBARA                CA      93110      SFD     7.125       6.750    $3,233.85    360     1-Mar-29  $479,616.15
4972152    CUPERTINO                    CA      95014      SFD     7.000       6.733    $2,860.81    360     1-Mar-29  $429,647.52
4972283    SAN JOSE                     CA      95136      PUD     7.375       6.750    $2,020.23    360     1-Mar-29  $292,277.43
4972335    LOS ANGELES                  CA      90004      SFD     7.375       6.750    $1,747.41    360     1-Feb-29  $252,613.79
4972344    OAKLAND                      CA      94618      SFD     6.875       6.608    $2,220.42    360     1-Mar-29  $337,716.04
4972366    SAN JOSE                     CA      95118      SFD     7.625       6.750    $1,840.27    360     1-Mar-29  $259,811.81
4972378    LA CANADA FLINTRIDGE         CA      91011      SFD     7.375       6.750    $2,293.05    360     1-Mar-29  $331,747.37
4972465    GAITHERSBURG                 MD      20882      SFD     7.250       6.750    $2,319.40    360     1-Mar-29  $339,734.77
4972523    LOS ANGELES                  CA      90068      SFD     6.625       6.358    $2,356.35    360     1-Mar-29  $367,675.32
4972533    PALO ALTO                    CA      94306      SFD     7.125       6.750    $2,358.02    360     1-Mar-29  $349,720.11
4972604    CHEVY CHASE                  MD      20815      HCO     7.250       6.750    $2,199.34    360     1-Mar-29  $322,148.49
4972611    POUND RIDGE                  NY      10576      SFD     7.375       6.750    $2,486.43    360     1-Apr-29  $360,000.00
4972616    CORTLANDT MANOR              NY      10567      SFD     7.375       6.750    $1,816.48    360     1-Apr-29  $263,000.00
4972621    IRVING                       TX      75063      SFD     6.875       6.608    $1,642.33    360     1-Jan-29  $249,366.27
4972622    MAITLAND                     FL      32751      SFD     6.875       6.608    $3,941.58    360     1-Mar-29  $599,495.92
4972650    SANTA BARBARA                CA      93108      SFD     6.750       6.483    $2,594.40    360     1-Apr-29  $400,000.00
4972662    WESTLAKE VILLAGE             CA      91361      SFD     7.375       6.750    $3,087.32    360     1-Mar-29  $446,659.87
4972684    LIVERMORE                    CA      94550      SFD     7.250       6.750    $2,070.41    360     1-Mar-29  $303,263.24
4972795    NEWPORT COAST                CA      92657      LCO     7.250       6.750    $1,896.46    360     1-Mar-29  $277,783.12
4972797    OAKLAND                      CA      94618      SFD     6.875       6.608    $2,209.26    360     1-Mar-29  $336,017.46
4972824    TAMPA                        FL      33609      SFD     6.875       6.608    $2,665.59    360     1-Apr-29  $405,765.00
4972829    SAN JOSE                     CA      95127      SFD     7.500       6.750    $1,783.00    360     1-Mar-29  $254,810.75
4972833    SANTA CLARA                  CA      95050      SFD     7.500       6.750    $2,377.33    360     1-Mar-29  $339,747.67
4972874    SAN CARLOS                   CA      94070      SFD     7.250       6.750    $2,906.07    360     1-Mar-29  $425,667.68
4972915    TENAFLY                      NJ      07670      SFD     7.250       6.750    $6,709.20    360     1-Mar-29  $982,732.78
4972926    MONTVILLE                    NJ      07045      LCO     7.000       6.733    $1,995.91    360     1-Jan-29  $299,257.96
4973051    WINTER PARK                  FL      32792      SFD     7.375       6.750    $2,210.17    360     1-Apr-29  $320,000.00
4973069    LOS GATOS                    CA      95032      SFD     7.125       6.750    $3,296.51    360     1-Apr-29  $489,300.00
4973188    SARATOGA                     CA      95070      SFD     7.125       6.750    $2,068.32    360     1-Mar-29  $306,754.49
4973247    FOSTER CITY                  CA      94404      SFD     7.875       6.750    $2,080.95    360     1-Mar-29  $286,802.49
4973267    BLAINE COUNTY                ID      83333      SFD     7.250       6.750    $2,387.62    360     1-Mar-29  $349,726.96
4973313    PALO ALTO                    CA      94303      SFD     6.500       6.233    $2,327.28    360     1-Mar-29  $367,867.14
4973362    BOONTON                      NJ      07005      SFD     7.375       6.750    $3,204.73    360     1-Mar-29  $463,646.94
4973374    EAST BRUNSWICK               NJ      08816      SFD     7.125       6.750    $2,964.37    360     1-Mar-29  $439,648.13
4973404    SAN JOSE                     CA      95131      SFD     7.875       6.750    $2,381.86    360     1-Mar-29  $328,273.92
4973415    SAN JOSE                     CA      95120      SFD     7.250       6.750    $2,653.67    360     1-Mar-29  $388,696.54
4973425    WALNUT CREEK                 CA      94595      SFD     7.500       6.750    $2,146.59    360     1-Mar-29  $306,772.16
4973456    SANTA ANA                    CA      92705      SFD     6.500       6.233    $1,855.12    360     1-Mar-29  $293,234.67
4973457    OGDEN                        UT      84403      SFD     6.875       6.608    $4,204.34    360     1-Mar-29  $639,462.33
4973487    MAGNOLIA                     TX      77355      SFD     6.625       6.358    $2,279.51    360     1-Mar-29  $355,685.91
4973500    WOODLAND HILLS               CA      91367      SFD     7.500       6.750    $1,856.42    360     1-Mar-29  $265,302.96
4973507    SANTA MONICA                 CA      90403      SFD     7.125       6.750    $4,278.12    360     1-Apr-29  $635,000.00
4973617    SALT LAKE CITY               UT      84109      SFD     7.375       6.750    $1,961.52    360     1-Feb-29  $283,566.47
4973674    WESTPORT                     CT      06880      SFD     7.000       6.733    $2,993.87    360     1-Mar-29  $449,631.13
4973850    SARATOGA                     CA      95070      SFD     6.875       6.608    $4,270.04    360     1-Mar-29  $649,453.92
4973886    LA GRANGE PARK               IL      60526      SFD     7.250       6.750    $1,721.81    360     1-Mar-29  $252,203.11
4973966    HERNDON                      VA      20171      SFD     7.000       6.733    $1,730.46    360     1-Apr-29  $260,100.00
4974032    BELLEVUE                     WA      98006      SFD     6.875       6.608    $1,806.55    360     1-Mar-29  $274,768.97
4974056    PLEASANTON                   CA      94566      SFD     7.375       6.750    $2,055.45    360     1-Apr-29  $297,600.00
4974062    BERKELEY                     CA      94707      SFD     6.875       6.608    $2,167.87    360     1-Dec-28  $328,881.45
4974066    STUART                       FL      34996      SFD     7.000       6.733    $2,860.81    360     1-Mar-29  $428,643.37
4974081    VALLEYSTREAM                 NY      11580      SFD     7.125       6.750    $1,804.90    360     1-Nov-28  $266,099.23
4974093    PLANO                        TX      75093      SFD     7.000       6.733    $1,846.88    360     1-Mar-29  $277,372.45
4974104    LOS GATOS                    CA      95032      SFD     7.125       6.750    $2,310.86    360     1-Mar-29  $342,725.70
4974120    PHILADELPHIA                 PA      19103      SFD     7.000       6.733    $4,324.47    360     1-Mar-29  $649,467.20
4974150    SHINGLE SPRINGS              CA      95682      SFD     7.375       6.750    $2,707.45    360     1-Mar-29  $391,701.72
4974169    SANTA MONICA                 CA      90402      SFD     7.125       6.750    $6,306.01    360     1-Mar-29  $933,557.50
4974182    BELMONT                      CA      94002      SFD     7.125       6.750    $1,887.76    360     1-Mar-29  $279,975.93
4974187    NORTH WOODMERE               NY      11581      SFD     7.500       6.750    $2,384.56    240     1-Nov-18  $291,293.74
4974201    MERCER ISLAND                WA      98040      SFD     6.875       6.608    $2,791.95    360     1-Mar-29  $424,642.95
4974203    CINNAMINSON                  NJ      08077      SFD     6.875       6.608    $2,364.95    360     1-Mar-29  $359,697.55
4974219    WOODSTOCK                    IL      60098      SFD     7.000       6.733    $2,627.95    360     1-Nov-28  $392,935.58
4974247    NUTLEY                       NJ      07110      SFD     7.500       6.750    $2,018.99    360     1-Dec-28  $287,884.73
4974311    COLLIERVILLE                 TN      38017      SFD     7.125       6.750    $1,744.59    360     1-Nov-28  $257,902.23
4974342    NESCONSET                    NY      11767      SFD     7.125       6.750    $2,054.85    360     1-Dec-28  $304,015.64
4974383    CORVALLIS                    OR      97330      SFD     7.000       6.733    $1,676.57    360     1-Dec-28  $251,166.47
4974438    ALAMO                        CA      94507      SFD     7.250       6.750    $3,465.46    360     1-Mar-29  $507,603.71
4974442    EL GRANADA                   CA      94018      SFD     7.500       6.750    $1,992.77    360     1-Mar-29  $284,788.48
4974452    GULFPORT                     FL      33707      SFD     6.750       6.483    $1,904.94    360     1-Mar-29  $293,447.12
4974466    HOUSTON                      TX      77024      SFD     6.625       6.358    $2,125.20    360     1-Mar-29  $331,607.16
4974526    SAINT CLAIR                  MI      48079      SFD     7.750       6.750    $2,527.51    360     1-Apr-29  $352,800.00
4974539    CARY                         NC      27513      SFD     7.000       6.733    $1,916.74    360     1-Mar-29  $287,863.84
4974555    PALO ALTO                    CA      94303      SFD     7.375       6.750    $2,018.16    360     1-Mar-29  $291,977.65
4974560    PALOS VERDES ESTATES         CA      90274      SFD     6.625       6.358    $3,809.86    360     1-Mar-29  $594,475.04
4974562    ELMHURST                     IL      60126      SFD     6.875       6.608    $2,089.04    360     1-Mar-29  $317,732.84
4974566    SAN MATEO                    CA      94403      SFD     7.000       6.733    $2,624.62    360     1-Mar-29  $394,176.63
4974567    MARTINEZ                     CA      94553      SFD     7.000       6.733    $2,238.75    360     1-Mar-29  $336,224.17
4974578    SHERMAN OAKS                 CA      91403      SFD     7.250       6.750    $2,276.77    360     1-Mar-29  $333,489.64
4974585    REDWOOD CITY                 CA      94062      SFD     7.250       6.750    $2,462.66    360     1-Mar-29  $360,718.38
4974587    SAN ANTONIO                  TX      78248      SFD     7.875       6.750    $2,444.21    360     1-Mar-29  $336,868.01
4974596    SAN JOSE                     CA      95125      SFD     7.375       6.750    $3,988.65    360     1-Mar-29  $577,060.57
4974601    SAN FRANCISCO                CA      94109      LCO     7.125       6.750    $4,015.37    360     1-Mar-29  $595,523.38
4974633    CANTON                       MA      02021      SFD     7.125       6.750    $2,021.16    360     1-Mar-29  $299,760.09
4974682    YORBA LINDA                  CA      92886      SFD     7.250       6.750    $2,947.01    360     1-Mar-29  $431,662.99
4974708    SAN JOSE                     CA      95126      SFD     6.875       6.608    $2,703.27    360     1-Mar-29  $411,154.28
4974727    LOS ALTOS                    CA      94024      SFD     7.875       6.750    $3,262.82    360     1-Mar-29  $449,690.31
4974763    SANTA MONICA                 CA      90405      SFD     6.875       6.608    $3,245.56    360     1-Apr-29  $494,050.00
4974766    LIVERMORE                    CA      94550      SFD     7.375       6.750    $2,210.17    360     1-Mar-29  $319,756.50
4974778    REDWOOD CITY                 CA      94062      SFD     6.500       6.233    $2,275.45    360     1-Mar-29  $359,674.55
4974871    PALO ALTO                    CA      94303      SFD     7.125       6.750    $2,081.80    360     1-Mar-29  $308,752.89
4974876    SAN JOSE                     CA      95008      SFD     7.125       6.750    $1,897.20    360     1-Mar-29  $281,374.80
4974882    SANTA CRUZ                   CA      95060      SFD     7.000       6.733    $3,625.90    360     1-Mar-29  $544,553.27
4974892    SANTA CRUZ                   CA      95060      SFD     7.250       6.750    $2,114.75    360     1-Mar-29  $309,758.17
4974913    FREMONT                      CA      94539      SFD     7.125       6.750    $2,674.67    360     1-Mar-29  $396,682.52
4974919    PORTOLA VALLEY               CA      94028      SFD     7.000       6.733    $3,526.11    360     1-Mar-29  $529,565.56
4975000    PLEASANTON                   CA      94566      SFD     7.875       6.750    $2,138.96    360     1-Mar-29  $294,796.98
4975012    SAN FRANCISCO                CA      94133      SFD     7.250       6.750    $3,206.23    360     1-Mar-29  $469,633.35
4975024    MANHATTAN BEACH              CA      90266      SFD     7.375       6.750    $3,936.85    360     1-Mar-29  $569,566.27
4975030    WOODSIDE                     CA      94062      SFD     7.125       6.750    $2,667.93    360     1-Mar-29  $395,683.32
4975039    MANHATTAN BEACH              CA      90266      SFD     6.750       6.483    $4,073.20    360     1-Mar-29  $627,459.30
4975044    SAN DIEGO                    CA      92106      SFD     7.375       6.750    $2,590.04    360     1-Mar-29  $374,714.65
4975071    PORTOLA VALLEY               CA      94028      SFD     7.125       6.750    $4,123.16    360     1-Mar-29  $611,510.59
4975075    FREMONT                      CA      94539      SFD     7.000       6.733    $4,307.84    360     1-Mar-29  $646,969.24
4975098    WILTON                       CT      06897      SFD     7.125       6.750    $2,304.12    360     1-Apr-29  $342,000.00
4975127    LIVERMORE                    CA      94550      SFD     7.375       6.750    $2,065.12    360     1-Apr-29  $299,000.00
4975133    PALO ALTO                    CA      94306      SFD     6.750       6.483    $2,581.43    360     1-Mar-29  $397,657.32
4975150    RIDGEFIELD                   CT      06877      SFD     6.750       6.483    $2,449.11    360     1-Mar-29  $377,274.89
4975170    MOUNTAIN VIEW                CA      94040      SFD     7.125       6.750    $2,054.85    360     1-Mar-29  $304,756.09
4975174    SAN JOSE                     CA      95124      SFD     7.250       6.750    $1,773.66    360     1-Apr-29  $260,000.00
4975267    MALIBU                       CA      90265      SFD     7.500       6.750    $3,992.52    360     1-Mar-29  $570,576.23
4975270    LA CANADA FLINTRIDGE         CA      91011      SFD     7.125       6.750    $3,553.87    360     1-Mar-29  $527,078.16
4975275    JACKSON                      MS      39211      SFD     7.000       6.733    $2,461.62    360     1-Mar-29  $369,696.71
4975288    FREMONT                      CA      94538      SFD     6.875       6.608    $1,773.71    360     1-Mar-29  $269,773.17
4975308    SAN MATEO                    CA      94403      SFD     7.125       6.750    $1,044.27    360     1-Mar-29  $154,876.04
4975339    OAKLAND                      CA      94605      SFD     7.000       6.733    $2,144.27    360     1-Dec-28  $321,216.68
4975366    LIVINGSTON                   NJ      07039      SFD     7.375       6.750    $2,382.83    360     1-Mar-29  $344,737.48
4975374    SUNNYVALE                    CA      94089      LCO     7.125       6.750    $2,026.55    360     1-Mar-29  $300,559.45
4975408    SAN DIEGO                    CA      92122      SFD     7.125       6.750    $2,614.03    360     1-Mar-29  $387,689.72
4975412    SILVER SPRING                MD      20905      SFD     7.875       6.750    $2,865.47    360     1-Mar-29  $394,928.03
4975426    SAN RAMON                    CA      94583      SFD     7.250       6.750    $1,880.08    360     1-Mar-29  $275,385.00
4975481    HUNTINGTON BEACH             CA      92646      SFD     7.125       6.750    $1,910.00    360     1-Mar-29  $283,273.28
4975489    ALAMO                        CA      94507      SFD     7.125       6.750    $2,979.86    360     1-Feb-29  $441,067.27
4975556    BOSTON                       MA      02118      LCO     7.125       6.750    $2,613.70    360     1-Apr-29  $387,950.00
4975566    FREMONT                      CA      94539      SFD     7.250       6.750    $3,369.96    360     1-Mar-29  $493,614.62
4975639    PALM HARBOR                  FL      34685      SFD     7.375       6.750    $1,933.90    360     1-Mar-29  $279,786.93
4975641    SIMI VALLEY                  CA      93065      SFD     7.500       6.750    $2,069.68    360     1-Mar-29  $295,780.32
4975651    PASO ROBLES                  CA      93446      SFD     7.250       6.750    $2,710.99    240     1-Mar-19  $342,361.30
4975667    SAN MATEO                    CA      94403      SFD     6.875       6.608    $2,003.64    360     1-Mar-29  $304,743.76
4975732    CAMPBELL                     CA      95008      SFD     7.250       6.750    $2,180.24    360     1-Mar-29  $319,350.68
4975745    MOUNT AIRY                   MD      21771      SFD     6.750       6.483    $2,023.63    360     1-Mar-29  $311,096.17
4975776    PUYALLUP                     WA      98374      SFD     7.125       6.750    $2,694.87    360     1-Mar-29  $399,680.13
4975781    HUNTINGTON BEACH             CA      92648      SFD     7.250       6.750    $3,288.09    360     1-Mar-29  $481,623.99
4975785    WESTPORT                     CT      06880      SFD     6.375       6.108    $3,212.93    360     1-Apr-29  $515,000.00
4975802    SANTA MONICA                 CA      90402      SFD     7.250       6.750    $2,974.29    360     1-Mar-29  $435,634.17
4975808    PALO ALTO                    CA      94301      SFD     7.000       6.733    $4,324.47    360     1-Mar-29  $649,467.20
4975823    SAN JOSE                     CA      95121      SFD     7.250       6.750    $2,387.62    360     1-Mar-29  $349,726.96
4975844    BELLEVUE                     WA      98007      SFD     7.250       6.750    $2,101.11    360     1-Mar-29  $307,759.72
4975849    MERCER ISLAND                WA      98040      SFD     7.250       6.750    $2,462.66    360     1-Mar-29  $360,718.38
4975868    NICEVILLE                    FL      32578      SFD     7.125       6.750    $2,021.16    360     1-Mar-29  $299,760.09
4976008    WESTLAKE VILLAGE             CA      91361      SFD     7.125       6.750    $2,940.38    360     1-Mar-29  $436,090.98
4976061    SUMNER                       WA      98390      SFD     6.875       6.608    $1,655.46    360     1-Mar-29  $251,788.29
4976071    SAN JOSE                     CA      95124      SFD     7.125       6.750    $2,088.53    360     1-Mar-29  $309,752.10
4976078    HAYWARD                      CA      94542      SFD     6.875       6.608    $2,476.63    360     1-Mar-29  $376,683.27
4976096    MANHATTAN BEACH              CA      90266      SFD     7.250       6.750    $3,169.40    360     1-Mar-29  $462,737.56
4976129    SAN FRANCISCO                CA      94132      SFD     7.250       6.750    $1,990.25    360     1-Mar-29  $291,522.41
4976136    TRES PINOS                   CA      95075      SFD     7.000       6.733    $1,916.07    360     1-Dec-28  $287,047.42
4976179    TRABUCO CANYON               CA      92679      SFD     7.250       6.750    $1,903.28    360     1-Mar-29  $278,782.35
4976218    ENCINO                       CA      91436      SFD     6.625       6.358    $2,603.19    360     1-Mar-29  $406,191.30
4976246    PLYMOUTH TWP                 MI      48170      SFD     6.875       6.608    $1,729.04    360     1-Mar-29  $262,978.88
4976391    BRIARCLIFF MANOR             NY      10510      SFD     7.250       6.750    $1,967.40    360     1-Mar-29  $288,175.02
4976456    ST.GEORGE                    UT      84770      SFD     7.250       6.750    $2,796.92    360     1-Mar-29  $409,674.13
4976519    SARATOGA                     CA      95070      SFD     7.125       6.750    $3,988.42    360     1-Mar-29  $591,526.58
4976536    TUSTIN                       CA      92782      SFD     7.250       6.750    $2,015.84    360     1-Apr-29  $295,500.00
4976538    SAN ANTONIO                  TX      78218      SFD     6.625       6.358    $1,855.95    360     1-Mar-29  $289,594.26
4976651    REDWOOD CITY                 CA      94065      PUD     7.750       6.750    $3,379.68    360     1-Mar-29  $471,417.04
4976664    MOUNTAIN VIEW                CA      94040      SFD     6.625       6.358    $4,611.83    240     1-Mar-19  $611,269.68
4976757    PAYSON                       AZ      85541      SFD     7.750       6.750    $3,209.53    360     1-Mar-29  $447,683.80
4976773    BURBANK                      CA      91505      SFD     7.000       6.733    $1,796.32    360     1-Feb-29  $269,556.07
4976780    PLEASANTON                   CA      94566      SFD     7.375       6.750    $1,768.13    360     1-Mar-29  $255,805.20
4976800    LAGUNA NIGUEL                CA      92677      SFD     6.875       6.608    $2,102.18    360     1-Feb-29  $319,460.77
4976848    HACIENDA HEIGHTS             CA      91745      SFD     7.375       6.750    $1,906.27    360     1-Mar-29  $275,789.98
4976855    LOS ANGELES                  CA      90056      SFD     7.000       6.733    $1,952.67    360     1-Feb-29  $293,017.42
4976882    FREMONT                      CA      94539      SFD     7.250       6.750    $3,629.18    360     1-Mar-29  $531,584.99
4976883    SAN ANSELMO                  CA      94960      SFD     6.625       6.358    $2,580.46    360     1-Mar-29  $402,144.44
4976893    DARIEN                       CT      06820      SFD     7.250       6.750    $3,383.60    360     1-Apr-29  $496,000.00
4976895    ROSWELL                      GA      30075      SFD     7.375       6.750    $2,292.35    360     1-Mar-29  $331,647.45
4976899    MILPITAS                     CA      95035      SFD     7.000       6.733    $1,829.59    360     1-Feb-29  $274,547.84
4976902    LONG BEACH                   CA      90815      SFD     6.875       6.608    $2,962.10    360     1-Feb-29  $450,140.20
4976911    SAINT CHARLES                IL      60174      SFD     7.000       6.733    $2,681.17    360     1-Apr-29  $403,000.00
4976930    CALABASAS                    CA      91302      SFD     7.375       6.750    $2,052.69    360     1-Mar-29  $296,973.85
4976937    PISMO BEACH                  CA      93449      SFD     7.375       6.750    $2,191.17    360     1-Mar-29  $317,008.60
4976956    LOS ANGELES                  CA      90049      SFD     7.125       6.750    $4,139.33    360     1-Mar-29  $613,908.67
4976992    ISSAQUAH                     WA      98029      SFD     6.500       6.233    $2,024.83    360     1-Mar-29  $320,060.40
4977114    CUPERTINO                    CA      95014      SFD     7.250       6.750    $3,875.62    360     1-Mar-29  $567,681.80
4977127    BOSTON                       MA      02118      LCO     7.125       6.750    $2,236.75    360     1-Mar-29  $331,734.50
4977135    PALO ALTO                    CA      94303      SFD     7.125       6.750    $2,694.88    360     1-Mar-29  $399,680.12
4977195    LA CRESCENTA                 CA      91214      SFD     6.875       6.608    $1,819.70    360     1-Apr-29  $277,000.00
4977202    BELLEVUE                     WA      98006      SFD     7.000       6.733    $3,171.50    360     1-Mar-29  $476,309.25
4977344    PALO ALTO                    CA      94306      SFD     7.250       6.750    $3,499.57    360     1-Mar-29  $512,599.81
4977348    DALLAS                       TX      75220      SFD     6.375       6.108    $3,587.26    360     1-Apr-29  $575,000.00
4977372    SARATOGA                     CA      95070      SFD     7.250       6.750    $2,524.06    360     1-Mar-29  $369,711.36
4977394    MARBLEHEAD                   MA      01945      SFD     7.125       6.750    $2,088.53    360     1-Apr-29  $310,000.00
4977415    HOUSTON                      TX      77005      SFD     6.750       6.483    $1,816.08    360     1-Apr-29  $280,000.00
4977417    SARATOGA                     CA      95070      SFD     7.125       6.750    $2,560.14    360     1-Mar-29  $379,696.11
4977492    NEEDHAM                      MA      02492      SFD     6.500       6.233    $2,351.30    360     1-Mar-29  $371,663.70
4977527    ALAMEDA                      CA      94502      SFD     7.875       6.750    $2,842.28    360     1-Mar-29  $391,730.22
4977536    SUNNYVALE                    CA      94087      SFD     7.250       6.750    $2,968.83    360     1-Mar-29  $434,329.33
4977568    LOS ALTOS                    CA      94022      SFD     7.875       6.750    $4,486.37    360     1-Mar-29  $618,324.18
4977743    HOUSTON                      TX      77024      SFD     6.875       6.608    $2,548.23    360     1-Apr-29  $387,900.00
4977764    HUNTINGTON BEACH             CA      92648      SFD     7.125       6.750    $2,398.44    360     1-Mar-29  $355,715.31
4977782    LOS ANGELES                  CA      90046      SFD     7.000       6.733    $2,916.03    360     1-Feb-29  $437,579.34
4977799    WALNUT                       CA      91789      SFD     7.000       6.733    $3,166.84    360     1-Feb-29  $475,217.38
4977809    HAYWARD                      CA      94542      SFD     6.625       6.358    $2,305.12    360     1-Mar-29  $359,682.38
4977818    WALNUT                       CA      91789      SFD     7.375       6.750    $1,688.71    360     1-Mar-29  $244,313.95
4977827    NEWPORT BEACH                CA      92663      SFD     7.375       6.750    $3,881.60    360     1-Mar-29  $561,572.36
4977873    PALO ALTO                    CA      94303      SFD     7.375       6.750    $2,244.70    360     1-Mar-29  $324,752.70
4977951    DANVILLE                     CA      94526      SFD     7.375       6.750    $2,173.56    360     1-Mar-29  $314,460.53
4977976    GIG HARBOR                   WA      98332      SFD     7.500       6.750    $3,129.68    360     1-Mar-29  $447,267.82
4978032    SAN JOSE                     CA      95132      SFD     7.125       6.750    $3,105.85    360     1-Mar-29  $460,631.34
4978043    RANCHO PALOS VERDES          CA      90275      SFD     7.000       6.733    $2,195.50    360     1-Feb-29  $329,457.42
4978269    SAN MARINO                   CA      91108      SFD     6.875       6.608    $3,205.82    360     1-Apr-29  $488,000.00
4978307    FAIRFIELD                    CA      94533      SFD     7.750       6.750    $2,113.42    360     1-Mar-29  $294,791.79
4978341    IVINS                        UT      84738      SFD     7.000       6.733    $2,262.03    360     1-Mar-29  $339,721.30
4978362    LOS ANGELES                  CA      90024      SFD     7.375       6.750    $2,586.58    360     1-Mar-29  $374,215.03
4978491    FOSTER CITY                  CA      94404      SFD     7.250       6.750    $2,285.30    360     1-Apr-29  $335,000.00
4978525    PLANO                        TX      75093      SFD     6.875       6.608    $1,881.44    360     1-Mar-29  $286,159.39
4978536    PALO ALTO                    CA      94301      SFD     7.375       6.750    $2,541.69    360     1-Mar-29  $367,719.98
4978684    SAN RAMON                    CA      94583      SFD     7.500       6.750    $2,524.17    360     1-Mar-29  $360,732.08
4978717    SAN JOSE                     CA      95135      SFD     7.375       6.750    $1,913.18    360     1-Mar-29  $276,789.22
4978747    LITTLETON                    CO      80124      SFD     7.500       6.750    $2,773.08    360     1-Mar-29  $396,305.67
4978757    SAN CARLOS                   CA      94070      SFD     7.000       6.733    $2,574.73    360     1-Mar-29  $386,682.77
4978772    MOORPARK                     CA      93021      SFD     7.250       6.750    $2,039.71    360     1-Mar-29  $298,766.75
4978856    HUNTINGTON BEACH             CA      92648      SFD     6.625       6.358    $2,458.80    360     1-Apr-29  $384,000.00
4978868    NASHVILLE                    TN      37205      SFD     7.000       6.733    $2,453.63    360     1-Mar-29  $368,497.70
4978914    DUBLIN                       CA      94568      SFD     7.500       6.750    $2,981.46    360     1-Mar-29  $426,083.54
4978916    REDMOND                      WA      98052      SFD     6.875       6.608    $1,832.84    360     1-Mar-29  $278,765.60
4978954    FISHERS                      IN      46038      SFD     7.375       6.750    $2,417.36    360     1-Mar-29  $349,733.68
4978981    LOS GATOS                    CA      95032      SFD     6.750       6.483    $3,956.45    360     1-Mar-29  $609,474.80
4979009    PASADENA                     MD      21122      SFD     6.625       6.358    $1,895.33    360     1-Mar-29  $295,738.84
4979042    SAN JOSE                     CA      95133      SFD     7.000       6.733    $1,729.79    360     1-Mar-29  $259,786.88
4979098    SIMI VALLEY                  CA      93065      SFD     7.875       6.750    $3,175.81    360     1-Mar-29  $437,698.57
4979124    BROOKLYN                     NY      11217      MF2     7.000       6.733    $2,168.89    360     1-Mar-29  $325,732.78
4979171    FREMONT                      CA      94539      SFD     8.125       6.750    $2,598.75    360     1-Apr-29  $350,000.00
4979173    OAKLAND                      CA      94611      SFD     7.375       6.750    $2,348.30    360     1-Apr-29  $340,000.00
4979193    NAPLES                       FL      34108      HCO     7.000       6.733    $1,839.57    360     1-Mar-29  $276,273.35
4979200    SARATOGA                     CA      95070      SFD     7.250       6.750    $3,069.79    360     1-Feb-29  $449,295.80
4979213    TRABUCO CANYON AREA          CA      92679      SFD     6.875       6.608    $1,952.39    360     1-Feb-29  $296,699.21
4979222    VALENCIA                     CA      91354      SFD     6.875       6.608    $2,020.06    360     1-Feb-29  $306,981.84
4979307    SUDBURY                      MA      01776      SFD     6.875       6.608    $2,299.26    360     1-Apr-29  $350,000.00
4979499    DELRAY BEACH                 FL      33446      SFD     7.000       6.733    $2,993.87    360     1-Apr-29  $450,000.00
4979502    MISSION VIEJO                CA      92692      SFD     7.875       6.750    $4,640.45    360     1-Mar-29  $639,559.55
4979521    ORINDA                       CA      94563      SFD     7.125       6.750    $2,864.66    360     1-Mar-29  $424,859.97
4979544    CUPERTINO                    CA      95014      SFD     7.375       6.750    $3,108.04    360     1-Mar-29  $449,657.58
4979591    HERMOSA BEACH                CA      90254      SFD     7.000       6.733    $4,324.47    360     1-Apr-29  $650,000.00
4979610    SARATOGA                     CA      95070      SFD     7.125       6.750    $3,873.89    360     1-Apr-29  $575,000.00
4979623    BOWIE                        MD      20716      SFD     6.875       6.608    $3,153.26    360     1-Mar-29  $479,596.74
4979674    BELLEVUE                     WA      98005      SFD     7.000       6.733    $2,353.18    360     1-Mar-29  $353,410.07
4979882    PORTOLA VALLEY               CA      94028      SFD     7.125       6.750    $5,086.58    360     1-Mar-29  $754,396.23
4979909    ALAMO                        CA      94507      SFD     6.625       6.358    $2,919.82    360     1-Mar-29  $455,597.68
4979926    SANTA BARBARA                CA      93105      SFD     6.750       6.483    $2,069.03    360     1-Mar-29  $318,725.35
4979929    PALO ALTO                    CA      94306      SFD     7.250       6.750    $2,677.55    360     1-Mar-29  $392,193.80
4979937    LOS ANGELES                  CA      90049      SFD     7.375       6.750    $4,834.73    360     1-Mar-29  $699,467.35
4980144    MOUNTAIN VIEW                CA      94041      SFD     7.250       6.750    $2,987.94    360     1-Apr-29  $438,000.00
4980218    CINCINATTI                   OH      45227      SFD     6.625       6.358    $1,685.30    360     1-Mar-29  $262,967.79
4980237    MARLBORO                     NJ      07751      SFD     6.875       6.608    $1,911.66    360     1-Mar-29  $290,755.53
4980257    SUNNYVALE                    CA      94086      PUD     7.375       6.750    $1,961.52    360     1-Mar-29  $283,783.90
4980282    SAN FRANCISCO                CA      94131      SFD     6.750       6.483    $1,595.56    360     1-Mar-29  $245,383.75
4980283    COMMACK                      NY      11725      PUD     7.125       6.750    $2,263.69    360     1-Mar-29  $335,731.31
4980490    HUNTINGTON BEACH             CA      92649      SFD     7.125       6.750    $3,132.80    360     1-Mar-29  $464,628.14
4980525    RANCHO PALOS VERDES          CA      90275      SFD     7.250       6.750    $2,155.68    360     1-Mar-29  $315,753.49
4980653    DIX HILLS                    NY      11746      SFD     7.250       6.750    $2,251.19    360     1-Mar-29  $329,742.56
4980742    ORLANDO                      FL      32803      SFD     6.875       6.608    $2,627.72    360     1-Apr-29  $400,000.00
4980837    SAN JOSE                     CA      95135      SFD     7.000       6.733    $2,319.25    360     1-Mar-29  $348,314.25
4980858    FREMONT                      CA      94539      SFD     6.625       6.358    $2,868.60    360     1-Apr-29  $448,000.00
4980925    VALLEY VILLAGE               CA      91607      SFD     7.125       6.750    $2,915.86    360     1-Apr-29  $432,800.00
4980965    MONTGOMERY                   NJ      08558      SFD     6.875       6.608    $1,905.10    360     1-Feb-29  $289,511.31
4980966    LAWRENCE                     KS      66044      SFD     6.875       6.608    $1,847.62    360     1-Mar-29  $281,013.71
4980970    BURKE                        VA      22015      SFD     6.875       6.608    $2,217.14    360     1-Mar-29  $337,216.45
4981176    CUPERTINO                    CA      95014      SFD     7.125       6.750    $2,364.76    360     1-Mar-29  $350,719.30
4981193    MOUNTAIN VIEW                CA      94040      SFD     7.000       6.733    $3,231.38    360     1-Mar-29  $485,301.87
4981200    IPSWICH                      MA      01938      SFD     6.750       6.483    $2,107.95    360     1-Apr-29  $325,000.00
4981281    MORGAN HILL                  CA      95037      SFD     7.250       6.750    $2,142.04    360     1-Apr-29  $314,000.00
4981474    FRANKLIN                     MA      02038      SFD     7.625       6.750    $2,229.56    360     1-Mar-29  $314,772.00
4981500    BELMONT                      CA      94002      SFD     7.625       6.750    $4,409.56    360     1-Mar-29  $622,549.09
4981519    LITTLETON                    CO      80128      SFD     7.000       6.733    $2,033.16    360     1-Mar-29  $305,349.51
4981530    TUSTIN                       CA      92782      SFD     6.250       5.983    $2,070.35    360     1-Mar-29  $335,930.95
4981710    DALLAS                       TX      75240      SFD     6.875       6.608    $1,839.41    360     1-Mar-29  $277,753.30
4981712    LOS ALTOS HILLS              CA      94022      SFD     6.500       6.233    $3,792.41    360     1-Apr-29  $600,000.00
4982200    ASPEN                        CO      81611      LCO     7.250       6.750    $2,626.38    360     1-Mar-29  $384,699.66
4982275    SAN FRANCISCO                CA      94122      SFD     7.375       6.750    $2,348.30    360     1-Mar-29  $339,741.28
4982316    HUNTINGTON BEACH             CA      92648      SFD     7.250       6.750    $1,923.74    360     1-Mar-29  $281,780.01
4982334    SAN JOSE                     CA      95124      SFD     6.500       6.233    $1,946.77    360     1-Mar-29  $307,721.56
4982360    LAWRENCE                     KS      66044      SFD     7.000       6.733    $1,771.37    360     1-Mar-29  $266,031.75
4982367    SAN FRANCISCO                CA      94108      HCO     7.125       6.750    $2,768.31    360     1-Apr-29  $410,900.00
4982535    WALNUT CREEK                 CA      94596      SFD     7.250       6.750    $2,529.51    360     1-Mar-29  $370,510.74
4982550    SAN JOSE                     CA      95135      SFD     7.250       6.750    $2,718.48    360     1-Mar-29  $398,189.12
4982578    PIEDMONT                     CA      94611      SFD     7.375       6.750    $2,777.56    360     1-Mar-29  $401,843.99
4982599    DANVILLE                     CA      94526      SFD     7.500       6.750    $2,097.65    360     1-Apr-29  $300,000.00
4982608    LOS ALTOS HILLS              CA      94022      SFD     7.000       6.733    $3,925.29    360     1-Mar-29  $589,516.38
4982612    POTOMAC                      MD      20854      SFD     7.500       6.750    $6,747.43    360     1-Apr-29  $965,000.00
4982680    FREMONT                      CA      94539      SFD     7.875       6.750    $2,907.53    360     1-Mar-29  $400,724.03
4982710    SUNNYVALE                    CA      94086      SFD     7.875       6.750    $2,320.23    360     1-Mar-29  $319,779.77
4982735    CUPERTINO                    CA      95014      SFD     7.250       6.750    $3,271.04    360     1-Mar-29  $479,125.94
4982743    SARATOGA                     CA      95070      SFD     6.875       6.608    $2,529.18    360     1-Apr-29  $385,000.00
4982803    SAN JOSE                     CA      95120      SFD     7.375       6.750    $3,784.90    360     1-Mar-29  $547,583.02
4982838    SAN JOSE                     CA      95123      SFD     7.000       6.733    $1,862.85    360     1-Feb-29  $279,539.63
4982850    REDWOOD CITY                 CA      94065      SFD     7.375       6.750    $2,403.55    360     1-Feb-29  $347,468.77
4982854    MORGAN HILL                  CA      95037      SFD     7.000       6.733    $2,494.88    360     1-Feb-29  $374,383.45
4982859    GRANITE BAY                  CA      95746      SFD     7.750       6.750    $2,188.28    360     1-Feb-29  $305,017.45
4982889    MOUNTAIN BROOK               AL      35213      SFD     6.875       6.608    $1,970.79    360     1-Feb-29  $299,494.48
4982892    MOUNTAIN VIEW                CA      94043      PUD     7.250       6.750    $1,937.38    360     1-Feb-29  $283,492.19
4982898    MORAGA                       CA      94556      SFD     7.125       6.750    $3,227.11    360     1-Feb-29  $478,231.64
4982961    GREENWICH                    CT      06831      SFD     7.000       6.733    $4,989.77    360     1-Apr-29  $750,000.00
4982972    SARATOGA                     CA      95070      SFD     7.375       6.750    $2,182.53    360     1-Mar-29  $315,759.55
4983056    MENLO PARK                   CA      94025      SFD     7.375       6.750    $3,121.86    360     1-Mar-29  $451,577.92
4983071    NORFOLK                      VA      23507      SFD     6.875       6.608    $1,921.52    360     1-Mar-29  $292,254.26
4983115    SAN DIEGO                    CA      92130      SFD     7.250       6.750    $2,977.02    360     1-Mar-29  $436,059.56
4983171    FOSTER CITY                  CA      94404      SFD     7.000       6.733    $2,561.41    360     1-Feb-29  $383,487.27
4983179    FOSTER CITY                  CA      94404      SFD     7.375       6.750    $1,747.41    360     1-Mar-29  $252,807.49
4983210    VENTURA                      CA      93003      SFD     7.250       6.750    $2,578.63    360     1-Mar-29  $377,705.12
4983248    PLEASANTON                   CA      94588      SFD     7.500       6.750    $1,776.01    360     1-Apr-29  $254,000.00
4983271    LIBERTYVILLE                 IL      60048      SFD     7.125       6.750    $2,155.90    360     1-Mar-29  $319,744.10
4983287    BOCA RATON                   FL      33496      SFD     7.125       6.750    $2,061.58    360     1-Apr-29  $306,000.00
4983338    BETHESDA                     MD      20817      SFD     6.500       6.233    $4,108.45    360     1-Mar-29  $649,412.38
4983386    LOS ALTOS                    CA      94024      SFD     6.875       6.608    $4,270.04    360     1-Apr-29  $650,000.00
4983481    TAVERNIER                    FL      33070      SFD     7.375       6.750    $3,453.38    360     1-Apr-29  $500,000.00
4983568    MENLO PARK                   CA      94025      SFD     7.250       6.750    $2,524.06    360     1-Feb-29  $369,420.97
4983615    CAMARILLO                    CA      93010      SFD     7.000       6.733    $2,015.87    360     1-Mar-29  $302,751.63
4983646    LOS ANGELES                  CA      90025      SFD     7.375       6.750    $2,762.71    360     1-Apr-29  $400,000.00
4983711    ANDOVER                      MN      55304      SFD     7.125       6.750    $1,749.35    360     1-Mar-29  $259,448.36
4983957    TOPSFIELD                    MA      01983      SFD     7.500       6.750    $3,334.20    360     1-Mar-29  $476,496.11
4983982    MONTEBELLO                   CA      90640      SFD     6.875       6.608    $1,662.03    360     1-Mar-29  $252,787.45
4984137    MUKWONAGO                    WI      53149      SFD     6.375       6.108    $1,977.67    360     1-Mar-29  $316,706.39
4984216    SAN JOSE                     CA      95125      SFD     7.250       6.750    $1,951.03    360     1-Apr-29  $286,000.00
4984256    LOS ALTOS HILLS              CA      94024      SFD     7.250       6.750    $2,728.71    360     1-Mar-29  $399,687.96
4984360    MOUNTAIN VIEW                CA      94040      SFD     7.250       6.750    $2,403.31    360     1-Mar-29  $352,025.17
4984411    WOODLAND HILLS               CA      91364      SFD     6.750       6.483    $2,584.66    360     1-Mar-29  $398,156.90
4984412    DIABLO                       CA      94526      SFD     7.125       6.750    $2,627.51    360     1-Mar-29  $389,615.63
4984425    CALABASAS                    CA      91302      SFD     6.875       6.608    $1,740.86    360     1-Feb-29  $264,553.46
4984450    DETROIT                      MI      48202      SFD     7.750       6.750    $1,826.86    360     1-Mar-29  $254,820.01
4984452    AGOURA HILLS                 CA      91301      SFD     7.250       6.750    $1,957.85    360     1-Feb-29  $286,550.87
4984453    RANCHO PALOS VERDES          CA      90275      SFD     7.250       6.750    $1,848.70    360     1-Feb-29  $270,575.91
4984455    VERO BEACH                   FL      32963      SFD     7.250       6.750    $3,820.19    360     1-Mar-29  $559,563.14
4984457    BEVERLY HILLS                CA      90212      SFD     7.000       6.733    $3,379.74    360     1-Feb-29  $506,731.96
4984466    LONG HILL TOWNSHIP           NJ      07946      SFD     7.000       6.733    $2,262.03    360     1-Mar-29  $339,721.30
4984476    ENCINO AREA                  CA      91316      SFD     6.750       6.483    $3,424.60    360     1-Feb-29  $527,088.24
4984486    MORRO BAY                    CA      93442      SFD     7.250       6.750    $1,243.27    360     1-Mar-29  $182,107.82
4984499    HILLSBORO                    OR      97124      SFD     7.000       6.733    $1,928.05    360     1-Feb-29  $289,320.14
4984502    AUSTIN                       TX      78703      SFD     7.250       6.750    $3,990.73    360     1-Feb-29  $584,084.54
4984505    SANTA BARBARA                CA      93101      SFD     7.625       6.750    $2,123.38    360     1-Dec-28  $299,123.17
4984561    WHITESTONE                   NY      11357      SFD     6.875       6.608    $1,806.56    360     1-Feb-29  $274,536.61
4984593    STAMFORD                     CT      06905      SFD     6.875       6.608    $2,956.18    360     1-Mar-29  $449,621.95
4984619    REISTERSTOWN                 MD      21136      SFD     7.375       6.750    $2,016.77    360     1-Mar-29  $291,777.81
4984631    CORINTH                      TX      76205      PUD     6.500       6.233    $1,737.56    360     1-Mar-29  $274,651.48
4984634    TRUMBULL                     CT      06611      SFD     7.375       6.750    $1,049.83    360     1-Feb-29  $151,245.42
4984644    CHADDS FORD                  PA      19317      SFD     7.250       6.750    $2,750.53    360     1-Feb-29  $402,569.04
4984651    BERKELEY                     CA      94704      SFD     7.125       6.750    $1,852.73    360     1-Mar-29  $274,780.08
4984661    PALO ALTO                    CA      94303      SFD     7.250       6.750    $2,558.16    360     1-Feb-29  $373,707.51
4984844    SAN JOSE                     CA      95117      SFD     6.750       6.483    $1,816.08    360     1-Apr-29  $280,000.00
4984892    LOS ANGELES                  CA      90077      SFD     7.250       6.750    $4,093.06    360     1-Feb-29  $599,061.05
4984902    ESCONDIDO AREA               CA      92029      SFD     6.875       6.608    $3,468.59    360     1-Feb-29  $525,984.54
4984920    SAN MARINO                   CA      91108      SFD     6.875       6.608    $3,416.03    360     1-Mar-29  $519,563.14
4984948    YORBA LINDA                  CA      92887      SFD     7.125       6.750    $3,399.59    360     1-Mar-29  $504,196.47
4985031    SAN FRANCISCO                CA      94105      LCO     7.250       6.750    $1,855.52    360     1-Feb-29  $271,574.35
4985201    CORONA DEL MAR               CA      92625      LCO     6.750       6.483    $2,553.92    360     1-Apr-29  $393,760.00
4985209    BURLINGAME                   CA      94010      SFD     7.500       6.750    $3,434.90    360     1-Mar-29  $490,885.41
4985226    ALISO VIEJO                  CA      92656      SFD     7.250       6.750    $1,896.46    360     1-Apr-29  $278,000.00
4985233    HILTON HEAD ISLAND           SC      29928      LCO     7.000       6.733    $1,814.95    360     1-Apr-29  $272,800.00
4985234    CORAL GABLES                 FL      33134      SFD     6.875       6.608    $2,463.49    360     1-Apr-29  $375,000.00
4985278    SAN FRANCISCO                CA      94112      SFD     6.875       6.608    $1,596.34    360     1-Mar-29  $242,795.85
4985384    FREMONT                      CA      94539      SFD     7.375       6.750    $2,838.68    360     1-Apr-29  $411,000.00
4985493    UNION CITY                   CA      94587      SFD     7.125       6.750    $2,459.08    360     1-Apr-29  $365,000.00
4985505    SAN CLEMENTE                 CA      92673      SFD     7.375       6.750    $2,058.22    360     1-Apr-29  $298,000.00
4985693    PASADENA                     CA      91103      SFD     6.875       6.608    $3,284.65    360     1-Feb-29  $499,157.46
4985724    GRANITE BAY                  CA      95746      SFD     7.125       6.750    $2,256.96    360     1-Apr-29  $335,000.00
4985731    FREMONT                      CA      94539      SFD     7.875       6.750    $2,326.75    360     1-Apr-29  $320,900.00
4985734    BELMONT                      CA      94002      SFD     7.375       6.750    $1,795.76    360     1-Mar-29  $259,802.16
4985791    MENLO PARK                   CA      94025      SFD     7.375       6.750    $2,762.71    360     1-Mar-29  $399,695.62
4985852    DANVILLE                     CA      94506      SFD     7.375       6.750    $2,831.77    360     1-Apr-29  $410,000.00
4985874    SALT LAKE CITY               UT      84103      SFD     6.875       6.608    $1,708.01    360     1-Mar-29  $259,781.57
4985903    CYPRESS                      CA      90630      SFD     7.375       6.750    $2,210.17    360     1-Apr-29  $320,000.00
4986027    TRABUCO CANYON               CA      92679      SFD     7.375       6.750    $2,044.40    360     1-Apr-29  $296,000.00
4986226    LOS GATOS                    CA      95032      SFD     7.250       6.750    $1,855.52    360     1-Mar-29  $271,787.81
4986278    SAN JOSE                     CA      95124      SFD     7.000       6.733    $1,846.22    360     1-Apr-29  $277,500.00
4986325    MANHATTAN BEACH              CA      90266      SFD     7.375       6.750    $3,639.86    360     1-Apr-29  $527,000.00
4986328    SAN JOSE                     CA      95120      SFD     7.250       6.750    $2,285.30    360     1-Mar-29  $334,738.66
4986469    SAN RAFAEL                   CA      94901      SFD     7.250       6.750    $4,434.15    360     1-Apr-29  $650,000.00
4986473    NAPLES                       FL      34103      SFD     7.375       6.750    $2,983.72    360     1-Apr-29  $432,000.00
4986591    LOS ALTOS HILLS              CA      94022      SFD     7.125       6.750    $3,441.36    360     1-Apr-29  $510,800.00
4986613    REDWOOD CITY                 CA      94065      SFD     7.250       6.750    $1,978.32    360     1-Mar-29  $289,773.76
4986656    DANVILLE                     CA      94526      SFD     7.375       6.750    $2,095.51    360     1-Mar-29  $303,169.14
4986735    SAN CARLOS                   CA      94070      SFD     7.875       6.750    $2,494.24    360     1-Mar-29  $343,763.26
4986880    INDIANAPOLIS                 IN      46256      SFD     6.750       6.483    $2,542.50    360     1-Nov-28  $390,293.41
4986901    PALO ALTO                    CA      94306      SFD     6.875       6.608    $2,299.25    360     1-Mar-29  $349,705.96
4986923    SANDY                        UT      84092      SFD     7.375       6.750    $3,025.16    360     1-Mar-29  $437,666.71
4986927    OSSINING                     NY      10562      SFD     7.250       6.750    $2,101.10    360     1-Mar-29  $307,759.73
4987047    LOS GATOS                    CA      95032      SFD     7.375       6.750    $2,458.81    360     1-Apr-29  $356,000.00
4987148    FREMONT                      CA      94539      SFD     7.125       6.750    $2,139.74    360     1-Apr-29  $317,600.00
4987338    SAN FRANCISCO                CA      94113      HCO     7.000       6.733    $2,661.21    360     1-Mar-29  $399,672.12
4987410    GLENDORA                     CA      91741      SFD     6.875       6.608    $2,752.54    360     1-Mar-29  $418,647.98
4987463    CARMEL                       CA      93923      SFD     6.750       6.483    $3,470.00    360     1-Apr-29  $535,000.00
4987573    LOS ANGELES                  CA      90024      SFD     7.375       6.750    $2,935.37    360     1-Feb-29  $424,351.23
4987581    MOSS BEACH                   CA      94038      SFD     7.500       6.750    $2,272.45    360     1-Feb-29  $324,516.09
4987590    SIMI VALLEY                  CA      93065      PUD     7.375       6.750    $1,785.40    360     1-Mar-29  $258,303.30
4987591    SUNNYVALE                    CA      94087      SFD     7.125       6.750    $2,991.32    360     1-Apr-29  $444,000.00
4987596    LOS ALTOS HILLS              CA      94024      SFD     7.000       6.733    $4,198.06    360     1-Feb-29  $629,962.53
4987621    OAKLAND                      CA      94611      SFD     7.125       6.750    $2,694.88    360     1-Apr-29  $400,000.00
4987625    SAN JOSE                     CA      95148      SFD     7.000       6.733    $2,528.15    360     1-Feb-29  $379,058.90
4987768    FRIENDSVILLE                 TN      37737      SFD     7.375       6.750    $2,458.81    360     1-Oct-28  $354,349.46
4987796    MEMPHIS                      TN      38120      SFD     7.125       6.750    $2,880.82    360     1-Nov-28  $425,869.85
4987804    GERMANTOWN                   TN      38138      SFD     7.250       6.750    $2,363.75    360     1-Nov-28  $345,132.01
4987816    GERMANTOWN                   TN      38139      SFD     7.125       6.750    $2,486.02    360     1-Sep-28  $366,897.26
4987820    KNOXVILLE                    TN      37922      SFD     7.000       6.733    $1,796.32    360     1-Dec-28  $269,106.93
4987824    CORDOVA                      TN      38018      SFD     7.125       6.750    $1,909.99    360     1-Nov-28  $282,352.87
4987831    COLLIERVILLE                 TN      38017      SFD     7.375       6.750    $1,923.18    360     1-Oct-28  $277,159.07
4987846    LA VERNE                     CA      91750      SFD     6.875       6.608    $2,696.70    360     1-Apr-29  $410,500.00
4988027    EAGLE                        ID      83616      SFD     7.375       6.750    $  751.11    360     1-Apr-29  $108,750.00
4988219    LAGUNA HILLS                 CA      92653      SFD     7.000       6.733    $1,995.91    360     1-Apr-29  $300,000.00
4988240    SANTA ANA                    CA      92705      SFD     7.250       6.750    $2,169.33    360     1-Mar-29  $317,751.92
4988284    REDONDO BEACH                CA      90277      LCO     7.250       6.750    $1,738.87    360     1-Mar-29  $254,701.15
4988299    ROWLAND HEIGHTS AREA         CA      91748      SFD     7.375       6.750    $2,348.30    360     1-Mar-29  $339,741.28
4988320    RANCHO PALOS VERDES          CA      90275      SFD     6.875       6.608    $2,956.18    360     1-Mar-29  $449,621.95
4988335    LAGUNA BEACH                 CA      92651      SFD     7.500       6.750    $2,950.69    360     1-Mar-29  $421,686.81
4988345    CULVER CITY                  CA      90230      LCO     7.000       6.733    $1,729.79    360     1-Mar-29  $259,786.88
4988355    MOSS BEACH                   CA      94038      SFD     7.125       6.750    $2,192.96    360     1-Mar-29  $325,239.70
4988389    SOUTH SALEM                  NY      10590      SFD     7.250       6.750    $1,798.22    360     1-Apr-29  $263,600.00
4988439    PINE BLUFF                   AR      71603      SFD     7.125       6.750    $1,717.98    360     1-Nov-28  $253,968.23
4988479    MADISON                      AL      35758      SFD     7.000       6.733    $1,906.09    360     1-Oct-28  $285,070.25
4988505    MEMPHIS                      TN      38117      SFD     7.125       6.750    $3,602.15    240     1-Oct-18  $454,851.83
4988511    MADISON                      MS      39110      SFD     7.250       6.750    $2,046.53    360     1-Sep-28  $298,331.79
4988513    GREENBRAE                    CA      94904      SFD     7.500       6.750    $1,808.17    360     1-Apr-29  $258,600.00
4988543    LAGUNA NIGUEL                CA      92677      SFD     7.000       6.733    $2,381.78    360     1-Mar-29  $357,706.55
4988575    FREMONT                      CA      94539      SFD     7.250       6.750    $4,174.92    360     1-Apr-29  $612,000.00
4988655    BELMONT                      CA      94002      SFD     7.000       6.733    $2,588.03    360     1-Dec-28  $385,686.59
4988677    LAGUNA NIGUEL                CA      92677      SFD     7.000       6.733    $2,102.36    360     1-Mar-29  $315,740.97
4988894    LOS GATOS                    CA      95033      SFD     6.750       6.483    $2,864.21    360     1-Apr-29  $441,600.00
4989050    HAGERSTOWN                   MD      21740      SFD     6.750       6.483    $2,321.98    360     1-Mar-29  $357,691.77
4989124    MANHATTAN BEACH              CA      90266      SFD     7.250       6.750    $2,240.95    360     1-Mar-29  $322,249.87
4989225    SYRACUSE                     UT      84075      SFD     7.375       6.750    $2,265.41    360     1-Mar-29  $327,750.42
4989289    OLD TAPPAN                   NJ      07675      LCO     7.375       6.750    $1,961.52    360     1-Apr-29  $284,000.00
4989292    NEWPORT BEACH                CA      92660      SFD     7.000       6.733    $2,711.11    360     1-Mar-29  $407,165.97
4989439    HUNTINGTON BEACH             CA      92648      SFD     7.000       6.733    $2,281.99    360     1-Mar-29  $342,000.83
4989450    WESTLAKE VILLAGE             CA      91361      SFD     7.250       6.750    $2,046.53    360     1-Mar-29  $299,765.97
4989473    PASADENA                     CA      91105      SFD     7.250       6.750    $3,513.21    360     1-Mar-29  $514,598.25
4989479    MISSION VIEJO                CA      92692      SFD     7.375       6.750    $2,022.99    360     1-Mar-29  $292,677.12
4989508    PACIFIC PALISADES            CA      90272      SFD     6.375       6.108    $2,495.48    360     1-Mar-29  $399,629.52
4989515    HERMOSA BEACH                CA      90254      SFD     7.000       6.733    $3,739.01    360     1-Mar-29  $561,539.32
4989526    MANHATTAN BEACH              CA      90266      LCO     6.875       6.608    $2,305.83    360     1-Mar-29  $350,705.11
4989533    TARZANA AREA                 CA      91356      SFD     7.125       6.750    $3,284.38    360     1-Mar-29  $487,110.15
4989544    IRVINE                       CA      92612      SFD     7.000       6.733    $2,262.03    360     1-Mar-29  $339,721.30
4989546    IRVINE                       CA      92612      SFD     7.375       6.750    $1,926.99    360     1-Mar-29  $278,687.70
4989561    LAGUNA NIGUEL                CA      92677      SFD     7.000       6.733    $1,796.32    360     1-Mar-29  $269,778.68
4989565    LOS FELIZ AREA               CA      90027      SFD     7.375       6.750    $3,453.38    360     1-Mar-29  $499,619.54
4989571    RANCHO SANTA MARGARITA       CA      92688      SFD     7.000       6.733    $2,029.18    360     1-Mar-29  $304,749.99
4989643    RANCHO PALOS VERDES          CA      90275      SFD     7.375       6.750    $1,807.50    360     1-Feb-29  $261,300.50
4989668    PALO ALTO                    CA      94303      SFD     7.250       6.750    $2,401.26    360     1-Jan-29  $350,267.06
4990217    REDWOOD CITY                 CA      94061      SFD     6.750       6.483    $1,880.94    360     1-Mar-29  $289,750.31
4990242    REDWOOD CITY                 CA      94061      SFD     6.875       6.608    $1,681.74    360     1-Mar-29  $255,784.93
4990398    FRANKLIN LAKES               NJ      07417      SFD     7.250       6.750    $2,442.20    360     1-Mar-29  $357,720.72
4990466    SPRINGDALE                   AR      72764      SFD     7.000       6.733    $2,038.49    360     1-Mar-29  $306,148.84
4990796    NEWPORT BEACH                CA      92625      SFD     7.000       6.733    $3,346.48    360     1-Mar-29  $502,587.69
4990819    MONTECITO                    CA      93108      SFD     7.000       6.733    $3,612.60    360     1-Mar-29  $542,554.90
4990848    KAILUA                       HI      96734      SFD     6.875       6.608    $4,270.04    360     1-Mar-29  $649,003.92
4990861    SANTA ANA                    CA      92705      SFD     7.375       6.750    $2,099.66    360     1-Mar-29  $303,768.67
4990889    LONG BEACH                   CA      90814      SFD     7.000       6.733    $2,494.89    360     1-Mar-29  $374,692.61
4990925    LOS ANGELES                  CA      91604      SFD     7.000       6.733    $2,494.89    360     1-Mar-29  $374,692.61
4990927    FORT PIERCE                  FL      34945      SFD     7.625       6.750    $  990.92    360     1-Apr-29  $140,000.00
4990935    HAWTHORNE                    CA      90250      SFD     7.375       6.750    $2,130.74    360     1-Mar-29  $308,265.25
4990952    CALISTOGA                    CA      94515      SFD     7.250       6.750    $2,933.36    360     1-Mar-29  $429,664.56
4991005    RANCHO STA MARGARITA         CA      92688      SFD     8.125       6.750    $2,168.10    360     1-Apr-29  $292,000.00
4991007    SANTA CLARITA                CA      91351      SFD     7.000       6.733    $2,010.88    360     1-Mar-29  $302,002.25
4991045    NEWPORT BEACH                CA      92660      PUD     7.125       6.750    $2,021.16    360     1-Mar-29  $299,760.09
4991056    WOODLAND HILLS               CA      91364      SFD     7.375       6.750    $1,857.23    360     1-Mar-29  $268,588.69
4991062    GLENDORA                     CA      91741      SFD     7.125       6.750    $2,312.21    360     1-Mar-29  $342,925.54
4991073    BELMONT                      CA      94002      SFD     7.375       6.750    $2,244.69    360     1-Mar-29  $324,752.71
4991075    LONG BEACH                   CA      90808      SFD     6.750       6.483    $2,296.04    360     1-Mar-29  $353,695.21
4991090    TUCSON                       AZ      85737      SFD     7.375       6.750    $2,223.98    360     1-Mar-29  $321,754.98
4991102    WALNUT                       CA      91789      SFD     7.000       6.733    $1,995.91    360     1-Mar-29  $299,754.09
4991124    SHORT HILLS                  NJ      07078      SFD     6.750       6.483    $2,464.68    360     1-Apr-29  $380,000.00
4991140    MONTE SERENO                 CA      95030      SFD     6.875       6.608    $4,046.69    360     1-Mar-29  $615,482.48
4991292    TULSA                        OK      74137      SFD     7.375       6.750    $2,072.03    360     1-Mar-29  $299,771.72
4991456    NEWTOWN                      PA      18940      SFD     7.375       6.750    $2,417.37    360     1-Feb-29  $348,860.80
4991551    DARIEN                       CT      06820      SFD     7.125       6.750    $2,762.25    360     1-Apr-29  $410,000.00
4992702    CLAYTON                      CA      94517      SFD     7.750       6.750    $2,328.34    360     1-Apr-29  $325,000.00
4992768    BENTONVILLE                  AR      72712      SFD     6.375       6.108    $2,333.27    360     1-Mar-29  $373,653.61
4994598    NEW CITY                     NY      10956      SFD     7.250       6.750    $1,875.98    360     1-Mar-29  $274,785.48
4994723    KEY BISCAYNE                 FL      33149      LCO     7.250       6.750    $2,026.07    360     1-Apr-29  $297,000.00
4994795    BROOKLYN                     NY      11209      SFD     7.375       6.750    $2,486.43    360     1-Mar-29  $359,726.07
4995179    NEDERLAND                    CO      80466      SFD     6.875       6.608    $1,681.74    360     1-Apr-29  $256,000.00
4995236    BROKEN ARROW                 OK      74014      SFD     7.125       6.750    $1,852.73    360     1-Mar-29  $274,780.08
4995701    GRASS VALLEY                 CA      95049      SFD     7.000       6.733    $1,703.17    360     1-Mar-29  $255,790.16
4996197    SAN JOSE                     CA      95125      SFD     7.375       6.750    $2,293.05    360     1-Apr-29  $332,000.00
4996289    LAGUNA BEACH                 CA      92651      SFD     6.875       6.608    $1,970.79    360     1-Mar-29  $299,747.96
4996332    MILPITAS                     CA      95035      SFD     7.500       6.750    $3,303.79    360     1-Feb-29  $471,796.47
4997081    BRIARCLIFF MANOR             NY      10510      SFD     7.125       6.750    $2,694.88    360     1-Apr-29  $400,000.00
4997845    FLUSHING                     NY      11355      SFD     7.375       6.750    $2,144.55    360     1-Apr-29  $310,500.00
5000324    HIGHLAND PARK                TX      75205      SFD     7.625       6.750    $1,916.36    360     1-Apr-29  $270,750.00
5001040    PEBBLE BEACH                 CA      93953      SFD     7.000       6.733    $5,405.59    360     1-Apr-29  $812,500.00
5001472    LAKELAND                     FL      33813      SFD     6.875       6.608    $1,937.94    360     1-Apr-29  $295,000.00
5002188    HOUSTON                      TX      77027      SFD     6.875       6.608    $1,776.34    360     1-Apr-29  $270,400.00
5002362    SUNNYVALE                    CA      94087      SFD     7.125       6.750    $3,126.06    360     1-Apr-29  $464,000.00
5004830    SANTA CLARA                  CA      95050      SFD     7.000       6.733    $1,995.91    360     1-Apr-29  $300,000.00
6675426    PUEBLO WEST                  CO      81007      SFD     7.250       6.750    $2,352.16    240     1-Mar-19  $287,045.84
6727066    KIRKLAND                     WA      98033      SFD     7.250       6.750    $2,319.40    360     1-Jan-29  $339,199.48
6738321    ISSAQUAH                     WA      98027      PUD     7.000       6.733    $2,867.39    360     1-Mar-29  $430,636.72
6742664    LAS VEGAS                    NV      89117      PUD     7.500       6.750    $5,244.11    360     1-Mar-29  $749,443.39
6772419    PRINCETON                    NJ      08540      PUD     6.500       6.233    $3,033.93    360     1-Mar-29  $479,566.07
6811870    GLADSTONE                    NJ      07977      SFD     7.000       6.733    $2,328.56    360     1-Jan-29  $347,485.29
6847428    OAK HILL                     VA      20171      PUD     7.250       6.750    $2,687.09    360     1-Mar-29  $393,592.72
6855990    MIDDLETON                    MA      01949      SFD     7.375       6.750    $2,486.43    360     1-Mar-29  $359,476.07
6870291    TUCSON                       AZ      85718      PUD     7.000       6.733    $2,395.09    360     1-Mar-29  $359,704.91
6897534    MONROE TWP                   NJ      08831      SFD     7.375       6.750    $1,933.89    360     1-Mar-29  $279,786.94
6912679    OCEANPORT                    NJ      07754      SFD     6.875       6.608    $1,662.03    360     1-Jan-29  $252,358.69
6918295    NORTHAMPTON                  MA      01060      SFD     7.375       6.750    $2,431.18    360     1-Mar-29  $351,732.15
6926817    UNION TWP                    NJ      08867      PUD     6.750       6.483    $1,751.21    360     1-Feb-29  $269,533.77
6929957    GROTON                       MA      01450      SFD     7.250       6.750    $2,240.95    360     1-Nov-28  $327,203.11
6946125    SANTA CLARITA                CA      91350      SFD     7.250       6.750    $2,644.46    360     1-Dec-28  $386,429.37
6951977    COLORADO SPRINGS             CO      80906      SFD     7.250       6.750    $1,772.98    360     1-Mar-29  $259,697.25
6978992    OXNARD                       CA      93030      SFD     7.375       6.750    $1,817.17    360     1-Mar-29  $262,899.80
6979678    FRANKLIN TWP                 NJ      08873      SFD     7.625       6.750    $1,875.65    360     1-Mar-29  $264,808.20
7018653    AMES                         IA      50014      SFD     7.250       6.750    $2,592.27    360     1-Jan-29  $379,105.30
7111427    ADEL                         IA      50003      SFD     7.000       6.733    $1,860.98    360     1-Mar-29  $279,490.72
7116935    BOZEMAN                      MT      59715      SFD     7.000       6.733    $1,995.91    360     1-Mar-29  $299,754.09
7125287    MANHATTAN BEACH              CA      90266      SFD     7.375       6.750    $2,949.18    360     1-Mar-29  $426,675.09
7134685    PHOENIX                      AZ      85045      PUD     7.125       6.750    $2,358.01    360     1-Mar-29  $349,720.12
7143155    SAN DIEGO                    CA      92130      PUD     7.000       6.733    $4,044.04    360     1-Mar-29  $607,351.75
7151841    DANVILLE                     CA      94506      PUD     7.125       6.750    $1,697.77    360     1-Feb-29  $251,595.76
7176988    CLINTON                      NJ      08809      SFD     7.875       6.750    $1,782.00    360     1-Jan-29  $245,259.27
7206921    TUSTIN                       CA      92782      PUD     7.125       6.750    $3,321.43    360     1-Jan-29  $491,810.24
7207048    JOHNSTON                     IA      50131      SFD     6.750       6.483    $3,268.93    360     1-Feb-29  $503,129.70
7211940    SAN FRANCISCO                CA      94107      SFD     7.250       6.750    $2,346.69    360     1-Mar-29  $343,731.64
7226941    ALEXANDRIA                   VA      22314      LCO     7.250       6.750    $7,913.25    360     1-Jan-29  $1,157,268.82
7227750    COLORADO SPRINGS             CO      80919      SFD     7.250       6.750    $2,363.74    360     1-Mar-29  $346,229.70
7282243    LONGMONT                     CO      80503      SFD     6.625       6.358    $1,988.07    360     1-Mar-29  $310,211.07
7288737    BURLINGAME                   CA      94010      SFD     7.000       6.733    $4,800.16    360     1-Mar-29  $720,908.59
7289690    SAN DIEGO                    CA      92130      SFD     7.125       6.750    $2,899.01    360     1-Jan-29  $429,261.55
7298616    SAN JOSE                     CA      95139      SFD     6.875       6.608    $2,023.34    360     1-Mar-29  $307,741.24
7314974    COHASSET                     MA      02025      SFD     7.375       6.750    $4,144.05    360     1-Mar-29  $599,404.05
7322195    LOS ALTOS                    CA      94024      SFD     7.000       6.733    $3,858.09    360     1-Mar-29  $579,424.66
7347620    SANTA CLARA                  CA      95054      PUD     7.875       6.750    $2,203.92    360     1-Mar-29  $303,750.82
7359525    DARTMOUTH                    MA      02747      SFD     7.375       6.750    $2,762.70    360     1-Jan-29  $399,081.27
7365334    PARK CITY                    UT      84098      SFD     7.125       6.750    $2,137.37    360     1-Mar-29  $316,996.30
7375583    NEWPORT COAST                CA      92657      SFD     7.000       6.733    $3,301.90    360     1-Mar-29  $495,893.18
7386563    SAN RAMON                    CA      94583      PUD     7.125       6.750    $2,226.64    360     1-Mar-29  $330,235.70
7405856    ALAMO                        CA      94507      SFD     7.000       6.733    $2,647.90    360     1-Mar-29  $397,673.77
7413538    WILMINGTON                   DE      19809      SFD     6.750       6.483    $2,075.51    360     1-Mar-29  $319,724.49
7419527    PALM DESERT                  CA      92211      SFD     7.250       6.750    $2,701.42    360     1-Feb-29  $395,380.29
7419566    BERKELEY                     CA      94708      SFD     7.125       6.750    $2,526.44    360     1-Feb-29  $374,398.46
7437729    TUCSON                       AZ      85715      PUD     7.000       6.733    $2,155.58    360     1-Mar-29  $323,734.42
7439428    NORTH BARRINGTON             IL      60010      SFD     7.125       6.750    $8,818.98    360     1-Dec-28  $1,304,266.43
7447672    HONOLULU                     HI      96816      SFD     6.750       6.483    $3,444.06    360     1-Mar-29  $530,542.82
7465296    IRVINE                       CA      92602      SFD     5.625       5.358    $1,467.64    360     1-Feb-29  $254,403.60
7480945    KILMARNOCK                   VA      22482      SFD     7.000       6.733    $3,134.91    360     1-Mar-29  $470,813.76
7485368    CONCORD                      CA      94518      SFD     7.250       6.750    $1,882.81    360     1-Jan-29  $274,997.17
7499564    ENGLEWOOD                    CO      80111      SFD     7.125       6.750    $1,789.40    360     1-Feb-29  $265,173.94
7502196    SOLON                        OH      44139      SFD     7.500       6.750    $2,016.53    360     1-Feb-29  $287,970.60
7504615    OAKDALE                      CA      95361      SFD     7.125       6.750    $1,967.26    360     1-Mar-29  $291,766.49
7507682    MASON                        OH      45040      SFD     7.125       6.750    $2,391.70    360     1-Mar-29  $354,716.11
7517373    GAITHERSBURG                 MD      20878      SFD     6.375       6.108    $1,996.38    360     1-Mar-29  $319,703.62
7523117    ST JAMES                     NY      11780      SFD     7.500       6.750    $2,150.08    360     1-Jan-29  $306,811.10
7523137    ATLANTA                      GA      30307      PUD     7.375       6.750    $1,726.69    360     1-Apr-29  $250,000.00
7525467    MARTINEZ                     CA      94553      SFD     7.250       6.750    $1,716.01    360     1-Mar-29  $251,353.77
7525601    NEWARK                       CA      94560      SFD     7.750       6.750    $1,836.83    360     1-Mar-29  $256,212.04
7526038    CASTLE ROCK                  CO      80104      PUD     6.625       6.358    $2,456.23    360     1-Mar-29  $383,261.56
7531360    NEWPORT BEACH                CA      92663      SFD     7.250       6.750    $6,821.76    360     1-Mar-29  $999,219.91
7533825    MEDFIELD                     MA      02038      SFD     7.250       6.750    $2,537.70    360     1-Feb-29  $371,417.85
7534552    GLENDORA                     CA      91741      SFD     7.250       6.750    $3,274.45    360     1-Mar-29  $479,625.55
7536783    MANHATTAN BEACH              CA      90266      SFD     7.250       6.750    $2,114.75    360     1-Mar-29  $309,758.17
7540615    MORGAN HILL                  CA      95037      PUD     7.250       6.750    $2,223.89    360     1-Mar-29  $325,745.69
7541393    MESA                         AZ      85206      PUD     7.125       6.750    $1,773.23    360     1-Mar-29  $262,989.52
7543065    PEORIA                       AZ      85382      PUD     6.875       6.608    $3,547.42    360     1-Mar-29  $539,546.33
7544312    BALTIMORE                    MD      21230      SFD     7.250       6.750    $2,217.07    360     1-Mar-29  $324,746.47
7544322    SIMI VALLEY                  CA      93065      SFD     7.375       6.750    $3,446.47    360     1-Mar-29  $498,620.30
7546611    LAKESIDE PARK                KY      41017      SFD     7.250       6.750    $1,951.02    360     1-Mar-29  $285,776.90
7549722    BELLEVUE                     WA      98007      SFD     6.750       6.483    $2,093.87    360     1-Mar-29  $322,552.05
7552384    GREENWOOD                    MN      55331      SFD     7.125       6.750    $2,829.62    360     1-Mar-29  $419,664.13
7553448    NEW CITY                     NY      10956      SFD     7.375       6.750    $2,320.12    360     1-Mar-29  $335,664.39
7553970    MANCOS                       CO      81328      SFD     7.500       6.750    $2,167.56    360     1-Mar-29  $309,758.81
7554522    BOSTON                       MA      02108      SFD     6.500       6.233    $6,320.68    360     1-Mar-29  $999,095.99
7554677    LOS ANGELES                  CA      90046      SFD     7.375       6.750    $2,624.57    360     1-Feb-29  $379,419.92
7554864    PUEBLO                       CO      81003      SFD     7.250       6.750    $2,558.16    360     1-Mar-29  $374,707.47
7556458    UPPER ARLINGTON              OH      43220      SFD     7.125       6.750    $2,662.54    360     1-Mar-29  $394,883.96
7556873    BOULDER                      CO      80304      SFD     6.625       6.358    $2,996.66    360     1-Mar-29  $467,587.09
7557307    FAIRPORT                     NY      14450      SFD     7.500       6.750    $1,789.99    360     1-Mar-29  $255,810.01
7557952    NASHVILLE                    TN      37211      SFD     7.500       6.750    $1,707.13    360     1-Feb-29  $243,786.49
7558533    HALF MOON BAY                CA      94019      PUD     7.125       6.750    $2,263.69    360     1-Mar-29  $335,731.31
7559032    HOUSTON                      TX      77077      SFD     7.250       6.750    $1,719.08    360     1-Mar-29  $251,803.41
7561035    APEX                         NC      27502      SFD     7.125       6.750    $2,155.90    360     1-Mar-29  $319,744.10
7561294    AGOURA                       CA      91406      PUD     7.125       6.750    $2,384.96    360     1-Mar-29  $353,716.92
7561531    GARDEN RIDGE                 TX      78266      SFD     7.000       6.733    $2,128.97    360     1-Apr-29  $320,000.00
7562369    UNION CITY                   CA      94587      SFD     7.000       6.733    $1,889.57    360     1-Mar-29  $283,783.19
7563400    SAN FRANCISCO                CA      94107      LCO     7.000       6.733    $1,889.46    360     1-Mar-29  $283,756.67
7564406    PINEHURST                    NC      28374      SFD     6.875       6.608    $1,839.40    360     1-Mar-29  $279,764.77
7565173    SAN JOSE                     CA      95125      SFD     7.250       6.750    $2,338.16    360     1-Mar-29  $342,482.62
7566206    EL CAJON                     CA      92021      SFD     6.875       6.608    $1,659.40    360     1-Mar-29  $252,387.79
7566408    KINNELON                     NJ      07405      SFD     7.000       6.733    $2,262.03    360     1-Mar-29  $339,721.30
7566469    KEY BISCAYNE                 FL      33149      SFD     6.500       6.233    $2,199.60    360     1-Apr-29  $348,000.00
7568837    ATLANTA                      GA      30309      SFD     6.750       6.483    $1,846.56    360     1-Mar-29  $284,454.88
7569148    EDMOND                       OK      73003      SFD     7.250       6.750    $1,749.78    360     1-Mar-29  $256,299.91
7569689    PLEASANTON                   CA      94588      PUD     7.250       6.750    $4,147.63    360     1-Mar-29  $607,525.70
7570756    SAN JOSE                     CA      95120      SFD     7.125       6.750    $1,920.10    360     1-Mar-29  $284,772.09
7570947    PHOENIX                      AZ      85027      SFD     7.250       6.750    $2,118.16    360     1-Mar-29  $310,257.78
7571001    TRACY                        CA      95376      SFD     7.250       6.750    $1,719.08    360     1-Mar-29  $251,803.42
7571187    MELBOURNE BEACH              FL      32951      SFD     7.375       6.750    $3,149.48    360     1-Mar-29  $455,653.02
7573252    UPLAND                       CA      91784      SFD     7.000       6.733    $2,311.93    360     1-Mar-29  $347,215.15
7574878    FORT COLLINS                 CO      80525      PUD     7.000       6.733    $1,633.98    360     1-Mar-29  $245,398.69
7574953    MARIETTA                     GA      30067      PUD     7.000       6.733    $2,128.97    360     1-Mar-29  $319,737.70
7575241    NORTHRIDGE                   CA      91326      SFD     7.250       6.750    $2,384.21    360     1-Mar-29  $349,227.35
7575425    PLANO                        TX      75093      SFD     6.875       6.608    $2,188.23    360     1-Mar-29  $332,820.16
7575628    JACKSON HOLE                 WY      83001      SFD     7.250       6.750    $1,893.72    360     1-Feb-29  $277,165.59
7576545    CHAPEL HILL                  NC      27516      SFD     7.125       6.750    $3,910.94    360     1-Mar-29  $580,035.78
7578426    OXNARD                       CA      93035      SFD     7.125       6.750    $2,344.54    360     1-Mar-29  $347,721.71
7579791    SEATTLE                      WA      98103      SFD     6.875       6.608    $1,944.51    360     1-Mar-29  $295,692.39
7581313    MENDHAM TOWNSHIP             NJ      07945      SFD     6.875       6.608    $6,240.82    360     1-Mar-29  $949,201.89
7581678    EDINA                        MN      55439      SFD     7.000       6.733    $4,989.77    360     1-Mar-29  $749,385.23
7582618    SAN MARINO                   CA      91108      SFD     6.875       6.608    $2,706.55    360     1-Mar-29  $411,653.87
7582785    SAN JOSE                     CA      95129      SFD     7.125       6.750    $2,027.89    360     1-Mar-29  $300,759.30
7583158    LOUISVILLE                   CO      80027      PUD     7.125       6.750    $1,920.10    360     1-Mar-29  $284,772.09
7583690    SEATTLE                      WA      98115      SFD     7.125       6.750    $1,724.72    360     1-Mar-29  $255,795.28
7583750    SAN PEDRO                    CA      90731      SFD     7.125       6.750    $1,691.71    360     1-Mar-29  $250,899.20
7584854    SAN FRANCISCO                CA      94109      HCO     7.500       6.750    $2,611.57    360     1-Mar-29  $373,222.81
7585271    LAGUNA NIGUEL                CA      92677      SFD     6.875       6.608    $2,414.21    360     1-Mar-29  $367,191.26
7585336    REDMOND                      WA      98053      SFD     7.000       6.733    $2,549.44    360     1-Mar-29  $382,885.89
7585513    SANTA ANA                    CA      92705      SFD     7.000       6.733    $2,308.60    360     1-Mar-29  $346,624.17
7586260    PLEASANTON                   CA      94566      SFD     7.250       6.750    $6,194.16    360     1-Mar-29  $907,291.67
7586464    MENDOTA HEIGHTS              MN      55118      SFD     7.250       6.750    $2,783.28    360     1-Mar-29  $407,681.72
7586475    WASHINGTON                   DC      20015      SFD     6.500       6.233    $1,893.04    360     1-Mar-29  $299,229.25
7586682    DANVILLE                     CA      94506      SFD     7.250       6.750    $6,787.65    360     1-Mar-29  $994,011.46
7586960    WESTLAKE                     OH      44145      SFD     6.625       6.358    $3,770.15    360     1-Mar-29  $588,280.52
7587177    ASPEN                        CO      81611      SFD     7.125       6.750    $6,501.38    360     1-Mar-29  $964,228.31
7587595    TELLURIDE                    CO      81435      LCO     7.125       6.750    $2,802.67    360     1-Mar-29  $415,667.33
7588251    DENVER                       CO      80207      SFD     7.500       6.750    $3,461.11    360     1-Mar-29  $494,632.64
7588689    STILLWATER                   MN      55082      SFD     6.875       6.608    $1,970.79    360     1-Mar-29  $299,747.96
7588736    WAYNE                        PA      19087      SFD     7.250       6.750    $2,046.53    360     1-Mar-29  $299,765.97
7590153    CARMICHAEL                   CA      95806      SFD     7.125       6.750    $1,911.12    360     1-Mar-29  $283,440.15
7591021    SAN FRANCISCO                CA      94123      LCO     6.875       6.608    $2,496.33    360     1-Mar-29  $379,680.75
7591318    CHAPEL HILL                  NC      27514      SFD     6.875       6.608    $2,627.72    360     1-Mar-29  $399,663.95
7591764    NEWPORT COAST                CA      92657      LCO     7.000       6.733    $2,548.11    360     1-Mar-29  $382,686.06
7592488    OCEAN CITY                   NJ      08226      LCO     7.125       6.750    $3,368.59    360     1-Mar-29  $499,600.16
7592497    PARK CITY                    UT      84060      LCO     7.125       6.750    $1,751.13    360     1-Mar-29  $259,712.15
7592992    COLORADO SPRINGS             CO      80906      SFD     6.750       6.483    $1,615.01    360     1-Mar-29  $248,785.62
7593271    REDMOND                      WA      98053      SFD     6.875       6.608    $1,734.29    360     1-Mar-29  $263,778.21
7593978    ORONO                        MN      55391      SFD     7.000       6.733    $2,727.74    360     1-Mar-29  $409,663.93
7594006    KILDEER                      IL      60047      SFD     6.375       6.108    $2,433.09    360     1-Mar-29  $389,638.79
7594069    COLUMBIA                     MD      21045      SFD     7.375       6.750    $1,781.94    360     1-Mar-29  $257,803.68
7594759    DES MOINES                   IA      50312      SFD     6.750       6.483    $2,334.95    360     1-Mar-29  $359,690.05
7594766    RICHMOND                     VA      23233      PUD     6.875       6.608    $2,148.16    360     1-Mar-29  $326,725.28
7595471    REDMOND                      WA      98053      SFD     7.000       6.733    $2,075.41    360     1-Mar-29  $311,694.30
7595652    TULSA                        OK      74136      SFD     7.125       6.750    $4,379.17    360     1-Mar-29  $649,480.21
7595807    DUBLIN                       CA      94568      SFD     7.375       6.750    $2,849.03    360     1-Mar-29  $412,186.13
7596052    ISSAQUAH                     WA      98029      SFD     7.250       6.750    $2,578.63    360     1-Mar-29  $377,705.12
7596245    CHARLOTTE                    NC      28277      SFD     6.750       6.483    $3,191.10    360     1-Mar-29  $491,576.40
7596524    NEWTON                       MA      02466      SFD     7.000       6.733    $2,015.87    360     1-Mar-29  $302,751.63
7597222    DARIEN                       CT      06820      SFD     6.875       6.608    $2,824.79    360     1-Apr-29  $430,000.00
7597516    ATLANTA                      GA      30350      SFD     6.875       6.608    $2,673.70    360     1-Mar-29  $406,658.07
7597913    SAN ANSELMO                  CA      94960      SFD     7.375       6.750    $2,315.14    360     1-Mar-29  $334,944.94
7597983    SANTA CLARA                  CA      95051      SFD     7.250       6.750    $2,084.16    360     1-Mar-29  $305,277.67
7598263    PISMO BEACH                  CA      93449      SFD     7.125       6.750    $2,054.84    360     1-Mar-29  $304,756.10
7598486    MINNEAPOLIS                  MN      55408      SFD     7.000       6.733    $2,195.50    360     1-Mar-29  $329,729.50
7598585    BRECKENRIDGE                 CO      80424      SFD     6.875       6.608    $2,932.53    360     1-Mar-29  $446,024.97
7600228    LIVERMORE                    CA      94550      SFD     7.250       6.750    $2,537.70    360     1-Mar-29  $371,709.80
7601273    CAMAS                        WA      98607      SFD     7.375       6.750    $1,813.02    360     1-Mar-29  $262,300.26
7601819    BOULDER                      CO      80301      PUD     6.750       6.483    $2,127.40    360     1-Mar-29  $327,717.60
7601874    WILMINGTON                   DE      19803      SFD     7.125       6.750    $2,290.64    360     1-Mar-29  $339,728.11
7602377    SPOKANE                      WA      98233      SFD     7.000       6.733    $5,621.81    360     1-Mar-29  $844,307.36
7602384    POTOMAC                      MD      20854      SFD     6.875       6.608    $1,983.92    360     1-Mar-29  $301,746.29
7603598    EAGLE                        CO      81631      SFD     6.875       6.608    $3,284.64    360     1-Mar-29  $499,579.94
7603604    BIRMINGHAM                   MI      48009      SFD     7.125       6.750    $4,378.50    360     1-Mar-29  $649,380.28
7603613    SHINGLE SPRINGS              CA      95682      SFD     6.625       6.358    $1,837.69    360     1-Mar-29  $286,746.79
7604159    SAN DIEGO                    CA      92106      SFD     7.000       6.733    $4,324.47    360     1-Mar-29  $649,467.20
7604366    SAN RAMON                    CA      94583      SFD     6.750       6.483    $1,822.56    360     1-Mar-29  $280,758.07
7604535    WICHITA FALLS                TX      76308      SFD     6.875       6.608    $3,961.92    240     1-Apr-19  $516,000.00
7604572    SANTA CLARA                  CA      95051      SFD     7.000       6.733    $1,982.60    360     1-Mar-29  $297,755.73
7604857    GREAT FALLS                  VA      22066      SFD     6.875       6.608    $5,453.42    360     1-Apr-29  $830,138.00
7604860    STERLING                     VA      20165      SFD     6.750       6.483    $1,605.28    360     1-Mar-29  $247,286.91
7604972    BIRMINGHAM                   AL      35213      SFD     7.375       6.750    $3,425.75    360     1-Mar-29  $495,622.58
7604982    BETHESDA                     MD      20816      SFD     7.000       6.733    $3,326.51    360     1-Mar-29  $499,590.16
7605184    LONGMONT                     CO      80503      SFD     7.000       6.733    $3,205.32    360     1-Mar-29  $481,289.09
7605451    LONGMONT                     CO      80503      SFD     6.875       6.608    $1,852.54    360     1-Mar-29  $281,763.09
7605872    LAKE ELMO                    MN      55042      SFD     7.000       6.733    $2,391.76    360     1-Apr-29  $359,500.00
7605938    PARADISE VALLEY              AZ      85253      SFD     7.750       6.750    $5,373.09    360     1-Mar-29  $749,470.66
7606086    AUSTIN                       TX      78746      SFD     7.000       6.733    $2,049.46    360     1-Mar-29  $307,797.50
7606354    SAN DIEGO                    CA      92037      SFD     6.875       6.608    $5,551.05    360     1-Mar-29  $844,290.10
7607080    PARK CITY                    UT      84060      SFD     6.625       6.358    $2,791.76    360     1-Mar-29  $435,615.32
7607120    FAIRFIELD                    CA      94533      PUD     7.250       6.750    $1,751.83    360     1-Mar-29  $256,599.67
7607464    THOUSAN OAKS                 CA      91360      SFD     6.875       6.608    $3,678.80    360     1-Mar-29  $559,529.53
7607743    RIDGEFIELD                   CT      06877      SFD     6.875       6.608    $3,678.80    360     1-Mar-29  $559,529.53
7608432    SAN DIMAS                    CA      91773      SFD     7.375       6.750    $2,175.63    360     1-Mar-29  $314,702.27
7608685    CHEVY CHASE                  MD      20815      SFD     6.875       6.608    $2,023.34    360     1-Mar-29  $307,741.24
7608804    INDIANAPOLIS                 IN      46278      PUD     7.375       6.750    $2,396.64    360     1-Mar-29  $346,735.96
7609712    PARK CITY                    UT      84098      SFD     6.750       6.483    $2,542.50    360     1-Mar-29  $391,662.50
7609875    IRVINE                       CA      92620      SFD     6.875       6.608    $4,270.04    360     1-Mar-29  $649,453.92
7610391    GREENVILLE                   SC      29615      SFD     6.750       6.483    $2,957.61    360     1-Mar-29  $455,607.39
7610530    ENGLEWOOD                    CO      80111      PUD     7.125       6.750    $2,014.42    360     1-Mar-29  $298,760.89
7610684    ALISO VIEJO AREA             CA      92656      LCO     7.375       6.750    $1,870.00    360     1-Mar-29  $270,543.98
7612241    FT LAUDERDALE                FL      33308      SFD     7.000       6.733    $2,075.74    360     1-Mar-29  $311,744.26
7613570    LA CANADA FLINTRI            CA      91011      SFD     7.250       6.750    $2,401.26    360     1-Mar-29  $351,725.41
7613712    ORONO                        MN      55356      SFD     6.750       6.483    $3,891.59    360     1-Mar-29  $599,483.41
7616184    PARK CITY                    UT      84060      LCO     7.375       6.750    $2,555.50    360     1-Mar-29  $369,718.46
7616543    CAVE CREEK                   AZ      85331      SFD     7.500       6.750    $3,579.98    360     1-Mar-29  $511,620.02
7619585    GLENDALE                     CA      91208      SFD     7.250       6.750    $2,217.07    360     1-Mar-29  $324,746.47
7619897    GILROY                       CA      95020      SFD     7.000       6.733    $1,841.56    360     1-Mar-29  $276,573.11
7621632    NORTH BETHESDA               MD      20852      SFD     7.125       6.750    $2,721.82    360     1-Mar-29  $403,676.93
7622482    BAINBRIDGE ISLAND            WA      98110      SFD     7.250       6.750    $3,410.88    360     1-Mar-29  $499,609.95
7622686    ORONO                        MN      55356      SFD     6.875       6.608    $1,694.88    360     1-Mar-29  $257,783.25
7622766    WHITPAIN TWP                 PA      19422      PUD     6.625       6.358    $2,356.34    360     1-Mar-29  $367,675.33
7622951    MCDONOUGH                    GA      30253      SFD     6.875       6.608    $1,662.69    360     1-Mar-29  $252,887.36
7626125    VIRGINIA BEACH               VA      23451      SFD     6.875       6.608    $4,270.04    360     1-Mar-29  $649,453.92
7632742    ALPHARETTA                   GA      30005      PUD     6.500       6.233    $2,318.43    360     1-Mar-29  $366,468.40
7632783    NORTH CANTON                 OH      44720      SFD     7.375       6.750    $2,486.43    360     1-Apr-29  $360,000.00
7640259    EL CAJON                     CA      92021      SFD     7.375       6.750    $2,053.03    360     1-Mar-29  $297,023.82

                                                                                                                     $434,152,806.81



(i)                     (x)        (xi)         (xii)       (xiii)        (xiv)           (xv)           (xvi)
-----                  ------   ---------    ----------    --------    -----------     -----------    -----------
MORTGAGE                                      MORTGAGE                    T.O.P.         MASTER          FIXED
LOAN                                          INSURANCE     SERVICE      MORTGAGE        SERVICE        RETAINED
NUMBER                  LTV      SUBSIDY        CODE          FEE          LOAN            FEE           YIELD
--------               ------   ---------    ----------    --------    -----------     -----------    -----------
4569292                63.66                                 0.250                        0.017          1.358
4693547                75.00                                 0.250                        0.017          0.608
4708016                80.00                                 0.250                        0.017          0.358
4784640                89.99                     33          0.250                        0.017          0.108
4837049                80.00                                 0.250                        0.017          0.233
4847580                78.63                                 0.250                        0.017          0.000
4847648                80.00                                 0.250                        0.017          0.000
4848202                62.00                                 0.250                        0.017          0.000
4848636                74.32                                 0.250                        0.017          0.233
4855055                72.07                                 0.250                        0.017          0.358
4859553                71.28                                 0.250                        0.017          0.358
4862239                73.45                                 0.250                        0.017          0.733
4864500                79.99                                 0.250                        0.017          0.000
4864634                70.00                                 0.250                        0.017          0.358
4864821                77.71                                 0.250                        0.017          0.233
4867963                41.38                                 0.250                        0.017          0.233
4872015                51.62                                 0.250                        0.017          0.483
4872918                66.67                                 0.250                        0.017          0.000
4874593                61.04                                 0.250                        0.017          0.000
4874687                48.88                                 0.250                        0.017          0.483
4875078                80.00                                 0.250                        0.017          0.483
4876092                90.00                     12          0.250                        0.017          0.358
4877847                74.89                                 0.250                        0.017          0.483
4878220                94.96                     13          0.250                        0.017          0.483
4883862                74.29                                 0.250                        0.017          0.483
4884832                70.00                                 0.250                        0.017          0.000
4888417                71.17                                 0.250                        0.017          0.233
4888744                69.76                                 0.250                        0.017          0.000
4888876                90.00                     11          0.250                        0.017          0.233
4893083                80.00                                 0.250                        0.017          0.233
4893526                55.56                                 0.250                        0.017          0.108
4893787                77.56                                 0.250                        0.017          0.233
4897016                63.23                                 0.250                        0.017          0.358
4897348                43.19                                 0.250                        0.017          0.000
4898651                53.55                                 0.250                        0.017          0.000
4900565                62.35                                 0.250                        0.017          0.483
4901386                61.10                                 0.250                        0.017          0.108
4903774                89.99                     01          0.250                        0.017          0.108
4904642                67.63                                 0.250                        0.017          0.108
4908495                67.90                                 0.250                        0.017          0.608
4910440                79.57                                 0.250                        0.017          0.000
4910779                57.59                                 0.250                        0.017          0.000
4915327                90.00                     33          0.250                        0.017          0.358
4916034                76.79                                 0.250                        0.017          0.233
4916045                18.68                                 0.250                        0.017          0.000
4917914                70.00                                 0.250                        0.017          0.483
4918466                64.52                                 0.250                        0.017          0.000
4922033                87.72                     33          0.250                        0.017          0.358
4922129                70.00                                 0.250                        0.017          0.483
4922190                75.00                                 0.250                        0.017          0.858
4924261                80.00                                 0.250                        0.017          0.108
4924615                53.10                                 0.250                        0.017          0.000
4924921                70.00                                 0.250                        0.017          0.233
4926294                75.00                                 0.250                        0.017          0.000
4926817                80.00                                 0.250                        0.017          0.358
4927241                80.00                                 0.250                        0.017          0.233
4928152                80.00                                 0.250                        0.017          0.233
4928631                86.42                     12          0.250                        0.017          0.358
4928984                80.00                                 0.250                        0.017          0.000
4929681                69.89                                 0.250                        0.017          0.358
4929776                87.50                     11          0.250                        0.017          0.233
4930382                61.43                                 0.250                        0.017          0.108
4931330                60.00                                 0.250                        0.017          0.233
4931744                64.55                                 0.250                        0.017          0.233
4932844                59.44                                 0.250                        0.017          0.000
4932930                70.67                                 0.250                        0.017          0.483
4933160                64.59                                 0.250                        0.017          0.233
4933890                90.00                     11          0.250                        0.017          0.358
4934112                75.90                                 0.250                        0.017          0.108
4934445                45.27      GD 1YR                     0.250                        0.017          0.108
4935424                80.00                                 0.250                        0.017          0.108
4935986                79.68                                 0.250                        0.017          0.000
4936621                71.11                                 0.250                        0.017          0.108
4936890                63.39                                 0.250                        0.017          0.233
4937228                70.65                                 0.250                        0.017          0.233
4937238                80.00                                 0.250                        0.017          0.000
4937647                77.86                                 0.250                        0.017          0.358
4937988                90.00                     06          0.250                        0.017          0.000
4937992                82.95                     12          0.250                        0.017          0.358
4938306                78.95                                 0.250                        0.017          0.000
4938421                80.00                                 0.250                        0.017          0.233
4938501                57.69                                 0.250                        0.017          0.000
4939424                58.42                                 0.250                        0.017          0.483
4939698                90.00                     01          0.250                        0.017          0.358
4939766                75.00                                 0.250                        0.017          0.483
4939815                90.00                     12          0.250                        0.017          0.108
4940104                80.00                                 0.250                        0.017          0.000
4940271                78.24                                 0.250                        0.017          0.233
4940476                80.00                                 0.250                        0.017          0.108
4940541                88.91                     13          0.250                        0.017          0.233
4940545                66.99                                 0.250                        0.017          0.358
4940565                80.00                                 0.250                        0.017          0.233
4940633                79.11                                 0.250                        0.017          0.483
4940742                69.70                                 0.250                        0.017          0.108
4940832                65.60                                 0.250                        0.017          0.000
4941205                75.68                                 0.250                        0.017          0.358
4942619                88.55                     24          0.250                        0.017          0.233
4942932                74.03                                 0.250                        0.017          0.233
4943186                59.47                                 0.250                        0.017          0.000
4943333                80.00                                 0.250                        0.017          0.233
4943351                80.00                                 0.250                        0.017          0.000
4943532                86.60                     06          0.250                        0.017          0.608
4943625                62.50                                 0.250                        0.017          0.000
4944307                80.00                                 0.250                        0.017          0.358
4944935                66.37                                 0.250                        0.017          0.000
4945202                75.00                                 0.250                        0.017          0.000
4945244                80.00                                 0.250                        0.017          0.108
4945854                95.00                     06          0.250                        0.017          0.608
4945985                51.47                                 0.250                        0.017          0.000
4946180                67.30                                 0.250                        0.017          0.108
4946220                80.00                                 0.250                        0.017          0.233
4946545                80.00                                 0.250                        0.017          0.000
4947491                79.56                                 0.250                        0.017          0.000
4947648                75.00                                 0.250                        0.017          0.108
4947891                54.55                                 0.250                        0.017          0.233
4948094                57.95                                 0.250                        0.017          0.358
4948319                78.33                                 0.250                        0.017          0.358
4948331                80.00                                 0.250                        0.017          0.000
4948567                75.56                                 0.250                        0.017          0.108
4948735                70.00                                 0.250                        0.017          0.233
4948785                63.19                                 0.250                        0.017          0.233
4948805                75.00                                 0.250                        0.017          0.000
4948914                63.83                                 0.250                        0.017          0.108
4949342                53.18                                 0.250                        0.017          0.000
4949441                65.38                                 0.250                        0.017          0.733
4949870                53.85                                 0.250                        0.017          0.000
4950251                80.00                                 0.250                        0.017          0.358
4950672                60.30                                 0.250                        0.017          0.233
4950816                75.00                                 0.250                        0.017          0.000
4950943                73.41                                 0.250                        0.017          0.233
4950953                85.00                     24          0.250                        0.017          0.233
4951128                78.46                                 0.250                        0.017          0.108
4951214                75.00                                 0.250                        0.017          0.108
4951222                59.56                                 0.250                        0.017          0.233
4951384                50.56                                 0.250                        0.017          0.608
4951561                80.00                                 0.250                        0.017          0.000
4951753                73.91                                 0.250                        0.017          0.000
4952096                79.87                                 0.250                        0.017          0.358
4952404                62.41                                 0.250                        0.017          0.233
4952411                62.31                                 0.250                        0.017          0.000
4952485                89.99                     06          0.250                        0.017          0.000
4952490                70.00                                 0.250                        0.017          0.358
4952751                47.06                                 0.250                        0.017          0.000
4952870                80.00                                 0.250                        0.017          0.233
4953151                78.21                                 0.250                        0.017          0.233
4953317                54.41                                 0.250                        0.017          0.233
4953325                80.00                                 0.250                        0.017          0.483
4953481                75.00                                 0.250                        0.017          0.108
4953690                80.00                                 0.250                        0.017          0.233
4953706                80.00                                 0.250                        0.017          0.358
4953833                75.00                                 0.250                        0.017          0.108
4954363                59.00                                 0.250                        0.017          0.358
4954428                80.00                                 0.250                        0.017          0.358
4954437                80.00                                 0.250                        0.017          0.108
4954534                79.81                                 0.250                        0.017          0.000
4954535                70.18                                 0.250                        0.017          0.233
4954550                75.00                                 0.250                        0.017          0.233
4954612                68.91                                 0.250                        0.017          0.233
4954849                65.07                                 0.250                        0.017          0.000
4954911                59.17                                 0.250                        0.017          0.000
4955018                80.00                                 0.250                        0.017          0.000
4955083                88.37                     06          0.250                        0.017          0.233
4955130                77.83                                 0.250                        0.017          0.000
4955159                80.00                                 0.250                        0.017          0.233
4955256                57.14                                 0.250                        0.017          0.358
4955331                65.96                                 0.250                        0.017          0.000
4955335                35.79                                 0.250                        0.017          0.000
4955350                62.79                                 0.250                        0.017          0.483
4955517                90.00                     06          0.250                        0.017          0.358
4955762                78.57                                 0.250                        0.017          0.108
4955843                90.00                     01          0.250                        0.017          0.233
4955892                54.64                                 0.250                        0.017          0.000
4956007                80.00                                 0.250                        0.017          0.000
4956014                74.92                                 0.250                        0.017          0.358
4956100                56.82                                 0.250                        0.017          0.233
4956122                70.00                                 0.250                        0.017          0.000
4956174                41.76                                 0.250                        0.017          0.108
4956217                80.00                                 0.250                        0.017          0.358
4956221                49.57                                 0.250                        0.017          0.108
4956227                80.00                                 0.250                        0.017          0.108
4956240                53.03                                 0.250                        0.017          0.000
4956241                80.00                                 0.250                        0.017          0.000
4956361                73.48                                 0.250                        0.017          0.233
4956385                61.82                                 0.250                        0.017          0.358
4956407                50.87                                 0.250                        0.017          0.358
4956460                80.00                                 0.250                        0.017          0.000
4956635                60.61                                 0.250                        0.017          0.000
4956715                66.85      GD 3YR                     0.250                        0.017          0.108
4956743                76.71                                 0.250                        0.017          0.358
4956908                90.00                     11          0.250                        0.017          0.233
4957229                48.05                                 0.250                        0.017          0.000
4957238                72.73                                 0.250                        0.017          0.108
4957412                76.67                                 0.250                        0.017          0.983
4957443                65.85                                 0.250                        0.017          0.000
4957487                79.57                                 0.250                        0.017          0.483
4957512                65.90                                 0.250                        0.017          0.233
4957620                79.70                                 0.250                        0.017          0.233
4957682                80.00                                 0.250                        0.017          0.000
4957708                80.00                                 0.250                        0.017          0.000
4957841                90.00                     06          0.250                        0.017          0.233
4957877                80.00                                 0.250                        0.017          0.233
4957911                85.56                     24          0.250                        0.017          0.108
4957994                80.00                                 0.250                        0.017          0.858
4958272                80.00                                 0.250                        0.017          0.108
4958424                75.67                                 0.250                        0.017          0.000
4958700                62.25                                 0.250                        0.017          0.108
4958800                70.27                                 0.250                        0.017          0.358
4958846                90.00                     13          0.250                        0.017          0.000
4958873                35.30                                 0.250                        0.017          0.000
4958976                47.22                                 0.250                        0.017          0.233
4958978                50.00                                 0.250                        0.017          0.358
4959168                66.23                                 0.250                        0.017          0.233
4959351                41.84                                 0.250                        0.017          0.108
4959408                58.53                                 0.250                        0.017          0.733
4959477                74.42                                 0.250                        0.017          0.858
4959512                80.00                                 0.250                        0.017          0.000
4959523                80.00                                 0.250                        0.017          0.000
4959636                75.19                                 0.250                        0.017          0.858
4959767                62.14                                 0.250                        0.017          0.358
4959774                68.60                                 0.250                        0.017          0.358
4959792                41.75                                 0.250                        0.017          0.233
4959906                80.00                                 0.250                        0.017          0.358
4959945                80.00                                 0.250                        0.017          0.108
4959959                73.78                                 0.250                        0.017          0.483
4959995                58.90                                 0.250                        0.017          0.000
4960218                79.13                                 0.250                        0.017          0.358
4960337                73.04                                 0.250                        0.017          0.000
4960363                55.56                                 0.250                        0.017          0.483
4960454                75.00                                 0.250                        0.017          0.000
4960484                72.09                                 0.250                        0.017          0.233
4961385                64.52                                 0.250                        0.017          0.358
4961466                61.32                                 0.250                        0.017          0.233
4961467                73.46                                 0.250                        0.017          0.358
4961506                67.50                                 0.250                        0.017          0.000
4961584                75.00                                 0.250                        0.017          0.000
4961615                76.47                                 0.250                        0.017          0.108
4961656                69.88                                 0.250                        0.017          0.233
4961796                55.56                                 0.250                        0.017          0.000
4961813                65.34                                 0.250                        0.017          0.108
4962057                90.00                     12          0.250                        0.017          0.000
4962181                71.60                                 0.250                        0.017          0.358
4962217                65.36                                 0.250                        0.017          0.358
4962271                42.33                                 0.250                        0.017          0.000
4962312                79.34                                 0.250                        0.017          0.000
4962327                79.10                                 0.250                        0.017          0.000
4962357                64.10                                 0.250                        0.017          0.000
4962362                68.94                                 0.250                        0.017          0.000
4962452                76.92                                 0.250                        0.017          0.233
4962468                80.00                                 0.250                        0.017          0.000
4962482                74.07                                 0.250                        0.017          0.233
4962508                70.00                                 0.250                        0.017          0.358
4962519                58.00                                 0.250                        0.017          0.000
4962526                56.00                                 0.250                        0.017          0.358
4962782                64.31                                 0.250                        0.017          0.483
4962820                79.90                                 0.250                        0.017          0.000
4962862                80.00                                 0.250                        0.017          0.000
4963202                69.61                                 0.250                        0.017          0.000
4963445                67.26                                 0.250                        0.017          0.000
4963848                78.61                                 0.250                        0.017          0.483
4963882                80.00                                 0.250                        0.017          0.358
4963905                69.67                                 0.250                        0.017          0.608
4963913                74.67                                 0.250                        0.017          0.483
4964054                78.41                                 0.250                        0.017          0.000
4964133                33.33                                 0.250                        0.017          0.000
4964179                46.07                                 0.250                        0.017          0.000
4964243                80.00                                 0.250                        0.017          0.000
4964278                76.19                                 0.250                        0.017          0.358
4964313                90.00                     24          0.250                        0.017          0.000
4964317                34.48                                 0.250                        0.017          0.358
4964323                80.00                                 0.250                        0.017          0.108
4964414                77.00                                 0.250                        0.017          0.108
4964450                77.07                                 0.250                        0.017          0.108
4964579                55.65                                 0.250                        0.017          0.000
4964678                60.40                                 0.250                        0.017          0.233
4964715                69.88                                 0.250                        0.017          0.000
4964870                32.21                                 0.250                        0.017          0.233
4965136                66.93                                 0.250                        0.017          0.608
4965187                42.68                                 0.250                        0.017          0.000
4965215                70.00                                 0.250                        0.017          0.000
4965344                79.99                                 0.250                        0.017          0.000
4965390                69.81                                 0.250                        0.017          0.000
4965420                69.99                                 0.250                        0.017          0.000
4965495                71.43                                 0.250                        0.017          0.233
4965527                51.74                                 0.250                        0.017          0.000
4965551                70.00                                 0.250                        0.017          0.108
4965556                71.36                                 0.250                        0.017          0.358
4965589                25.15                                 0.250                        0.017          0.108
4965628                80.00                                 0.250                        0.017          0.233
4965649                80.00                                 0.250                        0.017          0.233
4965754                80.00                                 0.250                        0.017          0.000
4965800                66.60                                 0.250                        0.017          0.483
4965818                46.67                                 0.250                        0.017          0.000
4965827                59.53                                 0.250                        0.017          0.233
4965864                80.00                                 0.250                        0.017          0.608
4965938                76.92                                 0.250                        0.017          0.000
4965965                74.48                                 0.250                        0.017          0.358
4966005                73.41                                 0.250                        0.017          0.233
4966018                89.46                     17          0.250                        0.017          0.000
4966067                55.12                                 0.250                        0.017          0.483
4966112                38.71                                 0.250                        0.017          0.000
4966163                60.63                                 0.250                        0.017          0.000
4966231                70.00                                 0.250                        0.017          0.000
4966279                80.00                                 0.250                        0.017          0.000
4966335                82.31                     06          0.250                        0.017          0.108
4966363                37.87                                 0.250                        0.017          0.358
4966579                57.84                                 0.250                        0.017          0.233
4966583                80.00                                 0.250                        0.017          0.000
4966648                90.00                     06          0.250                        0.017          0.000
4966763                70.00                                 0.250                        0.017          0.233
4966805                74.15                                 0.250                        0.017          0.000
4966831                79.60                                 0.250                        0.017          0.000
4966862                61.14                                 0.250                        0.017          0.000
4966867                80.00                                 0.250                        0.017          0.000
4966873                80.00                                 0.250                        0.017          0.000
4966881                80.00                                 0.250                        0.017          0.358
4966885                47.50                                 0.250                        0.017          0.000
4966887                75.00                                 0.250                        0.017          0.358
4966899                75.00                                 0.250                        0.017          0.000
4967070                66.38                                 0.250                        0.017          0.000
4967083                79.99                                 0.250                        0.017          0.000
4967134                89.99                     06          0.250                        0.017          0.000
4967152                60.89                                 0.250                        0.017          0.233
4967160                76.28                                 0.250                        0.017          0.000
4967166                80.00                                 0.250                        0.017          0.358
4967235                70.09                                 0.250                        0.017          0.358
4967456                79.99                                 0.250                        0.017          0.358
4967693                61.38                                 0.250                        0.017          0.000
4967715                75.00                                 0.250                        0.017          0.000
4967759                80.00                                 0.250                        0.017          0.233
4967776                73.16                                 0.250                        0.017          0.358
4967779                77.59                                 0.250                        0.017          0.358
4967791                70.84                                 0.250                        0.017          0.000
4967959                31.80                                 0.250                        0.017          0.358
4968082                42.33                                 0.250                        0.017          0.108
4968098                36.11                                 0.250                        0.017          0.858
4968225                69.92                                 0.250                        0.017          0.000
4968249                51.76                                 0.250                        0.017          0.000
4968274                65.00                                 0.250                        0.017          0.483
4968313                68.01                                 0.250                        0.017          0.000
4968344                62.22                                 0.250                        0.017          0.483
4968415                41.45                                 0.250                        0.017          0.000
4968477                69.34                                 0.250                        0.017          0.000
4968497                59.78                                 0.250                        0.017          0.000
4968502                79.99                                 0.250                        0.017          0.000
4968514                85.48                     17          0.250                        0.017          0.000
4968520                80.00                                 0.250                        0.017          0.000
4968536                47.13                                 0.250                        0.017          0.358
4968574                51.27                                 0.250                        0.017          0.000
4968599                64.58                                 0.250                        0.017          0.000
4968705                48.72                                 0.250                        0.017          0.000
4968857                44.89                                 0.250                        0.017          0.108
4968879                60.39                                 0.250                        0.017          0.000
4968881                80.00                                 0.250                        0.017          0.000
4968926                80.00                                 0.250                        0.017          0.233
4968974                66.85                                 0.250                        0.017          0.358
4969075                78.75                                 0.250                        0.017          0.358
4969076                64.71                                 0.250                        0.017          0.000
4969170                64.80                                 0.250                        0.017          0.858
4969213                75.00                                 0.250                        0.017          0.000
4969330                46.95                                 0.250                        0.017          0.000
4969368                76.19                                 0.250                        0.017          0.108
4969402                80.00                                 0.250                        0.017          0.000
4969411                60.80                                 0.250                        0.017          0.358
4969414                64.69                                 0.250                        0.017          0.000
4969460                79.40                                 0.250                        0.017          0.000
4969541                75.00                                 0.250                        0.017          0.108
4969553                42.12                                 0.250                        0.017          0.000
4969583                73.73                                 0.250                        0.017          0.108
4969594                68.38                                 0.250                        0.017          0.000
4969624                55.00                                 0.250                        0.017          0.233
4969636                73.00                                 0.250                        0.017          0.483
4969651                90.00                     11          0.250                        0.017          0.108
4969660                80.00                                 0.250                        0.017          0.233
4969799                80.00                                 0.250                        0.017          0.233
4969848                56.44                                 0.250                        0.017          0.108
4969865                79.83                                 0.250                        0.017          0.000
4969920                75.00                                 0.250                        0.017          0.733
4969954                68.19                                 0.250                        0.017          0.000
4969958                52.42                                 0.250                        0.017          0.000
4970044                46.76                                 0.250                        0.017          0.358
4970086                70.92                                 0.250                        0.017          0.358
4970098                80.00                                 0.250                        0.017          0.358
4970105                75.95                                 0.250                        0.017          0.233
4970120                79.87                                 0.250                        0.017          0.233
4970210                66.82                                 0.250                        0.017          0.358
4970248                76.22                                 0.250                        0.017          0.000
4970256                79.50                                 0.250                        0.017          0.233
4970296                35.91                                 0.250                        0.017          0.233
4970367                59.00                                 0.250                        0.017          0.233
4970368                79.46                                 0.250                        0.017          0.233
4970384                58.78                                 0.250                        0.017          0.108
4970434                76.92                                 0.250                        0.017          0.108
4970441                65.22                                 0.250                        0.017          0.000
4970468                80.00                                 0.250                        0.017          0.733
4970499                18.26                                 0.250                        0.017          0.000
4970502                65.35                                 0.250                        0.017          0.358
4970558                89.70                     13          0.250                        0.017          0.108
4970560                80.00                                 0.250                        0.017          0.108
4970583                32.50                                 0.250                        0.017          0.233
4970603                80.00                                 0.250                        0.017          0.000
4970628                80.00                                 0.250                        0.017          0.108
4970722                80.00                                 0.250                        0.017          0.108
4970741                54.58      GD 4YR                     0.250                        0.017          0.000
4970789                74.03                                 0.250                        0.017          0.108
4970818                70.00                                 0.250                        0.017          0.358
4970865                56.22                                 0.250                        0.017          0.000
4970924                80.00                                 0.250                        0.017          0.733
4970989                80.00                                 0.250                        0.017          0.233
4971003                77.54                                 0.250                        0.017          0.000
4971063                83.66                     06          0.250                        0.017          0.000
4971072                71.13                                 0.250                        0.017          0.000
4971092                78.73                                 0.250                        0.017          0.358
4971143                69.26                                 0.250                        0.017          0.000
4971159                45.60                                 0.250                        0.017          0.000
4971237                68.03                                 0.250                        0.017          0.233
4971239                50.00                                 0.250                        0.017          0.108
4971241                60.65                                 0.250                        0.017          0.358
4971244                64.66                                 0.250                        0.017          0.108
4971294                70.00                                 0.250                        0.017          0.483
4971309                68.87                                 0.250                        0.017          0.858
4971350                80.00                                 0.250                        0.017          0.108
4971420                70.98                                 0.250                        0.017          0.358
4971424                70.89                                 0.250                        0.017          0.108
4971444                80.00                                 0.250                        0.017          0.108
4971474                69.21                                 0.250                        0.017          0.000
4971477                73.58                                 0.250                        0.017          0.108
4971502                90.00                     33          0.250                        0.017          0.608
4971526                90.00                     17          0.250                        0.017          0.233
4971570                67.12                                 0.250                        0.017          0.233
4971607                80.00                                 0.250                        0.017          0.000
4971710                72.32                                 0.250                        0.017          0.108
4971723                63.55                                 0.250                        0.017          0.233
4971729                66.04                                 0.250                        0.017          0.858
4971765                54.70                                 0.250                        0.017          0.358
4971893                59.65                                 0.250                        0.017          0.108
4971906                65.00                                 0.250                        0.017          0.358
4971921                50.40                                 0.250                        0.017          0.000
4971971                43.48                                 0.250                        0.017          0.358
4971979                61.34                                 0.250                        0.017          0.000
4971989                89.97                     11          0.250                        0.017          0.000
4971993                64.63                                 0.250                        0.017          0.233
4972023                54.08                                 0.250                        0.017          0.358
4972041                52.00                                 0.250                        0.017          0.233
4972044                36.79                                 0.250                        0.017          0.000
4972047                69.66                                 0.250                        0.017          0.108
4972051                65.00                                 0.250                        0.017          0.233
4972070                54.38                                 0.250                        0.017          0.000
4972095                70.00                                 0.250                        0.017          0.233
4972113                63.64                                 0.250                        0.017          0.000
4972149                76.80                                 0.250                        0.017          0.108
4972152                49.71                                 0.250                        0.017          0.000
4972283                75.00                                 0.250                        0.017          0.358
4972335                56.22                                 0.250                        0.017          0.358
4972344                77.70                                 0.250                        0.017          0.000
4972366                80.00                                 0.250                        0.017          0.608
4972378                80.00                                 0.250                        0.017          0.358
4972465                80.00                                 0.250                        0.017          0.233
4972523                80.00                                 0.250                        0.017          0.000
4972533                62.50                                 0.250                        0.017          0.108
4972604                80.00                                 0.250                        0.017          0.233
4972611                62.07                                 0.250                        0.017          0.358
4972616                79.22                                 0.250                        0.017          0.358
4972621                76.38                                 0.250                        0.017          0.000
4972622                60.00                                 0.250                        0.017          0.000
4972650                38.10                                 0.250                        0.017          0.000
4972662                51.68                                 0.250                        0.017          0.358
4972684                78.83                                 0.250                        0.017          0.233
4972795                55.60                                 0.250                        0.017          0.233
4972797                77.31                                 0.250                        0.017          0.000
4972824                64.92                                 0.250                        0.017          0.000
4972829                78.22                                 0.250                        0.017          0.483
4972833                79.07                                 0.250                        0.017          0.483
4972874                79.63                                 0.250                        0.017          0.233
4972915                70.00                                 0.250                        0.017          0.233
4972926                89.55                     12          0.250                        0.017          0.000
4973051                74.42                                 0.250                        0.017          0.358
4973069                70.00                                 0.250                        0.017          0.108
4973188                68.99                                 0.250                        0.017          0.108
4973247                76.53                                 0.250                        0.017          0.858
4973267                29.91                                 0.250                        0.017          0.233
4973313                70.00                                 0.250                        0.017          0.000
4973362                80.00                                 0.250                        0.017          0.358
4973374                75.21                                 0.250                        0.017          0.108
4973404                85.32                     06          0.250                        0.017          0.858
4973415                72.04                                 0.250                        0.017          0.233
4973425                87.71                     11          0.250                        0.017          0.483
4973456                46.22                                 0.250                        0.017          0.000
4973457                80.00                                 0.250                        0.017          0.000
4973487                77.97                                 0.250                        0.017          0.000
4973500                77.63                                 0.250                        0.017          0.483
4973507                67.63                                 0.250                        0.017          0.108
4973617                72.82                                 0.250                        0.017          0.358
4973674                63.38                                 0.250                        0.017          0.000
4973850                57.02                                 0.250                        0.017          0.000
4973886                60.82                                 0.250                        0.017          0.233
4973966                85.00                     33          0.250                        0.017          0.000
4974032                78.57                                 0.250                        0.017          0.000
4974056                79.89                                 0.250                        0.017          0.358
4974062                75.86                                 0.250                        0.017          0.000
4974066                79.63                                 0.250                        0.017          0.000
4974081                95.00                     11          0.250                        0.017          0.108
4974093                79.99                                 0.250                        0.017          0.000
4974104                62.94                                 0.250                        0.017          0.108
4974120                67.71                                 0.250                        0.017          0.000
4974150                69.38                                 0.250                        0.017          0.358
4974169                54.55                                 0.250                        0.017          0.108
4974182                63.68                                 0.250                        0.017          0.108
4974187                80.00                                 0.250                        0.017          0.483
4974201                50.00                                 0.250                        0.017          0.000
4974203                80.00                                 0.250                        0.017          0.000
4974219                68.10                                 0.250                        0.017          0.000
4974247                75.00                                 0.250                        0.017          0.483
4974311                94.99                     01          0.250                        0.017          0.108
4974342                89.84                     01          0.250                        0.017          0.108
4974383                90.00                     12          0.250                        0.017          0.000
4974438                76.39                                 0.250                        0.017          0.233
4974442                69.85                                 0.250                        0.017          0.483
4974452                89.00                     06          0.250                        0.017          0.000
4974466                62.86                                 0.250                        0.017          0.000
4974526                90.00                     33          0.250                        0.017          0.733
4974539                67.31                                 0.250                        0.017          0.000
4974555                56.19                                 0.250                        0.017          0.358
4974560                62.63                                 0.250                        0.017          0.000
4974562                64.24                                 0.250                        0.017          0.000
4974566                62.62                                 0.250                        0.017          0.000
4974567                69.38                                 0.250                        0.017          0.000
4974578                75.00                                 0.250                        0.017          0.233
4974585                57.76                                 0.250                        0.017          0.233
4974587                73.28                                 0.250                        0.017          0.858
4974596                67.94                                 0.250                        0.017          0.358
4974601                79.96                                 0.250                        0.017          0.108
4974633                58.25                                 0.250                        0.017          0.108
4974682                80.00                                 0.250                        0.017          0.233
4974708                64.30                                 0.250                        0.017          0.000
4974727                57.32                                 0.250                        0.017          0.858
4974763                63.75                                 0.250                        0.017          0.000
4974766                75.29                                 0.250                        0.017          0.358
4974778                45.00                                 0.250                        0.017          0.000
4974871                45.78                                 0.250                        0.017          0.108
4974876                74.11                                 0.250                        0.017          0.108
4974882                66.46                                 0.250                        0.017          0.000
4974892                79.90                                 0.250                        0.017          0.233
4974913                24.81                                 0.250                        0.017          0.108
4974919                64.63                                 0.250                        0.017          0.000
4975000                51.75                                 0.250                        0.017          0.858
4975012                35.26                                 0.250                        0.017          0.233
4975024                77.55                                 0.250                        0.017          0.358
4975030                49.50                                 0.250                        0.017          0.108
4975039                80.00                                 0.250                        0.017          0.000
4975044                37.50                                 0.250                        0.017          0.358
4975071                48.96                                 0.250                        0.017          0.108
4975075                70.00                                 0.250                        0.017          0.000
4975098                77.73                                 0.250                        0.017          0.108
4975127                56.95                                 0.250                        0.017          0.358
4975133                45.75                                 0.250                        0.017          0.000
4975150                58.09                                 0.250                        0.017          0.000
4975170                50.66                                 0.250                        0.017          0.108
4975174                48.60                                 0.250                        0.017          0.233
4975267                57.10                                 0.250                        0.017          0.483
4975270                75.36                                 0.250                        0.017          0.108
4975275                69.81                                 0.250                        0.017          0.000
4975288                69.23                                 0.250                        0.017          0.000
4975308                32.63                                 0.250                        0.017          0.108
4975339                78.61                                 0.250                        0.017          0.000
4975366                68.59                                 0.250                        0.017          0.358
4975374                80.00                                 0.250                        0.017          0.108
4975408                80.00                                 0.250                        0.017          0.108
4975412                74.99                                 0.250                        0.017          0.858
4975426                62.64                                 0.250                        0.017          0.233
4975481                90.00                     06          0.250                        0.017          0.108
4975489                76.92                                 0.250                        0.017          0.108
4975556                71.98                                 0.250                        0.017          0.108
4975566                65.87                                 0.250                        0.017          0.233
4975639                80.00                                 0.250                        0.017          0.358
4975641                78.93                                 0.250                        0.017          0.483
4975651                50.44                                 0.250                        0.017          0.233
4975667                59.80                                 0.250                        0.017          0.000
4975732                80.00                                 0.250                        0.017          0.233
4975745                84.78                     06          0.250                        0.017          0.000
4975776                88.11                     11          0.250                        0.017          0.108
4975781                67.89                                 0.250                        0.017          0.233
4975785                65.61                                 0.250                        0.017          0.000
4975802                32.68                                 0.250                        0.017          0.233
4975808                65.00                                 0.250                        0.017          0.000
4975823                63.55                                 0.250                        0.017          0.233
4975844                80.00                                 0.250                        0.017          0.233
4975849                83.95                     12          0.250                        0.017          0.233
4975868                75.00                                 0.250                        0.017          0.108
4976008                66.13                                 0.250                        0.017          0.108
4976061                90.00                     12          0.250                        0.017          0.000
4976071                54.87                                 0.250                        0.017          0.108
4976078                73.92                                 0.250                        0.017          0.000
4976096                55.64                                 0.250                        0.017          0.233
4976129                75.00                                 0.250                        0.017          0.233
4976136                59.74                                 0.250                        0.017          0.000
4976179                48.19                                 0.250                        0.017          0.233
4976218                67.65                                 0.250                        0.017          0.000
4976246                80.00                                 0.250                        0.017          0.000
4976391                88.47                     13          0.250                        0.017          0.233
4976456                68.33                                 0.250                        0.017          0.233
4976519                59.80                                 0.250                        0.017          0.108
4976536                61.56                                 0.250                        0.017          0.233
4976538                79.63                                 0.250                        0.017          0.000
4976651                85.00                     06          0.250                        0.017          0.733
4976664                70.00                                 0.250                        0.017          0.000
4976757                70.00                                 0.250                        0.017          0.733
4976773                75.00                                 0.250                        0.017          0.000
4976780                47.41                                 0.250                        0.017          0.358
4976800                58.18                                 0.250                        0.017          0.000
4976848                67.32                                 0.250                        0.017          0.358
4976855                59.90                                 0.250                        0.017          0.000
4976882                80.00                                 0.250                        0.017          0.233
4976883                67.17                                 0.250                        0.017          0.000
4976893                80.00                                 0.250                        0.017          0.233
4976895                89.70                     33          0.250                        0.017          0.358
4976899                61.11                                 0.250                        0.017          0.000
4976902                64.41                                 0.250                        0.017          0.000
4976911                50.38                                 0.250                        0.017          0.000
4976930                54.04                                 0.250                        0.017          0.358
4976937                73.78                                 0.250                        0.017          0.358
4976956                66.42                                 0.250                        0.017          0.108
4976992                90.00                     13          0.250                        0.017          0.000
4977114                73.12                                 0.250                        0.017          0.233
4977127                68.17                                 0.250                        0.017          0.108
4977135                63.68                                 0.250                        0.017          0.108
4977195                69.25                                 0.250                        0.017          0.000
4977202                71.68                                 0.250                        0.017          0.000
4977344                79.53                                 0.250                        0.017          0.233
4977348                65.71                                 0.250                        0.017          0.000
4977372                61.67                                 0.250                        0.017          0.233
4977394                58.49                                 0.250                        0.017          0.108
4977415                58.48                                 0.250                        0.017          0.000
4977417                56.30                                 0.250                        0.017          0.108
4977492                75.92                                 0.250                        0.017          0.000
4977527                80.00                                 0.250                        0.017          0.858
4977536                80.00                                 0.250                        0.017          0.233
4977568                73.66                                 0.250                        0.017          0.858
4977743                80.00                                 0.250                        0.017          0.000
4977764                67.81                                 0.250                        0.017          0.108
4977782                54.79                                 0.250                        0.017          0.000
4977799                67.33                                 0.250                        0.017          0.000
4977809                80.00                                 0.250                        0.017          0.000
4977818                68.87                                 0.250                        0.017          0.358
4977827                60.43                                 0.250                        0.017          0.358
4977873                68.42                                 0.250                        0.017          0.358
4977951                71.52                                 0.250                        0.017          0.358
4977976                80.00                                 0.250                        0.017          0.483
4978032                61.47                                 0.250                        0.017          0.108
4978043                60.55                                 0.250                        0.017          0.000
4978269                68.25                                 0.250                        0.017          0.000
4978307                75.84                                 0.250                        0.017          0.733
4978341                52.31                                 0.250                        0.017          0.000
4978362                59.92                                 0.250                        0.017          0.358
4978491                43.23                                 0.250                        0.017          0.233
4978525                80.00                                 0.250                        0.017          0.000
4978536                43.81                                 0.250                        0.017          0.358
4978684                74.43                                 0.250                        0.017          0.483
4978717                69.25                                 0.250                        0.017          0.358
4978747                79.99                                 0.250                        0.017          0.483
4978757                55.29                                 0.250                        0.017          0.000
4978772                74.75                                 0.250                        0.017          0.233
4978856                56.55                                 0.250                        0.017          0.000
4978868                80.00                                 0.250                        0.017          0.000
4978914                80.00                                 0.250                        0.017          0.483
4978916                73.61                                 0.250                        0.017          0.000
4978954                79.91                                 0.250                        0.017          0.358
4978981                62.89                                 0.250                        0.017          0.000
4979009                78.93                                 0.250                        0.017          0.000
4979042                57.40                                 0.250                        0.017          0.000
4979098                74.87                                 0.250                        0.017          0.858
4979124                62.10                                 0.250                        0.017          0.000
4979171                65.42                                 0.250                        0.017          1.108
4979173                34.00                                 0.250                        0.017          0.358
4979193                70.00                                 0.250                        0.017          0.000
4979200                46.15                                 0.250                        0.017          0.233
4979213                66.79                                 0.250                        0.017          0.000
4979222                75.00                                 0.250                        0.017          0.000
4979307                72.92                                 0.250                        0.017          0.000
4979499                70.87                                 0.250                        0.017          0.000
4979502                73.14                                 0.250                        0.017          0.858
4979521                64.23                                 0.250                        0.017          0.108
4979544                67.67                                 0.250                        0.017          0.358
4979591                79.56                                 0.250                        0.017          0.000
4979610                68.86                                 0.250                        0.017          0.108
4979623                77.80                                 0.250                        0.017          0.000
4979674                74.79                                 0.250                        0.017          0.000
4979882                58.08                                 0.250                        0.017          0.108
4979909                55.27                                 0.250                        0.017          0.000
4979926                62.55                                 0.250                        0.017          0.000
4979929                54.14                                 0.250                        0.017          0.233
4979937                60.87                                 0.250                        0.017          0.358
4980144                76.84                                 0.250                        0.017          0.233
4980218                80.00                                 0.250                        0.017          0.000
4980237                55.43                                 0.250                        0.017          0.000
4980257                59.79                                 0.250                        0.017          0.358
4980282                46.86                                 0.250                        0.017          0.000
4980283                70.00                                 0.250                        0.017          0.108
4980490                53.76                                 0.250                        0.017          0.108
4980525                57.45                                 0.250                        0.017          0.233
4980653                82.50                     24          0.250                        0.017          0.233
4980742                41.45                                 0.250                        0.017          0.000
4980837                69.72                                 0.250                        0.017          0.000
4980858                80.00                                 0.250                        0.017          0.000
4980925                80.00                                 0.250                        0.017          0.108
4980965                54.16                                 0.250                        0.017          0.000
4980966                65.41                                 0.250                        0.017          0.000
4980970                90.00                     13          0.250                        0.017          0.000
4981176                51.62                                 0.250                        0.017          0.108
4981193                66.53                                 0.250                        0.017          0.000
4981200                64.36                                 0.250                        0.017          0.000
4981281                51.48                                 0.250                        0.017          0.233
4981474                90.00                     13          0.250                        0.017          0.608
4981500                70.00                                 0.250                        0.017          0.608
4981519                80.00                                 0.250                        0.017          0.000
4981530                79.99                                 0.250                        0.017          0.000
4981710                75.68                                 0.250                        0.017          0.000
4981712                38.71                                 0.250                        0.017          0.000
4982200                70.00                                 0.250                        0.017          0.233
4982275                79.44                                 0.250                        0.017          0.358
4982316                62.67                                 0.250                        0.017          0.233
4982334                78.37                                 0.250                        0.017          0.000
4982360                74.58                                 0.250                        0.017          0.000
4982367                70.00                                 0.250                        0.017          0.108
4982535                90.00                     24          0.250                        0.017          0.233
4982550                68.71                                 0.250                        0.017          0.233
4982578                77.34                                 0.250                        0.017          0.358
4982599                66.67                                 0.250                        0.017          0.483
4982608                62.77                                 0.250                        0.017          0.000
4982612                64.98                                 0.250                        0.017          0.483
4982680                64.16                                 0.250                        0.017          0.858
4982710                65.31                                 0.250                        0.017          0.858
4982735                70.00                                 0.250                        0.017          0.233
4982743                49.36                                 0.250                        0.017          0.000
4982803                80.00                                 0.250                        0.017          0.358
4982838                60.61                                 0.250                        0.017          0.000
4982850                53.54                                 0.250                        0.017          0.358
4982854                70.75                                 0.250                        0.017          0.000
4982859                86.04                     11          0.250                        0.017          0.733
4982889                64.52                                 0.250                        0.017          0.000
4982892                56.80                                 0.250                        0.017          0.233
4982898                62.21                                 0.250                        0.017          0.108
4982961                47.02                                 0.250                        0.017          0.000
4982972                54.48                                 0.250                        0.017          0.358
4983056                80.00                                 0.250                        0.017          0.358
4983071                75.00                                 0.250                        0.017          0.000
4983115                58.19                                 0.250                        0.017          0.233
4983171                70.00                                 0.250                        0.017          0.000
4983179                47.74                                 0.250                        0.017          0.358
4983210                86.90                     33          0.250                        0.017          0.233
4983248                65.13                                 0.250                        0.017          0.483
4983271                63.05                                 0.250                        0.017          0.108
4983287                80.00                                 0.250                        0.017          0.108
4983338                68.42                                 0.250                        0.017          0.000
4983386                66.60                                 0.250                        0.017          0.000
4983481                62.19                                 0.250                        0.017          0.358
4983568                58.27                                 0.250                        0.017          0.233
4983615                55.09                                 0.250                        0.017          0.000
4983646                80.00                                 0.250                        0.017          0.358
4983711                79.90                                 0.250                        0.017          0.108
4983957                79.97                                 0.250                        0.017          0.483
4983982                89.72                     13          0.250                        0.017          0.000
4984137                66.74                                 0.250                        0.017          0.000
4984216                60.85                                 0.250                        0.017          0.233
4984256                32.13                                 0.250                        0.017          0.233
4984360                46.97                                 0.250                        0.017          0.233
4984411                75.76                                 0.250                        0.017          0.000
4984412                65.00                                 0.250                        0.017          0.108
4984425                63.86                                 0.250                        0.017          0.000
4984450                75.00                                 0.250                        0.017          0.733
4984452                62.39                                 0.250                        0.017          0.233
4984453                79.94                                 0.250                        0.017          0.233
4984455                80.00                                 0.250                        0.017          0.233
4984457                45.16                                 0.250                        0.017          0.000
4984466                59.13                                 0.250                        0.017          0.000
4984476                62.12                                 0.250                        0.017          0.000
4984486                72.90                                 0.250                        0.017          0.233
4984499                90.00                     06          0.250                        0.017          0.000
4984502                68.82                                 0.250                        0.017          0.233
4984505                88.24                     01          0.250                        0.017          0.608
4984561                74.32                                 0.250                        0.017          0.000
4984593                62.07                                 0.250                        0.017          0.000
4984619                80.00                                 0.250                        0.017          0.358
4984631                94.99                     11          0.250                        0.017          0.000
4984634                67.56                                 0.250                        0.017          0.358
4984644                70.12                                 0.250                        0.017          0.233
4984651                48.25                                 0.250                        0.017          0.108
4984661                65.22                                 0.250                        0.017          0.233
4984844                67.31                                 0.250                        0.017          0.000
4984892                60.00                                 0.250                        0.017          0.233
4984902                80.00                                 0.250                        0.017          0.000
4984920                69.52                                 0.250                        0.017          0.000
4984948                79.46                                 0.250                        0.017          0.108
4985031                80.00                                 0.250                        0.017          0.233
4985201                89.90                     33          0.250                        0.017          0.000
4985209                75.00                                 0.250                        0.017          0.483
4985226                78.31                                 0.250                        0.017          0.233
4985233                44.72                                 0.250                        0.017          0.000
4985234                76.53                                 0.250                        0.017          0.000
4985278                82.37                     11          0.250                        0.017          0.000
4985384                78.59                                 0.250                        0.017          0.358
4985493                75.26                                 0.250                        0.017          0.108
4985505                69.30                                 0.250                        0.017          0.358
4985693                68.97                                 0.250                        0.017          0.000
4985724                69.07                                 0.250                        0.017          0.108
4985731                62.19                                 0.250                        0.017          0.858
4985734                69.71                                 0.250                        0.017          0.358
4985791                43.29                                 0.250                        0.017          0.358
4985852                60.70                                 0.250                        0.017          0.358
4985874                55.08                                 0.250                        0.017          0.000
4985903                78.05                                 0.250                        0.017          0.358
4986027                65.78                                 0.250                        0.017          0.358
4986226                40.90                                 0.250                        0.017          0.233
4986278                75.00                                 0.250                        0.017          0.000
4986325                72.19                                 0.250                        0.017          0.358
4986328                68.79                                 0.250                        0.017          0.233
4986469                46.43                                 0.250                        0.017          0.233
4986473                80.00                                 0.250                        0.017          0.358
4986591                51.08                                 0.250                        0.017          0.108
4986613                46.40                                 0.250                        0.017          0.233
4986656                61.92                                 0.250                        0.017          0.358
4986735                80.00                                 0.250                        0.017          0.858
4986880                67.59                                 0.250                        0.017          0.000
4986901                64.58                                 0.250                        0.017          0.000
4986923                80.00                                 0.250                        0.017          0.358
4986927                80.00                                 0.250                        0.017          0.233
4987047                60.85                                 0.250                        0.017          0.358
4987148                80.00                                 0.250                        0.017          0.108
4987338                72.73                                 0.250                        0.017          0.000
4987410                83.63                     33          0.250                        0.017          0.000
4987463                59.44                                 0.250                        0.017          0.000
4987573                67.46                                 0.250                        0.017          0.358
4987581                54.17                                 0.250                        0.017          0.483
4987590                56.20                                 0.250                        0.017          0.358
4987591                62.10                                 0.250                        0.017          0.108
4987596                45.20                                 0.250                        0.017          0.000
4987621                80.00                                 0.250                        0.017          0.108
4987625                80.00                                 0.250                        0.017          0.000
4987768                79.11                                 0.250                        0.017          0.358
4987796                57.01                                 0.250                        0.017          0.108
4987804                90.00                     01          0.250                        0.017          0.233
4987816                55.49                                 0.250                        0.017          0.108
4987820                75.00                                 0.250                        0.017          0.000
4987824                70.00                                 0.250                        0.017          0.108
4987831                67.42                                 0.250                        0.017          0.358
4987846                78.64                                 0.250                        0.017          0.000
4988027                75.00                                 0.250                        0.017          0.358
4988219                80.00                                 0.250                        0.017          0.000
4988240                74.82                                 0.250                        0.017          0.233
4988284                77.71                                 0.250                        0.017          0.233
4988299                73.91                                 0.250                        0.017          0.358
4988320                60.00                                 0.250                        0.017          0.000
4988335                56.27                                 0.250                        0.017          0.483
4988345                80.00                                 0.250                        0.017          0.000
4988355                60.28                                 0.250                        0.017          0.108
4988389                80.00                                 0.250                        0.017          0.233
4988439                72.86                                 0.250                        0.017          0.108
4988479                75.00                                 0.250                        0.017          0.000
4988505                51.13                                 0.250                        0.017          0.108
4988511                77.32                                 0.250                        0.017          0.233
4988513                48.79                                 0.250                        0.017          0.483
4988543                66.30                                 0.250                        0.017          0.000
4988575                64.42                                 0.250                        0.017          0.233
4988655                63.56                                 0.250                        0.017          0.000
4988677                63.20                                 0.250                        0.017          0.000
4988894                80.00                                 0.250                        0.017          0.000
4989050                88.40                     06          0.250                        0.017          0.000
4989124                73.00                                 0.250                        0.017          0.233
4989225                80.00                                 0.250                        0.017          0.358
4989289                77.81                                 0.250                        0.017          0.358
4989292                50.94                                 0.250                        0.017          0.000
4989439                76.22                                 0.250                        0.017          0.000
4989450                75.00                                 0.250                        0.017          0.233
4989473                72.54                                 0.250                        0.017          0.233
4989479                60.39                                 0.250                        0.017          0.358
4989508                70.18                                 0.250                        0.017          0.000
4989515                72.99                                 0.250                        0.017          0.000
4989526                58.50                                 0.250                        0.017          0.000
4989533                75.00                                 0.250                        0.017          0.108
4989544                61.82                                 0.250                        0.017          0.000
4989546                68.05                                 0.250                        0.017          0.358
4989561                75.00                                 0.250                        0.017          0.000
4989565                76.92                                 0.250                        0.017          0.358
4989571                71.76                                 0.250                        0.017          0.000
4989643                36.10                                 0.250                        0.017          0.358
4989668                59.16                                 0.250                        0.017          0.233
4990217                78.38                                 0.250                        0.017          0.000
4990242                80.00                                 0.250                        0.017          0.000
4990398                78.17                                 0.250                        0.017          0.233
4990466                80.00                                 0.250                        0.017          0.000
4990796                49.31                                 0.250                        0.017          0.000
4990819                64.64                                 0.250                        0.017          0.000
4990848                72.22                                 0.250                        0.017          0.000
4990861                76.00                                 0.250                        0.017          0.358
4990889                75.00                                 0.250                        0.017          0.000
4990925                70.09                                 0.250                        0.017          0.000
4990927                56.00                                 0.250                        0.017          0.608
4990935                79.92                                 0.250                        0.017          0.358
4990952                66.15                                 0.250                        0.017          0.233
4991005                80.00                                 0.250                        0.017          1.108
4991007                75.00                                 0.250                        0.017          0.000
4991045                63.83                                 0.250                        0.017          0.108
4991056                79.09                                 0.250                        0.017          0.358
4991062                80.00                                 0.250                        0.017          0.108
4991073                54.62                                 0.250                        0.017          0.358
4991075                79.91                                 0.250                        0.017          0.000
4991090                70.00                                 0.250                        0.017          0.358
4991102                70.59                                 0.250                        0.017          0.000
4991124                65.52                                 0.250                        0.017          0.000
4991140                66.24                                 0.250                        0.017          0.000
4991292                75.00                                 0.250                        0.017          0.358
4991456                79.70                                 0.250                        0.017          0.358
4991551                50.62                                 0.250                        0.017          0.108
4992702                78.31                                 0.250                        0.017          0.733
4992768                79.91                                 0.250                        0.017          0.000
4994598                50.23                                 0.250                        0.017          0.233
4994723                90.00                     01          0.250                        0.017          0.233
4994795                75.00                                 0.250                        0.017          0.358
4995179                80.00                                 0.250                        0.017          0.000
4995236                76.39                                 0.250                        0.017          0.108
4995701                80.00                                 0.250                        0.017          0.000
4996197                80.00                                 0.250                        0.017          0.358
4996289                52.17                                 0.250                        0.017          0.000
4996332                70.00                                 0.250                        0.017          0.483
4997081                36.53                                 0.250                        0.017          0.108
4997845                90.00                     06          0.250                        0.017          0.358
5000324                95.00                     17          0.250                        0.017          0.608
5001040                65.00                                 0.250                        0.017          0.000
5001472                79.84                                 0.250                        0.017          0.000
5002188                80.00                                 0.250                        0.017          0.000
5002362                80.00                                 0.250                        0.017          0.108
5004830                71.26                                 0.250                        0.017          0.000
6675426                80.00                                 0.250                        0.017          0.233
6727066                69.39                                 0.250                        0.017          0.233
6738321                80.00                                 0.250                        0.017          0.000
6742664                62.50                                 0.250                        0.017          0.483
6772419                60.34                                 0.250                        0.017          0.000
6811870                79.55                                 0.250                        0.017          0.000
6847428                79.98                                 0.250                        0.017          0.233
6855990                68.93                                 0.250                        0.017          0.358
6870291                52.55                                 0.250                        0.017          0.000
6897534                73.68                                 0.250                        0.017          0.358
6912679                77.85                                 0.250                        0.017          0.000
6918295                80.00                                 0.250                        0.017          0.358
6926817                55.58                                 0.250                        0.017          0.000
6929957                89.69                     06          0.250                        0.017          0.233
6946125                89.99                     11          0.250                        0.017          0.233
6951977                89.97                     06          0.250                        0.017          0.233
6978992                94.99                     11          0.250                        0.017          0.358
6979678                89.83                     06          0.250                        0.017          0.608
7018653                74.95                                 0.250                        0.017          0.233
7111427                65.66                                 0.250                        0.017          0.000
7116935                76.34                                 0.250                        0.017          0.000
7125287                67.99                                 0.250                        0.017          0.358
7134685                76.12                                 0.250                        0.017          0.108
7143155                80.00                                 0.250                        0.017          0.000
7151841                57.93                                 0.250                        0.017          0.108
7176988                90.00                     01          0.250                        0.017          0.858
7206921                79.99                                 0.250                        0.017          0.108
7207048                80.00                                 0.250                        0.017          0.000
7211940                80.00                                 0.250                        0.017          0.233
7226941                69.25                                 0.250                        0.017          0.233
7227750                88.39                     33          0.250                        0.017          0.233
7282243                80.00                                 0.250                        0.017          0.000
7288737                65.00                                 0.250                        0.017          0.000
7289690                80.00                                 0.250                        0.017          0.108
7298616                80.00                                 0.250                        0.017          0.000
7314974                54.55                                 0.250                        0.017          0.358
7322195                23.20                                 0.250                        0.017          0.000
7347620                80.00                                 0.250                        0.017          0.858
7359525                74.07                                 0.250                        0.017          0.358
7365334                90.00                     13          0.250                        0.017          0.108
7375583                79.99                                 0.250                        0.017          0.000
7386563                64.80                                 0.250                        0.017          0.108
7405856                64.61                                 0.250                        0.017          0.000
7413538                80.00                                 0.250                        0.017          0.000
7419527                85.48                     17          0.250                        0.017          0.233
7419566                74.26                                 0.250                        0.017          0.108
7437729                90.00                     06          0.250                        0.017          0.000
7439428                70.11                                 0.250                        0.017          0.108
7447672                59.00                                 0.250                        0.017          0.000
7465296                80.00                                 0.250                        0.017          0.000
7480945                80.00                                 0.250                        0.017          0.000
7485368                80.00                                 0.250                        0.017          0.233
7499564                80.00                                 0.250                        0.017          0.108
7502196                80.00                                 0.250                        0.017          0.483
7504615                73.00                                 0.250                        0.017          0.108
7507682                64.05                                 0.250                        0.017          0.108
7517373                76.19                                 0.250                        0.017          0.000
7523117                75.00                                 0.250                        0.017          0.483
7523137                94.99                     17          0.250                        0.017          0.358
7525467                90.00                     24          0.250                        0.017          0.233
7525601                95.00                     17          0.250                        0.017          0.733
7526038                89.98                     33          0.250                        0.017          0.000
7531360                66.23                                 0.250                        0.017          0.233
7533825                62.00                                 0.250                        0.017          0.233
7534552                79.62                                 0.250                        0.017          0.233
7536783                58.49                                 0.250                        0.017          0.233
7540615                68.13                                 0.250                        0.017          0.233
7541393                57.22                                 0.250                        0.017          0.108
7543065                80.00                                 0.250                        0.017          0.000
7544312                76.47                                 0.250                        0.017          0.233
7544322                80.00                                 0.250                        0.017          0.358
7546611                80.00                                 0.250                        0.017          0.233
7549722                90.00                     06          0.250                        0.017          0.000
7552384                60.00                                 0.250                        0.017          0.108
7553448                80.00                                 0.250                        0.017          0.358
7553970                47.69                                 0.250                        0.017          0.483
7554522                19.05                                 0.250                        0.017          0.000
7554677                80.00                                 0.250                        0.017          0.358
7554864                75.00                                 0.250                        0.017          0.233
7556458                65.87                                 0.250                        0.017          0.108
7556873                80.00                                 0.250                        0.017          0.000
7557307                94.12                     01          0.250                        0.017          0.483
7557952                94.99                     12          0.250                        0.017          0.483
7558533                60.00                                 0.250                        0.017          0.108
7559032                80.00                                 0.250                        0.017          0.233
7561035                66.67                                 0.250                        0.017          0.108
7561294                89.96                     17          0.250                        0.017          0.108
7561531                80.00                                 0.250                        0.017          0.000
7562369                80.00                                 0.250                        0.017          0.000
7563400                80.00                                 0.250                        0.017          0.000
7564406                80.00                                 0.250                        0.017          0.000
7565173                75.00                                 0.250                        0.017          0.233
7566206                95.00                     11          0.250                        0.017          0.000
7566408                59.13                                 0.250                        0.017          0.000
7566469                80.00                                 0.250                        0.017          0.000
7568837                79.99                                 0.250                        0.017          0.000
7569148                90.00                     17          0.250                        0.017          0.233
7569689                80.00                                 0.250                        0.017          0.233
7570756                58.16                                 0.250                        0.017          0.108
7570947                74.82                                 0.250                        0.017          0.233
7571001                89.88                     24          0.250                        0.017          0.233
7571187                80.00                                 0.250                        0.017          0.358
7573252                63.47                                 0.250                        0.017          0.000
7574878                63.79                                 0.250                        0.017          0.000
7574953                79.21                                 0.250                        0.017          0.000
7575241                87.38                     17          0.250                        0.017          0.233
7575425                58.96                                 0.250                        0.017          0.000
7575628                80.00                                 0.250                        0.017          0.233
7576545                75.39                                 0.250                        0.017          0.108
7578426                80.00                                 0.250                        0.017          0.108
7579791                80.00                                 0.250                        0.017          0.000
7581313                62.71                                 0.250                        0.017          0.000
7581678                63.56                                 0.250                        0.017          0.000
7582618                80.00                                 0.250                        0.017          0.000
7582785                70.00                                 0.250                        0.017          0.108
7583158                79.17                                 0.250                        0.017          0.108
7583690                80.00                                 0.250                        0.017          0.108
7583750                90.00                     17          0.250                        0.017          0.108
7584854                90.00                     01          0.250                        0.017          0.483
7585271                70.00                                 0.250                        0.017          0.000
7585336                79.85                                 0.250                        0.017          0.000
7585513                78.15                                 0.250                        0.017          0.000
7586260                80.00                                 0.250                        0.017          0.233
7586464                80.00                                 0.250                        0.017          0.233
7586475                76.89                                 0.250                        0.017          0.000
7586682                39.80                                 0.250                        0.017          0.233
7586960                80.00                                 0.250                        0.017          0.000
7587177                27.57                                 0.250                        0.017          0.108
7587595                79.24                                 0.250                        0.017          0.108
7588251                75.00                                 0.250                        0.017          0.483
7588689                80.00                                 0.250                        0.017          0.000
7588736                67.95                                 0.250                        0.017          0.233
7590153                74.65                                 0.250                        0.017          0.108
7591021                80.00                                 0.250                        0.017          0.000
7591318                50.31                                 0.250                        0.017          0.000
7591764                61.28                                 0.250                        0.017          0.000
7592488                78.13                                 0.250                        0.017          0.108
7592497                80.00                                 0.250                        0.017          0.108
7592992                71.35                                 0.250                        0.017          0.000
7593271                80.00                                 0.250                        0.017          0.000
7593978                65.60                                 0.250                        0.017          0.000
7594006                63.73                                 0.250                        0.017          0.000
7594069                88.36                     01          0.250                        0.017          0.358
7594759                80.00                                 0.250                        0.017          0.000
7594766                62.29                                 0.250                        0.017          0.000
7595471                80.00                                 0.250                        0.017          0.000
7595652                68.78                                 0.250                        0.017          0.108
7595807                75.00                                 0.250                        0.017          0.358
7596052                79.58                                 0.250                        0.017          0.233
7596245                69.79                                 0.250                        0.017          0.000
7596524                54.01                                 0.250                        0.017          0.000
7597222                69.92                                 0.250                        0.017          0.000
7597516                78.57                                 0.250                        0.017          0.000
7597913                80.00                                 0.250                        0.017          0.358
7597983                89.91                     17          0.250                        0.017          0.233
7598263                69.48                                 0.250                        0.017          0.108
7598486                73.33                                 0.250                        0.017          0.000
7598585                90.00                     33          0.250                        0.017          0.000
7600228                80.00                                 0.250                        0.017          0.233
7601273                70.00                                 0.250                        0.017          0.358
7601819                80.00                                 0.250                        0.017          0.000
7601874                80.00                                 0.250                        0.017          0.108
7602377                65.00                                 0.250                        0.017          0.000
7602384                80.00                                 0.250                        0.017          0.000
7603598                31.25                                 0.250                        0.017          0.000
7603604                73.85                                 0.250                        0.017          0.108
7603613                63.78                                 0.250                        0.017          0.000
7604159                76.47                                 0.250                        0.017          0.000
7604366                66.12                                 0.250                        0.017          0.000
7604535                80.00                                 0.250                        0.017          0.000
7604572                65.49                                 0.250                        0.017          0.000
7604857                44.87                                 0.250                        0.017          0.000
7604860                90.00                     17          0.250                        0.017          0.000
7604972                76.90                                 0.250                        0.017          0.358
7604982                80.00                                 0.250                        0.017          0.000
7605184                68.83                                 0.250                        0.017          0.000
7605451                58.75                                 0.250                        0.017          0.000
7605872                74.12                                 0.250                        0.017          0.000
7605938                60.00                                 0.250                        0.017          0.733
7606086                77.01                                 0.250                        0.017          0.000
7606354                56.33                                 0.250                        0.017          0.000
7607080                80.00                                 0.250                        0.017          0.000
7607120                94.99                     12          0.250                        0.017          0.233
7607464                66.67                                 0.250                        0.017          0.000
7607743                56.00                                 0.250                        0.017          0.000
7608432                75.00                                 0.250                        0.017          0.358
7608685                80.00                                 0.250                        0.017          0.000
7608804                77.98                                 0.250                        0.017          0.358
7609712                62.72                                 0.250                        0.017          0.000
7609875                68.49                                 0.250                        0.017          0.000
7610391                80.00                                 0.250                        0.017          0.000
7610530                62.29                                 0.250                        0.017          0.108
7610684                95.00                     24          0.250                        0.017          0.358
7612241                80.00                                 0.250                        0.017          0.000
7613570                61.22                                 0.250                        0.017          0.233
7613712                37.50                                 0.250                        0.017          0.000
7616184                80.00                                 0.250                        0.017          0.358
7616543                80.00                                 0.250                        0.017          0.483
7619585                69.15                                 0.250                        0.017          0.233
7619897                80.00                                 0.250                        0.017          0.000
7621632                80.00                                 0.250                        0.017          0.108
7622482                79.74                                 0.250                        0.017          0.233
7622686                64.50                                 0.250                        0.017          0.000
7622766                80.00                                 0.250                        0.017          0.000
7622951                68.41                                 0.250                        0.017          0.000
7626125                77.84                                 0.250                        0.017          0.000
7632742                70.00                                 0.250                        0.017          0.000
7632783                80.00                                 0.250                        0.017          0.358
7640259                95.00                     11          0.250                        0.017          0.358



COUNT:
WAC:
WAM:
WALTV:


                                   EXHIBIT F-3

            [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1999-11  Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS


(i)        (ii)                                   (iii)       (iv)         (v)     (vi)            (vii)    (viii)         (ix)
-----      ----------------------- ----- -----   --------   --------   --------   ----------    --------   ---------   ------------
                                                                          NET                                             CUT-OFF
MORTGAGE                                                    MORTGAGE   MORTGAGE   CURRENT       ORIGINAL   SCHEDULED       DATE
LOAN                                      ZIP    PROPERTY   INTEREST   INTEREST   MONTHLY        TERM TO   MATURITY      PRINCIPAL
NUMBER     CITY                    STATE CODE      TYPE       RATE       RATE     PAYMENT       MATURITY     DATE         BALANCE
--------   ----------------------- ----- -----   --------   --------   --------   ----------    --------   ---------   -------------
4797367    METAIRIE                 LA   70006     SFD        7.875      6.750    $2,059.20        360     1-Aug-28    $282,400.00
4866348    STATEN ISLAND            NY   10312     SFD        7.125      6.750    $1,717.99        360     1-Dec-28    $254,176.99
4877298    NASHVILLE                TN   37215     SFD        7.500      6.750    $1,824.95        360     1-Aug-28    $259,416.08
4877687    DULUTH                   GA   30097     SFD        7.000      6.733    $3,782.91        360     1-Jul-28    $564,306.08
4877770    POWAY                    CA   92064     SFD        7.500      6.750    $2,517.17        360     1-Sep-28    $358,094.38
4891361    ROSSFORD                 OH   43460     SFD        7.250      6.750    $5,286.87        360     1-Feb-29    $773,787.19
4895938    BUFFALO GROVE            IL   60089     SFD        7.625      6.750    $1,762.41        360     1-Sep-28    $247,714.14
4897579    MEDWAY                   MA   02053     SFD        6.500      6.233    $1,933.50        360     1-Sep-28    $303,932.47
4912243    GURNEE                   IL   60031     SFD        7.500      6.750    $1,756.78        360     1-Jun-28    $249,331.99
4912932    LAGUNA NIGEL             CA   92677     SFD        7.250      6.750    $2,264.83        360     1-Oct-28    $330,422.35
4923024    COLD SPRING              KY   41076     SFD        7.500      6.750    $1,887.88        360     1-Nov-28    $268,985.50
4923712    AUSTIN                   TX   78703     SFD        7.250      6.750    $551.20          360     1-Oct-28    $80,416.05
4930108    LOS ANGELES              CA   90291     SFD        7.875      6.750    $8,729.84        360     1-Oct-28    $1,195,751.43
4931272    BELLE MEAD               NJ   08202     SFD        7.500      6.750    $2,097.65        360     1-Nov-28    $298,872.75
4932945    EVERETT                  WA   98203     SFD        6.750      6.483    $1,789.49        360     1-Jan-29    $275,183.33
4942102    MORTON                   IL   61550     SFD        7.250      6.750    $1,872.57        360     1-Nov-28    $273,416.32
4942236    TOLEDO                   OH   43606     SFD        7.500      6.750    $2,129.11        360     1-Mar-29    $304,274.02
4942318    SCOTTSDALE               AZ   85258     SFD        7.375      6.750    $2,348.30        360     1-Nov-28    $338,690.40
4942634    GERMANTOWN               TN   38138     SFD        6.750      6.483    $2,199.72        360     1-Nov-28    $337,673.47
4944849    WINDHAM                  NH   03087     SFD        7.000      6.733    $1,942.36        360     1-Nov-28    $290,739.37
4945962    WELLESLEY                MA   02482     SFD        7.250      6.750    $3,711.04        360     1-Jan-29    $542,719.17
4955419    BARTLESVILLE             OK   74006     SFD        7.250      6.750    $1,792.76        360     1-Mar-29    $262,594.99
4955792    SNOHOMISH                WA   98290     SFD        6.625      6.358    $1,092.38        360     1-Feb-29    $170,298.11
4956924    ALAMO                    CA   94507     SFD        7.000      6.733    $2,309.93        360     1-Dec-28    $346,051.60
4958788    SAN FRANCISCO            CA   94116     SFD        7.125      6.750    $2,000.94        360     1-Dec-28    $296,041.50
4959336    CHAPIN                   SC   29036     SFD        6.875      6.608    $2,772.90        360     1-Jan-29    $421,030.04
4959521    BATON ROUGE              LA   70810     SFD        7.375      6.750    $1,968.42        360     1-Mar-29    $284,783.14
4962348    RIVERWOODS               IL   60015     SFD        6.875      6.608    $1,783.56        360     1-Nov-28    $270,346.41
4962658    LAKEVILLE                MN   55044     SFD        7.875      6.750    $1,914.18        360     1-Jan-29    $263,451.38
4962703    LOS ANGELES              CA   90048     SFD        7.375      6.750    $3,254.80        360     1-Nov-28    $469,434.94
4962708    NEWPORT COAST            CA   92657     LCO        6.875      6.608    $6,569.29        360     1-Sep-28    $994,017.08
4962729    AUSTIN                   TX   78701     SFD        7.000      6.733    $1,230.81        360     1-Dec-28    $184,388.10
4962766    SAN JOSE                 CA   95120     SFD        8.250      6.750    $10,517.73       360     1-Sep-28    $1,393,620.52
4962826    SHERMAN OAKS             CA   91423     SFD        7.375      6.750    $2,448.44        360     1-Dec-28    $353,052.60
4962831    FALLS CHURCH             VA   22046     SFD        7.375      6.750    $2,334.13        360     1-Jan-29    $337,173.80
4962964    MOUNTAIN VIEW            CA   94040     SFD        7.375      6.750    $2,355.20        360     1-Jan-29    $340,216.79
4963075    ROCKY MOUNT              NC   27804     SFD        7.500      6.750    $2,464.59        360     1-Dec-28    $351,316.10
4963397    QUEEN CREEK              AZ   85242     SFD        7.375      6.750    $1,771.59        360     1-Jan-29    $255,910.85
4963453    DUXBURY                  MA   02332     SFD        6.750      6.483    $2,691.68        360     1-Dec-28    $413,558.68
4963496    LAGUNA NIGUEL            CA   92677     SFD        7.375      6.750    $1,885.55        360     1-Jan-29    $272,372.95
4963647    RANCHO SANTA MARAGRITA   CA   92688     SFD        6.875      6.608    $2,261.81        360     1-Jan-29    $342,995.05
4964602    FAIRFIELD                CT   06430     SFD        7.000      6.733    $1,797.50        353     1-Mar-28    $267,195.65
4967793    CARLISLE                 MA   01741     SFD        7.250      6.750    $1,925.11        360     1-Nov-28    $281,085.86
4967821    SAN DIMAS                CA   91773     SFD        7.500      6.750    $1,873.89        360     1-Oct-28    $266,116.79
4967925    SANTA BARBARA            CA   93108     SFD        7.375      6.750    $3,246.17        360     1-Jan-29    $468,920.50
4968162    BUENA PARK               CA   90620     SFD        7.500      6.750    $1,823.50        360     1-Dec-28    $260,010.51
4968193    CLOVIS                   CA   93611     SFD        7.500      6.750    $4,544.89        360     1-Feb-29    $649,032.21
4968209    SAN RAFAEL               CA   94901     SFD        7.375      6.750    $2,344.84        360     1-Oct-28    $337,910.56
4968298    LINCOLN                  NE   68510     SFD        7.250      6.750    $1,937.38        360     1-Mar-29    $283,778.45
4969957    NOVATO                   CA   94945     SFD        7.375      6.750    $1,933.90        360     1-Nov-28    $275,635.31
4970130    WELLESLEY                MA   02481     SFD        7.000      6.733    $2,272.67        360     1-Jan-29    $340,755.08
4970169    WAYLAND                  MA   01778     SFD        7.000      6.733    $2,661.21        360     1-Feb-29    $399,241.75
4971013    BERNARDS TOWNSHIP        NJ   07920     SFD        7.000      6.733    $1,763.05        360     1-Jan-29    $264,344.54
4971025    HIGHLAND                 MD   20777     PUD        7.250      6.750    $2,182.96        360     1-Feb-29    $319,499.24
4971042    SUFFERN                  NY   10901     SFD        7.125      6.750    $2,721.82        360     1-Feb-29    $403,351.94
4971047    AURORA                   IL   60504     SFD        7.000      6.733    $3,326.51        360     1-Jan-29    $498,763.29
4971051    BRIDGEWATER              NJ   07708     SFD        6.875      6.608    $2,036.48        360     1-Jan-29    $309,214.20
4971089    SCOTTSDALE               AZ   85258     SFD        7.375      6.750    $1,961.52        360     1-Jan-29    $283,347.70
4971853    LOCUST VALLEY            NY   11560     SFD        7.000      6.733    $2,055.78        360     1-Jan-29    $308,235.72
4972085    GARDEN CITY              NY   11530     SFD        7.250      6.750    $2,728.71        360     1-Jan-29    $399,058.20
4972245    HIGHLAND PARK            IL   60035     SFD        6.875      6.608    $2,627.72        360     1-Jan-29    $398,986.06
4972265    BROOKLYN                 NY   11209     MF2        7.125      6.750    $2,324.33        360     1-Dec-28    $343,886.56
4972271    LARCHMMONT               NY   10538     SFD        6.875      6.608    $2,332.10        360     1-Jan-29    $354,100.13
4972277    WESTHAMPTON              NY   11940     SFD        7.250      6.750    $3,045.23        360     1-Jan-29    $445,348.99
4972558    BERNARDS TWP             NJ   07920     SFD        6.750      6.483    $2,756.54        360     1-Jan-29    $423,896.08
4972606    EL PASO                  TX   79912     SFD        6.875      6.608    $1,614.74        360     1-Jan-29    $245,176.95
4972873    BROOKLYN                 NY   11215     SFD        6.625      6.358    $2,561.24        360     1-Feb-29    $399,292.23
4972876    BASKING RIDGE            NJ   07920     SFD        7.000      6.733    $1,829.58        360     1-Jan-29    $274,319.81
4972885    DUBLIN                   OH   43017     SFD        6.750      6.483    $1,621.50        360     1-Jan-29    $248,996.39
4972906    MANHASSET                NY   11030     SFD        6.875      6.608    $2,318.96        360     1-Jan-29    $351,954.06
4973255    PORT WASHINGTON          NY   11050     SFD        6.875      6.608    $2,266.40        360     1-Jan-29    $344,125.49
4973576    FLOSSMOOR                IL   60422     SFD        7.250      6.750    $1,662.80        360     1-Dec-28    $242,982.51
4973593    FOX POINT                WI   53217     SFD        7.000      6.733    $2,528.15        360     1-Jan-29    $379,060.08
4973637    SOUTH SAN FRANCISCO      CA   94080     SFD        6.875      6.608    $1,918.24        360     1-Jan-29    $291,259.81
4973679    ALBUQUERQUE              NM   87111     SFD        7.500      6.750    $1,734.05        360     1-Jan-29    $247,444.39
4973710    NEWHALL AREA             CA   91321     SFD        6.750      6.483    $2,309.01        360     1-Jan-29    $355,075.29
4973744    PARADISE VALLEY          AZ   85253     SFD        7.250      6.750    $3,410.89        360     1-Jan-29    $498,822.75
4974188    BATON ROUGE              LA   70810     SFD        6.750      6.483    $2,607.36        360     1-Mar-29    $401,653.89
4974702    SANDY SPRING             MD   20860     SFD        7.500      6.750    $2,209.52        360     1-Jan-29    $313,750.73
4974706    ORANGE                   CA   92867     PUD        7.000      6.733    $2,993.87        360     1-Jan-29    $448,672.80
4974756    EVERGREEN                CO   80439     SFD        6.625      6.358    $1,760.86        360     1-Jan-29    $274,268.08
4974818    STROUDSBURG              PA   18360     SFD        8.125      6.750    $1,869.24        360     1-Feb-29    $251,411.03
4974855    SANTA FE                 NM   87501     SFD        7.000      6.733    $1,743.10        360     1-Jan-29    $261,351.93
4974943    BYRON                    IL   61010     SFD        6.375      6.108    $623.87          360     1-Sep-28    $99,341.24
4974997    SODDY-DAISY              TN   37379     SFD        6.375      6.108    $717.46          360     1-Oct-28    $114,352.32
4975034    SYLVANIA                 OH   43560     SFD        6.875      6.608    $1,492.22        360     1-Dec-28    $226,380.06
4975259    BOCA RATON               FL   33486     SFD        7.375      6.750    $3,755.55        360     1-Jan-29    $542,501.10
4975327    CHINO HILLS              CA   91709     SFD        7.875      6.750    $2,073.70        360     1-Jan-29    $285,405.64
4975345    POTOMAC                  MD   20854     SFD        7.250      6.750    $2,338.50        360     1-Jan-29    $341,992.89
4975453    CHARLOTTE                NC   28277     SFD        6.875      6.608    $3,153.26        360     1-Jan-29    $478,587.84
4975761    PHOENIX                  AZ   85021     SFD        7.250      6.750    $1,828.24        360     1-Jan-29    $267,368.98
4975794    CORNELIUS                NC   28031     SFD        6.750      6.483    $2,283.07        360     1-Feb-29    $301,110.91
4975797    FLOURTOWN                PA   19031     SFD        7.125      6.750    $3,368.60        360     1-Jan-29    $498,793.34
4976185    MASON                    OH   45040     SFD        6.750      6.483    $1,596.85        360     1-Jan-29    $245,202.15
4978304    SOUTHERN SHORES          NC   27949     SFD        6.875      6.608    $2,791.95        360     1-Jan-29    $423,922.69
4978360    LA QUINTA                CA   92253     SFD        6.875      6.608    $2,890.49        360     1-Jan-29    $438,884.67
4978406    CORAL SPRINGS            FL   33076     SFD        6.625      6.358    $1,806.91        360     1-Feb-29    $281,692.66
4978951    SCARSDALE                NY   10583     SFD        6.875      6.608    $2,575.16        360     1-Dec-28    $390,671.33
4978956    GARDEN CITY              NY   11530     SFD        6.750      6.483    $1,880.93        360     1-Jan-29    $289,217.23
4978964    STANFORD                 NY   12514     SFD        6.750      6.483    $1,867.96        360     1-Dec-28    $286,999.76
4980398    RANCHO CUCAMONGA         CA   91739     SFD        7.625      6.750    $1,888.04        360     1-Jan-29    $266,167.11
4980424    WEST LINN                OR   97068     SFD        7.000      6.733    $2,661.21        360     1-Feb-29    $399,303.31
4980492    LAGUNA BEACH             CA   92677     SFD        7.250      6.750    $3,178.95        360     1-Dec-28    $464,532.64
4980542    SANTA MONICA             CA   90403     MF2        7.125      6.750    $2,142.43        360     1-Jan-29    $317,232.56
4980547    WILMINGTON               DE   19803     SFD        6.375      6.108    $1,715.64        360     1-Dec-28    $273,973.04
4980554    CHARLOTTE                NC   28207     SFD        6.625      6.358    $3,765.03        360     1-Feb-29    $586,959.58
4980574    VILLA PARK               CA   92861     SFD        6.875      6.608    $2,397.80        360     1-Feb-29    $361,350.46
4980593    BLACK DIAMOND            WA   98010     SFD        7.250      6.750    $1,705.44        360     1-Jan-29    $249,411.39
4980627    LAGUNA NIGUEL            CA   92677     SFD        6.875      6.608    $1,885.39        360     1-Feb-29    $286,516.38
4980683    BLACK MOUNTAIN           NC   28711     SFD        7.125      6.750    $1,643.87        360     1-Jan-29    $243,411.16
4980740    HILTON HEAD ISLAND       SC   29928     SFD        7.500      6.750    $2,167.56        360     1-Jan-29    $309,305.50
4981162    BURLINGAME               CA   94010     SFD        7.125      6.750    $2,351.28        360     1-Jan-29    $348,157.74
4981168    SARATOGA                 CA   95070     SFD        7.500      6.750    $3,366.72        360     1-Dec-28    $480,057.16
4981204    HARTLAND                 MI   48353     SFD        7.375      6.750    $2,659.10        360     1-Jan-29    $384,011.07
4981308    COLUMBIA FALLS           MT   59912     SFD        7.375      6.750    $1,070.55        360     1-Feb-29    $154,763.38
4981368    THORNTON                 CO   80241     SFD        7.125      6.750    $2,026.55        360     1-Feb-29    $300,317.47
4981421    COVE                     UT   84320     SFD        7.125      6.750    $572.67          360     1-Feb-29    $84,863.65
4981483    HOUSTON                  TX   77056     SFD        7.500      6.750    $5,509.82        360     1-Mar-28    $780,105.59
4981524    HOUSTON                  TX   77055     SFD        6.750      6.483    $1,556.64        360     1-Dec-28    $239,166.44
4981600    HILLSBOROUGH             CA   94010     SFD        7.250      6.750    $4,825.72        360     1-Dec-28    $705,172.54
4981716    ELLICOTT CITY            MD   21042     SFD        7.250      6.750    $2,227.31        360     1-Feb-29    $325,989.05
4981758    SAN FRANCISCO            CA   94123     MF2        7.250      6.750    $5,338.71        360     1-Nov-28    $779,510.39
4981769    SAN FRANCISCO            CA   94115     LCO        6.875      6.608    $4,586.76        360     1-Jan-29    $696,442.13
4981776    SAN RAFAEL               CA   94903     PUD        7.125      6.750    $2,411.91        360     1-Dec-28    $356,844.64
4981781    SCOTTSDALE               AZ   85260     SFD        7.500      6.750    $1,664.14        360     1-Jan-29    $237,466.80
4981804    SAN JUAN CAPISTRANO      CA   92675     SFD        7.375      6.750    $2,355.20        360     1-Nov-28    $339,686.60
4981810    SILVERTHORNE             CO   80498     SFD        7.250      6.750    $1,043.73        360     1-Jan-29    $152,639.77
4981813    SANTA CLARA              CA   95050     SFD        7.625      6.750    $1,274.03        360     1-Jan-29    $179,606.67
4981838    ALTADENA                 CA   91001     SFD        7.375      6.750    $2,210.16        360     1-Dec-28    $312,644.44
4981867    VAIL                     CO   81657     SFD        7.250      6.750    $6,821.76        360     1-Jan-29    $997,645.55
4981939    RIVERTON                 UT   84065     SFD        6.750      6.483    $2,349.52        240     1-Dec-18    $306,075.59
4981942    SAN DIEGO                CA   92119     SFD        7.500      6.750    $832.07          360     1-Jan-29    $118,733.38
4981945    LOS ANGELES              CA   91304     SFD        7.250      6.750    $1,975.58        360     1-Dec-28    $288,688.13
4982008    LOS ANGELES              CA   90049     SFD        7.250      6.750    $5,245.94        360     1-Dec-28    $766,578.57
4982094    AVONDALE                 AZ   85323     SFD        7.625      6.750    $835.20          360     1-Dec-28    $117,655.09
4982103    DANVILLE                 CA   94526     SFD        7.250      6.750    $1,705.44        360     1-Feb-29    $249,608.78
4982134    NAPA                     CA   94558     SFD        7.500      6.750    $5,383.95        360     1-Feb-29    $768,853.53
4982152    NORTH SALT LAKE          UT   84054     SFD        6.875      6.608    $2,397.79        360     1-Dec-28    $363,762.85
4982166    DENVER                   CO   80203     HCO        7.500      6.750    $1,083.78        360     1-Dec-28    $154,535.55
4982342    IRVINGTON                NY   10533     SFD        7.000      6.733    $1,783.01        360     1-Jan-29    $267,337.11
4982343    LITTLETON                CO   80120     SFD        7.250      6.750    $2,387.62        360     1-Jan-29    $348,949.12
4982480    ARMONK                   NY   10504     SFD        7.250      6.750    $1,705.44        360     1-Dec-28    $249,178.49
4982481    BIRMINGHAM               MI   48009     SFD        7.500      6.750    $2,517.18        360     1-Jan-29    $359,193.44
4986513    CORONA                   CA   91719     SFD        7.750      6.750    $551.64          360     1-Jan-29    $76,835.90
4986522    BURTON                   MI   48509     SFD        7.375      6.750    $483.47          360     1-Jan-29    $69,737.80
4986662    LAKE BLUFF               IL   60044     SFD        7.375      6.750    $2,028.86        360     1-Jan-29    $293,075.30
4986666    BAYVILLE                 NJ   08721     LCO        7.375      6.750    $669.61          360     1-Jan-29    $96,727.33
4986670    SEBRING                  FL   33870     SFD        7.250      6.750    $505.90          360     1-Jan-29    $73,985.40
4986676    EAST LANSING             MI   48823     SFD        7.375      6.750    $1,401.38        360     1-Jan-29    $202,433.98
4986681    FT  LAUDERDALE           FL   33008     SFD        7.375      6.750    $2,244.70        360     1-Jan-29    $324,253.53
4986688    PORT WASHINGTON          NY   11050     SFD        6.875      6.608    $2,022.03        360     1-Jan-29    $307,019.78
4986702    SAN ANTONIO              TX   78247     PUD        7.625      6.750    $339.74          360     1-Dec-28    $47,859.71
4986706    POMPANO BEACH            FL   33062     LCO        7.125      6.750    $832.04          360     1-Oct-28    $122,795.58
4986716    MISSION VIEJO            CA   92691     SFD        7.750      6.750    $1,805.36        360     1-Dec-28    $251,281.64
4986730    TOWN OF GREENBURGH       NY   10583     SFD        7.500      6.750    $2,097.64        360     1-Jan-29    $298,720.37
4986734    SIERRA MADRE             CA   91024     SFD        7.125      6.750    $1,603.46        360     1-Dec-28    $237,231.85
4986796    CORRALES                 NM   87048     SFD        7.625      6.750    $3,206.31        360     1-Dec-28    $451,675.96
4986806    BROOMFIELD               CO   80021     SFD        7.375      6.750    $1,036.02        360     1-Jan-29    $149,655.45
4986811    BELLEVUE                 WA   98006     SFD        7.125      6.750    $2,222.94        360     1-Jan-29    $329,153.71
4986823    SAN DIEGO                CA   92103     SFD        7.500      6.750    $1,762.02        360     1-Jan-29    $251,435.42
4986854    PONTE VEDRA              FL   32082     SFD        7.375      6.750    $1,157.14        360     1-Jan-29    $167,153.21
4986868    MURRIETA                 CA   92564     SFD        7.625      6.750    $4,556.42        360     1-Jan-29    $642,343.33
4986874    CENTREVILLE              VA   20120     SFD        7.375      6.750    $3,744.08        360     1-Jan-29    $540,805.58
4986879    BEDFORD                  NH   03110     SFD        7.500      6.750    $2,426.27        360     1-Jan-29    $346,222.60
4986886    BATON ROUGE              LA   70817     SFD        7.375      6.750    $1,288.46        360     1-Jan-29    $186,121.51
4986893    SCOTTSDALE               AZ   85262     SFD        7.375      6.750    $2,141.09        360     1-Jan-29    $309,288.00
4986896    SAINT LOUIS              MO   63138     SFD        7.375      6.750    $300.44          360     1-Jan-29    $43,370.14
4986900    CHICAGO                  IL   60634     LCO        7.375      6.750    $925.50          360     1-Jan-29    $133,692.23
4986905    NELLYSFORD               VA   22958     SFD        6.750      6.483    $2,075.51        360     1-Jan-29    $319,168.81
4986916    TUCSON                   AZ   85749     SFD        7.500      6.750    $2,286.43        360     1-Jan-29    $325,970.63
4986925    RICHMOND                 VA   23229     SFD        7.375      6.750    $3,038.97        360     1-Jan-29    $438,989.41
4986939    GRANITE SPRINGS          NY   10527     SFD        7.375      6.750    $1,851.01        360     1-Jan-29    $267,334.14
4986952    LANDSDALE                PA   19446     SFD        8.125      6.750    $1,068.45        360     1-Jan-29    $143,615.70
4986958    MONTAUK                  NY   11954     SFD        7.625      6.750    $2,477.28        360     1-Nov-28    $348,717.20
4986961    KLAMATH FALLS            OR   97601     SFD        7.375      6.750    $856.43          360     1-Nov-28    $123,522.42
4986967    WEST HAVEN               CT   06516     MF2        7.375      6.750    $756.98          360     1-Jan-29    $109,348.27
4987141    FLORHAM PARK             NJ   07932     SFD        7.500      6.750    $1,414.24        251     1-Nov-19    $177,699.52
4987172    CHRISTIANA               PA   17509     SFD        7.875      6.750    $2,783.74        284     1-Mar-22    $353,986.51
4995914    VALPARAISO               IN   46383     SFD        7.375      6.750    $3,453.38        360     1-Mar-29    $499,145.33
4995996    SAN JOSE                 CA   95132     SFD        7.375      6.750    $1,878.64        360     1-Feb-29    $271,584.78
4996173    CARPINTERIA              CA   93013     SFD        7.375      6.750    $2,051.31        360     1-Mar-29    $296,774.00
4998096    PINEHURST                NC   28374     SFD        6.750      6.483    $1,613.71        360     1-Feb-29    $248,370.38
4998633    FOSTER CITY              CA   94404     SFD        8.125      6.750    $2,079.00        360     1-Mar-29    $279,816.83
4999036    PALM HARBOR              FL   34685     SFD        7.375      6.750    $1,740.50        360     1-Mar-29    $251,808.25
4999040    WEST GROVE               PA   19390     SFD        6.500      6.233    $3,476.37        360     1-Mar-29    $549,502.80
4999167    TOWNSHIP OF HARRIS       PA   16827     SFD        6.875      6.608    $1,933.35        360     1-Mar-29    $294,052.74
4999427    OAK HILLS                CA   92345     SFD        6.375      6.108    $1,547.20        360     1-Mar-29    $247,770.30
4999445    CHARLOTTE                NC   28226     SFD        6.875      6.608    $4,270.04        360     1-Mar-29    $649,453.92
4999503    NEW ROCHELLE             NY   10583     SFD        6.625      6.358    $1,696.82        360     1-Jan-29    $264,294.72
4999507    ASHBURN                  VA   20147     SFD        6.750      6.483    $1,716.84        360     1-Dec-28    $263,739.93
4999707    ROSEVILLE                CA   95747     SFD        7.000      6.733    $1,781.69        360     1-Feb-29    $267,359.68
4999830    MILLERSVILLE             MD   21108     SFD        7.125      6.750    $2,021.16        360     1-Feb-29    $299,518.76
4999939    BRONXVILLE               NY   10708     SFD        7.500      6.750    $2,272.45        360     1-Feb-29    $324,516.09

                                                                                                                    $65,318,056.73



(i)                     (x)      (xi)         (xii)      (xiii)      (xiv)          (xv)            (xvi)
-----                 ------   ---------    ----------  --------    -----------    -----------     -----------
MORTGAGE                                    MORTGAGE                  T.O.P.         MASTER          FIXED
LOAN                                        INSURANCE   SERVICE       MORTGAGE       SERVICE         RETAINED
NUMBER                LTV      SUBSIDY      CODE        FEE           LOAN           FEE             YIELD
--------              ------   ---------    ----------  --------    -----------    -----------     -----------
4797367                94.98                    01       0.250                        0.017           0.858
4866348                94.97                    38       0.250                        0.017           0.108
4877298                72.50                             0.250                        0.017           0.483
4877687                79.99                             0.250                        0.017           0.000
4877770                80.00                             0.250                        0.017           0.483
4891361                59.62                             0.250                        0.017           0.233
4895938                93.08                    06       0.250                        0.017           0.608
4897579                90.00                    01       0.250                        0.017           0.000
4912243                75.00                             0.250                        0.017           0.483
4912932                80.00                             0.250                        0.017           0.233
4923024                90.00                    01       0.250                        0.017           0.483
4923712                56.90                             0.250                        0.017           0.233
4930108                72.53                             0.250                        0.017           0.858
4931272                52.45                             0.250                        0.017           0.483
4932945                76.64                             0.250                        0.017           0.000
4942102                90.00                    06       0.250                        0.017           0.233
4942236                54.38                             0.250                        0.017           0.483
4942318                67.33                             0.250                        0.017           0.358
4942634                85.00                    17       0.250                        0.017           0.000
4944849                95.00                    06       0.250                        0.017           0.000
4945962                80.00                             0.250                        0.017           0.233
4955419                90.00                    24       0.250                        0.017           0.233
4955792                79.35                             0.250                        0.017           0.000
4956924                80.00                             0.250                        0.017           0.000
4958788                90.00                    13       0.250                        0.017           0.108
4959336                80.86                    11       0.250                        0.017           0.000
4959521                57.00                             0.250                        0.017           0.358
4962348                61.70                             0.250                        0.017           0.000
4962658                77.58                             0.250                        0.017           0.858
4962703                79.20                             0.250                        0.017           0.358
4962708                55.56                             0.250                        0.017           0.000
4962729                47.19                             0.250                        0.017           0.000
4962766               100.00                             0.250                        0.017           1.233
4962826                78.78                             0.250                        0.017           0.358
4962831                79.15                             0.250                        0.017           0.358
4962964                48.71                             0.250                        0.017           0.358
4963075                75.00                             0.250                        0.017           0.483
4963397                90.00                    13       0.250                        0.017           0.358
4963453                69.17                             0.250                        0.017           0.000
4963496                79.13                             0.250                        0.017           0.358
4963647                90.00                             0.250                        0.017           0.000
4964602                87.21                    12       0.250                        0.017           0.000
4967793                70.55                             0.250                        0.017           0.233
4967821                80.00                             0.250                        0.017           0.483
4967925                68.61                             0.250                        0.017           0.358
4968162                80.00                             0.250                        0.017           0.483
4968193                77.38                             0.250                        0.017           0.483
4968209                75.44                             0.250                        0.017           0.358
4968298                78.89                             0.250                        0.017           0.233
4969957                75.88                             0.250                        0.017           0.358
4970130                61.00                             0.250                        0.017           0.000
4970169                74.63                             0.250                        0.017           0.000
4971013                65.76                             0.250                        0.017           0.000
4971025                80.00                             0.250                        0.017           0.233
4971042                80.00                             0.250                        0.017           0.108
4971047                71.43                             0.250                        0.017           0.000
4971051                77.50                             0.250                        0.017           0.000
4971089                80.00                             0.250                        0.017           0.358
4971853                76.30                             0.250                        0.017           0.000
4972085                59.26                             0.250                        0.017           0.233
4972245                55.94                             0.250                        0.017           0.000
4972265                69.00                             0.250                        0.017           0.108
4972271                68.27                             0.250                        0.017           0.000
4972277                80.00                             0.250                        0.017           0.233
4972558                72.65                             0.250                        0.017           0.000
4972606                88.90                    12       0.250                        0.017           0.000
4972873                54.05                             0.250                        0.017           0.000
4972876                73.14                             0.250                        0.017           0.000
4972885                81.97                    06       0.250                        0.017           0.000
4972906                78.44                             0.250                        0.017           0.000
4973255                68.05                             0.250                        0.017           0.000
4973576                75.00                             0.250                        0.017           0.233
4973593                54.68                             0.250                        0.017           0.000
4973637                74.87                             0.250                        0.017           0.000
4973679                93.58                    06       0.250                        0.017           0.483
4973710                80.00                             0.250                        0.017           0.000
4973744                44.64                             0.250                        0.017           0.233
4974188                67.00                             0.250                        0.017           0.000
4974702                80.00                             0.250                        0.017           0.483
4974706                72.82                             0.250                        0.017           0.000
4974756                63.95                             0.250                        0.017           0.000
4974818                95.00                    11       0.250                        0.017           1.108
4974855                64.69                             0.250                        0.017           0.000
4974943                68.97                             0.250                        0.017           0.000
4974997                73.30                             0.250                        0.017           0.000
4975034                64.66                             0.250                        0.017           0.000
4975259                75.00                             0.250                        0.017           0.358
4975327                79.22                             0.250                        0.017           0.858
4975345                77.86                             0.250                        0.017           0.233
4975453                66.67                             0.250                        0.017           0.000
4975761                76.79                             0.250                        0.017           0.233
4975794                57.70                             0.250                        0.017           0.000
4975797                58.82                             0.250                        0.017           0.108
4976185                86.39                    06       0.250                        0.017           0.000
4978304                78.70                             0.250                        0.017           0.000
4978360                74.14                             0.250                        0.017           0.000
4978406                79.94                             0.250                        0.017           0.000
4978951                65.33                             0.250                        0.017           0.000
4978956                72.96                             0.250                        0.017           0.000
4978964                80.00                             0.250                        0.017           0.000
4980398                94.99                    12       0.250                        0.017           0.608
4980424                64.80                             0.250                        0.017           0.000
4980492                46.60                             0.250                        0.017           0.233
4980542                53.00                             0.250                        0.017           0.108
4980547                94.99                    11       0.250                        0.017           0.000
4980554                80.00                             0.250                        0.017           0.000
4980574                77.66                             0.250                        0.017           0.000
4980593                76.92                             0.250                        0.017           0.233
4980627                61.06                             0.250                        0.017           0.000
4980683                80.00                             0.250                        0.017           0.108
4980740                89.86                             0.250                        0.017           0.483
4981162                49.86                             0.250                        0.017           0.108
4981168                75.00                             0.250                        0.017           0.483
4981204                82.97                    13       0.250                        0.017           0.358
4981308                72.43                             0.250                        0.017           0.358
4981368                80.00                             0.250                        0.017           0.108
4981421                68.00                             0.250                        0.017           0.108
4981483                72.96                             0.250                        0.017           0.483
4981524                80.00                             0.250                        0.017           0.000
4981600                37.23                             0.250                        0.017           0.233
4981716                74.20                             0.250                        0.017           0.233
4981758                65.00                             0.250                        0.017           0.233
4981769                69.82                             0.250                        0.017           0.000
4981776                66.30                             0.250                        0.017           0.108
4981781                83.80                    13       0.250                        0.017           0.483
4981804                44.87                             0.250                        0.017           0.358
4981810                53.68                             0.250                        0.017           0.233
4981813                59.02                             0.250                        0.017           0.608
4981838                80.00                             0.250                        0.017           0.358
4981867                34.48                             0.250                        0.017           0.233
4981939                74.46                             0.250                        0.017           0.000
4981942                50.64                             0.250                        0.017           0.483
4981945                57.35                             0.250                        0.017           0.233
4982008                54.93                             0.250                        0.017           0.233
4982094                67.05                             0.250                        0.017           0.608
4982103                48.54                             0.250                        0.017           0.233
4982134                57.04                             0.250                        0.017           0.483
4982152                83.91                    13       0.250                        0.017           0.000
4982166                18.45                             0.250                        0.017           0.483
4982342                76.57                             0.250                        0.017           0.000
4982343                67.96                             0.250                        0.017           0.233
4982480                70.42                             0.250                        0.017           0.233
4982481                75.00                             0.250                        0.017           0.483
4986513                77.00                             0.250                        0.017           0.733
4986522                74.47                             0.250                        0.017           0.358
4986662                78.33                             0.250                        0.017           0.358
4986666               100.00                             0.250                        0.017           0.358
4986670                80.00                             0.250                        0.017           0.233
4986676               100.00                             0.250                        0.017           0.358
4986681                61.90                             0.250                        0.017           0.358
4986688                90.00                             0.250                        0.017           0.000
4986702                94.12                             0.250                        0.017           0.608
4986706                95.00                             0.250                        0.017           0.108
4986716               100.00                             0.250                        0.017           0.733
4986730                86.96                    33       0.250                        0.017           0.483
4986734                62.63                             0.250                        0.017           0.108
4986796                67.61                             0.250                        0.017           0.608
4986806               100.00                             0.250                        0.017           0.358
4986811               100.00                             0.250                        0.017           0.108
4986823                80.00                             0.250                        0.017           0.483
4986854                76.22                             0.250                        0.017           0.358
4986868                78.03                             0.250                        0.017           0.608
4986874                90.41                             0.250                        0.017           0.358
4986879                92.78                             0.250                        0.017           0.483
4986886               100.00                             0.250                        0.017           0.358
4986893                33.16                             0.250                        0.017           0.358
4986896               100.00                             0.250                        0.017           0.358
4986900                67.68                             0.250                        0.017           0.358
4986905                67.37                             0.250                        0.017           0.000
4986916                72.67                             0.250                        0.017           0.483
4986925                80.00                             0.250                        0.017           0.358
4986939                80.00                             0.250                        0.017           0.358
4986952                80.39                             0.250                        0.017           1.108
4986958                70.00                             0.250                        0.017           0.608
4986961                66.31                             0.250                        0.017           0.358
4986967                80.00                             0.250                        0.017           0.358
4987141                62.56                             0.250                        0.017           0.483
4987172                79.56                             0.250                        0.017           0.858
4995914                66.67                             0.250                        0.017           0.358
4995996                80.00                             0.250                        0.017           0.358
4996173                84.86                             0.250                        0.017           0.358
4998096                67.79                             0.250                        0.017           0.000
4998633                74.67                             0.250                        0.017           1.108
4999036                80.00                             0.250                        0.017           0.358
4999040                55.00                             0.250                        0.017           0.000
4999167                67.66                             0.250                        0.017           0.000
4999427                80.00                             0.250                        0.017           0.000
4999445                65.99                             0.250                        0.017           0.000
4999503                56.38                             0.250                        0.017           0.000
4999507                84.03                    11       0.250                        0.017           0.000
4999707                79.00                             0.250                        0.017           0.000
4999830                67.42                             0.250                        0.017           0.108
4999939                26.86                             0.250                        0.017           0.483


COUNT:
WAC:
WAM:
WALTV:


NASCOR
NMI / 1999-11 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION  LOANS


(i)             (xvii)                                   (xviii)
-----           -----------                              -----------
MORTGAGE                                                 NMI
LOAN                                                     LOAN
NUMBER          SERVICER                                 SELLER
--------        -------------------------------------    -----------------------------------
4797367         HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4866348         HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4877298         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4877687         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4877770         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4891361         HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4895938         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4897579         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4912243         HOMESIDE LENDING                         HOMESIDE LENDING
4912932         HOMESIDE LENDING                         HOMESIDE LENDING
4923024         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4923712         NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4930108         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4931272         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4932945         CASCADE SAVINGS BANK                     CASCADE SAVINGS BANK
4942102         NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4942236         HUNTINGTON MORTGAGE COMPAN               HUNTINGTON MORTGAGE COMPAN
4942318         FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4942634         FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4944849         FT MORTGAGE COMPANIES                    FT MORTGAGE COMPANIES
4945962         PLYMOUTH SAVINGS BANK                    PLYMOUTH SAVINGS BANK
4955419         BANK OF OKLAHOMA, N.A.                   BANK OF OKLAHOMA, N.A.
4955792         CASCADE SAVINGS BANK                     CASCADE SAVINGS BANK
4956924         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4958788         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4959336         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4959521         HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4962348         NOVUS FINANCIAL CORPORATIO               NOVUS FINANCIAL CORPORATIO
4962658         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4962703         NOVUS FINANCIAL CORPORATIO               NOVUS FINANCIAL CORPORATIO
4962708         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4962729         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4962766         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4962826         NOVUS FINANCIAL CORPORATIO               NOVUS FINANCIAL CORPORATIO
4962831         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4962964         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4963075         NOVUS FINANCIAL CORPORATIO               NOVUS FINANCIAL CORPORATIO
4963397         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4963453         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4963496         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4963647         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4964602         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4967793         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4967821         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4967925         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4968162         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4968193         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4968209         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4968298         FARMERS STATE BANK & TRUST               FARMERS STATE BANK & TRUST
4969957         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4970130         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4970169         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971013         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971025         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971042         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971047         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971051         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4971089         COUNTRYWIDE FUNDING CORP.                COUNTRYWIDE FUNDING CORP.
4971853         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972085         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972245         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972265         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972271         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972277         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972558         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972606         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972873         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972876         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972885         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4972906         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4973255         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4973576         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4973593         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4973637         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4973679         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4973710         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4973744         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4974188         HIBERNIA NATIONAL BANK                   HIBERNIA NATIONAL BANK
4974702         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4974706         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4974756         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4974818         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4974855         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4974943         NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4974997         NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4975034         NATIONAL CITY MORTGAGE C                 NATIONAL CITY MORTGAGE C
4975259         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975327         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975345         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975453         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975761         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975794         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4975797         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4976185         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4978304         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4978360         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4978406         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4978951         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4978956         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4978964         MARINE MIDLAND MORTGAGE CO               MARINE MIDLAND MORTGAGE CO
4980398         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980424         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980492         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980542         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980547         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980554         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980574         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980593         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980627         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980683         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4980740         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4981162         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981168         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981204         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981308         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981368         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981421         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981483         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981524         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981600         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981716         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981758         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981769         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981776         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981781         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981804         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981810         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981813         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981838         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981867         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981939         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981942         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4981945         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982008         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982094         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982103         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982134         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982152         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982166         BANK UNITED OF TEXAS                     BANK UNITED OF TEXAS
4982342         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4982343         NATIONAL CITY MORTGAGE CO.               NATIONAL CITY MORTGAGE CO.
4982480         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4982481         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4986513         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986522         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986662         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986666         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986670         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986676         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986681         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986688         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986702         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986706         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986716         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986730         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986734         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986796         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986806         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986811         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986823         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986854         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986868         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986874         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986879         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986886         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986893         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986896         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986900         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986905         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986916         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986925         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986939         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986952         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986958         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986961         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4986967         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4987141         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4987172         MERRILL LYNCH CREDIT CORP.               MERRILL LYNCH CREDIT CORP.
4995914         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4995996         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4996173         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4998096         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4998633         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999036         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999040         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999167         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999427         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999445         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999503         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999507         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999707         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999830         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP
4999939         FIRST UNION MORTGAGE CORP                FIRST UNION MORTGAGE CORP

COUNT:            193
WAC:      7.212468075
WAM:      355.0689913
WALTV:    72.17229993



                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

LOAN INFORMATION

         Name of Mortgagor:                 _____________________________

         Servicer
         Loan No.:                          _____________________________

CUSTODIAN/TRUST ADMINISTRATOR

         Name:                              _____________________________

         Address:                           _____________________________

         Custodian/Trustee                  _____________________________

         Mortgage File No.:                 _____________________________

SELLER

         Name:                              _____________________________

         Address:                           _____________________________

         Certificates:
                                            Mortgage Pass-Through Certificates,
                                            Series 1999-11

The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1999-11, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of April 29, 1999 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.



( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.


( ) Mortgage recorded on  _____________________ as instrument no. ______________
in the County Recorder's Office of the County of ____________________, State of _______________________ in book/reel/docket ____________________ of official records at page/image ____________.


( ) Deed of Trust recorded on ____________________ as instrument no. _________________ in the County Recorder's Office of the County of
___________________,    State   of    _________________    in   book/reel/docket
____________________ of official records at page/image ____________.


( )  Assignment  of  Mortgage  or Deed of  Trust  to the  Trustee,  recorded  on
______________________________  as instrument no.  ______________  in the County
Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.


( )      Other  documents,  including any  amendments,  assignments  or    other
         assumptions  of the Mortgage Note or Mortgage.

         ( ) ---------------------------------------------

         ( ) ---------------------------------------------

         ( ) ---------------------------------------------

         ( ) ---------------------------------------------

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.


                                   NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION



                                   By:  ________________________________________


                                   Title:  _____________________________________


Date: ________________, 19__

                                    EXHIBIT H

            AFFIDAVIT PURSUANT TO SECTION 860E(e)(4) OF THE INTERNAL\ REVENUE CODE OF 1986, AS AMENDED, AND FOR NON-ERISA INVESTORS

STATE OF         )
                 ) ss:
COUNTY OF        )

[NAME OF OFFICER], being first duly sworn, deposes and says:

          1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

          2. That the Purchaser's Taxpayer Identification Number is [ ].

          3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

          4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

          5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

          6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

          7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons.

          8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

          9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.


                                    [NAME OF PURCHASER]



                                    By: ________________________________________
                                        [Name of Officer]
                                        [Title of Officer]

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this __ day of           , 19 __.
                                              ----------



              -----------------------------
                      NOTARY PUBLIC

              COUNTY OF ____________________

              STATE OF _____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I


                [Letter from Transferor of Class A-R Certificate]



                                     [Date]



First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288
ARTICLE II        Norwest Asset Securities Corporation,
SERIES 1999-11, CLASS A-R

Ladies and Gentlemen:

[Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.


                                         Very truly yours,


                                        [Transferor]

                                    EXHIBIT J

                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-11
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                    ----------------- --, ----


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

(a)______The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

(b)______The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

[(c)_____The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.] The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

(d)______The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

(e)______Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

(f)______If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

Section 3.     TRANSFER OF CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES.

(a)______The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(b)______No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

(c)______The  Purchaser   acknowledges  that  its  Class   [A-PO][B-4][B-5][B-6]
Certificates bear a legend setting forth the applicable restrictions on transfer.

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                            [PURCHASER]



                                            By:  ______________________________



                                            Its:  ______________________________

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-11
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES

                               TRANSFEREE'S LETTER


                                                      ---------------- --, ----


First Union National Bank
230 South Tryon Street
Charlotte, North Carolina 28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11, Class [B-1][B-2][B-3] Certificates (the "Class [B-1][B-2][B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

Section 1. DEFINITIONS. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of April 29, 1999 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11.

Section 2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company,
(A) the source of funds used to purchase the Class [B-1][B-2][B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and
(b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.


                                          [PURCHASER]



                                          By:  _________________________________



                                          Its:  ________________________________


                                          [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

              Merrill Lynch Credit Corporation Servicing Agreement

                         Bank United Servicing Agreement

             Marine Midland Mortgage Corporation Servicing Agreement

                Countrywide Home Loans, Inc. Servicing Agreement

                 NOVUS Financial Corporation Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

               National City Mortgage Company Servicing Agreement

                    FT Mortgage Companies Servicing Agreement

                   Hibernia National Bank Servicing Agreement

                      HomeSide Lending Servicing Agreement

                    Plymouth Savings Bank Servicing Agreement

                        Cascade Bank Servicing Agreement

       Farmers State Bank & Trust Company of Superior Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT


This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

          is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of April 29, 1999 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.
 intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   DEFINED TERMS.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

BUSINESS DAY: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

COLLATERAL FUND: The fund established and maintained pursuant to Section 3.01 hereof.

COLLATERAL FUND PERMITTED INVESTMENTS: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

COMMENCEMENT OF FORECLOSURE: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

CURRENT APPRAISAL: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

ELECTION TO DELAY FORECLOSURE: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

ELECTION TO FORECLOSE: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

MONTHLY ADVANCES: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

REQUIRED COLLATERAL FUND BALANCE: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

Section 1.02   DEFINITIONS INCORPORATED BY REFERENCE.

All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

Section 2.01   REPORTS AND NOTICES.

(a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

(b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

(c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

Section 2.02   PURCHASER'S ELECTION TO DELAY FORECLOSURE PROCEEDINGS.

(a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

(b) In  connection  with any Mortgage  Loan with respect to which a notice under
Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

(c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

(d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

(e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

(f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

(g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

Section 2.03   PURCHASER'S ELECTION TO COMMENCE FORECLOSURE PROCEEDINGS.

(a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

(b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

(c) With  respect to any  Mortgage  Loan as to which the  Purchaser  has made an
Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

(d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

Section 2.04   TERMINATION.

(a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

(b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

Section 3.01   COLLATERAL FUND.

Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1999-11. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

Section 3.02   COLLATERAL FUND PERMITTED INVESTMENTS.

The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

Section 3.03   GRANT OF SECURITY INTEREST.

The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

Section 3.04    COLLATERAL SHORTFALLS.

In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

Section 4.01    AMENDMENT.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 4.02    COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.03    GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 4.04    NOTICES.

All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

                  (a)      in the case of the Company,

                           Norwest Bank Minnesota, National Association
                           7485 New Horizon Way
                           Frederick, MD  21703

                           Attention:       Vice President, Master Servicing
                           Phone:   301-696-7800
                           Fax:     301-815-6365

                  (b)      bin the case of the Purchaser,




                           Attention:

Section 4.05   SEVERABILITY OF PROVISIONS.

If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 4.06   SUCCESSORS AND ASSIGNS.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

Section 4.07   ARTICLE AND SECTION HEADINGS.

The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.08   CONFIDENTIALITY.

The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

Section 4.09   INDEMNIFICATION.

The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the
"Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                    Norwest Bank Minnesota, National
                                        Association



                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:  ____________________________________



                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:  ____________________________________